UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FARO TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee paid previously with preliminary materials.

☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MAY 30, 2025

125 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

[ ● ], 2025

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders of FARO Technologies, Inc., a Florida corporation (“FARO,” the “Company,” “we” or “us”), to be held on [ ● ], 2025 at [ ● ], Eastern Time.

At the special meeting, you will be asked to consider and vote on three matters:

(i)

a proposal to adopt and approve the Agreement and Plan of Merger, dated May 5, 2025 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among AMETEK, Inc., a Delaware corporation (“Parent”), AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and FARO, and the transactions contemplated thereby, including the Merger (as defined below). Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire FARO in a cash merger with Merger Sub merging with and into FARO (the “Merger”) and FARO surviving the Merger as a wholly owned subsidiary of Parent;

(ii)

a proposal to adjourn the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)	a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

If the Merger is completed, you will be entitled to receive $44.00 in cash, without interest and subject to all applicable withholding taxes, for each share of FARO common stock (the “Merger Consideration”) you own. The Merger Consideration represents a premium of approximately 61% over the volume-weighted average price during the 30 calendar day period ending March 5, 2025 and a premium of approximately 40% over the closing price of FARO common stock on May 5, 2025, the latest trading day before the Merger Agreement was entered into and subsequently announced.

After reviewing and considering the terms and conditions of the Merger and the factors more fully described in the enclosed proxy statement, our board of directors unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders; (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement; (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval; and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

Our board of directors unanimously recommends that you vote: (i) “FOR” the proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger; (ii) “FOR” the proposal to adjourn the special meeting to a later date or dates if necessary; and (iii) “FOR” the non-binding, advisory proposal to approve certain compensation that will or may become payable to our named executive officers in connection with the Merger.

The accompanying proxy statement contains, among other things, detailed information about FARO, the special meeting, the Merger, the Merger Agreement and the Merger-related compensation. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

Your vote is very important, regardless of the number of shares of FARO common stock that you own. We cannot complete the Merger unless the Merger Agreement is adopted and approved by the affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the record date. The failure of any shareholder of record to vote in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement. If you hold your shares in “street name,” the failure to either instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the proposal to adopt and approve the Merger Agreement.

We hope that you will be able to attend the special meeting. However, whether or not you plan to attend in person, please vote as soon as possible via the Internet, by telephone, or, if you receive a paper proxy voting card or voting instruction form in the mail with the accompanying proxy statement, complete, sign, date and return the proxy card enclosed or, if your shares are held in “street name” through a broker, bank or nominee, please instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. Submitting a signed proxy card by mail will ensure your shares are represented at the special meeting. If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

On behalf of the board of directors and management of FARO, I extend our appreciation for your continued support and your consideration of this matter.

Sincerely,

Yuval Wasserman
Chairman of the Board

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document or the accompanying proxy statement, including the Merger, passed upon the merits or fairness of such transactions or passed upon the adequacy or accuracy of the disclosure in the accompanying proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated [ ● ], 2025, and was first mailed to shareholders of FARO on or about [ ● ], 2025.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

DATED MAY 30, 2025

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON [●], 2025

Notice is hereby given that a special meeting of shareholders of FARO Technologies, Inc., a Florida corporation (“FARO,” the “Company,” “we” or “us”), will be held on [●], 2025 at [●], Eastern Time, at [●], for the following purposes:

1.

The Merger Proposal. To adopt and approve the Agreement and Plan of Merger, dated May 5, 2025 (as it may be amended or restated from time to time, the “Merger Agreement”), by and among AMETEK, Inc., a Delaware corporation (“Parent”), AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and FARO, and the transactions contemplated thereby, including the Merger. Pursuant to the terms of the Merger Agreement, and upon the satisfaction or waiver of the conditions to closing set forth therein, Parent will acquire FARO in a cash merger with Merger Sub merging with and into FARO (the “Merger”) and FARO surviving the Merger as a wholly owned subsidiary of Parent. A copy of the Merger Agreement, which includes the proposed organizational documents of the surviving corporation, is attached as Appendix A to the accompanying proxy statement and is incorporated by reference therein;

2.

The Adjournment Proposal. To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

3.	The Compensation Proposal. To approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Only shareholders of record as of the close of business on [●], 2025 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

The accompanying proxy statement contains, among other things, detailed information about the Merger Proposal, the Adjournment Proposal and the Compensation Proposal. We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety.

The affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the record date is required to approve the Merger Proposal. The affirmative vote of a majority of the votes cast at the special meeting is required to approve both the Adjournment Proposal and the Compensation Proposal.

Your vote is very important, regardless of the number of shares of FARO common stock that you own. The failure of any shareholder of record to vote via telephone, Internet, in person by ballot at the special meeting or to submit a signed proxy card will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” you should instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. The failure to do so will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the

Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the vote on either the Adjournment Proposal or the Compensation Proposal.

The presence at the special meeting, in person or by proxy, of the holders of record of a majority in voting power of the shares of outstanding FARO common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes.

Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights will not be available to the Company’s shareholders in connection with the Merger.

Our board of directors unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

By Order of the Board of Directors,

David K. Wilson
Senior Vice President, General Counsel

Lake Mary, Florida

[●], 2025

YOUR VOTE IS IMPORTANT

Ensure that your shares of FARO common stock are voted at the special meeting by submitting your proxy card by mail, vote via telephone or Internet or, if your shares of FARO common stock are held in “street name” through a broker, bank or nominee, by instructing your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee, as promptly as possible. If you fail to submit a proxy, vote in person at the special meeting or instruct your broker, bank or nominee on how to vote your shares, it will have the same effect as voting “AGAINST” the Merger Proposal but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

If your shares of FARO common stock are registered directly in your name: You are a shareholder of record and you may submit a proxy to vote your shares of FARO common stock by mail, telephone or Internet. Please follow the instructions on the enclosed form of proxy.

If your shares of FARO common stock are held in the name of a broker, bank or nominee: You will receive voting instructions from the organization holding your account and you must follow those instructions to vote your shares of FARO common stock. As a beneficial owner, you have the right to direct your broker, bank or nominee on how to vote the shares of FARO common stock in your account. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

If you are a shareholder of record and you fail to submit a signed proxy card, vote via telephone or Internet, or attend the special meeting and vote in person by ballot, or if you hold your shares through a bank, broker or nominee and you fail to provide voting instructions to your bank, broker or nominee, then your shares of FARO common stock will not be counted for purposes of determining whether a quorum is present at the special meeting. A shareholder providing a proxy may revoke it at any time before 11:59 p.m., Eastern Time the day before the special meeting if such revocation is exercised by providing written notice of revocation to our Secretary, by voting in person at the special meeting or by providing a proxy of a later date, pursuant to the instructions set forth in “The Special Meeting—Revocability of Proxies” on page 26 of the accompanying proxy statement. Attendance at the special meeting alone will not revoke a submitted proxy.

We encourage you to read the accompanying proxy statement, including its appendices and all documents incorporated by reference therein, carefully and in their entirety. If you have any questions concerning the Merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of FARO common stock, please contact our proxy solicitor:

7 Penn Plaza, Suite 503

New York, NY 10001

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE VIA TELEPHONE OR INTERNET OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD OR VOTING INSTRUCTION FORM FURNISHED BY YOUR BROKER, BANK OR NOMINEE, AS PROMPTLY AS POSSIBLE.

SUMMARY

This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you as a holder of FARO common stock or that you should consider before voting on the Merger Proposal. To better understand the Merger Proposal, you should read this proxy statement, including its appendices and the documents incorporated by reference herein, carefully and in their entirety. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” on page 98 of this proxy statement.

Except as otherwise specifically noted in this proxy statement, “FARO,” “we,” “us” or “our” and similar words refer to FARO Technologies, Inc., a Florida corporation, including, in certain cases, our subsidiaries.

Throughout this proxy statement, we refer to AMETEK, Inc., a Delaware corporation, as “AMETEK” or “Parent,” and AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of AMETEK, as “Merger Sub.”

In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated May 5, 2025, by and among FARO, AMETEK and Merger Sub, as it may be amended from time to time, as the “Merger Agreement.” The Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. You should read the Merger Agreement, carefully and in its entirety, as it is the legal document that governs the Merger.

Parties Involved in the Merger (page 29)

FARO Technologies, Inc.

125 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

FARO.com

FARO, a Florida corporation, is a global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional (“3D”) measurement, imaging, and realization solutions for the manufacturing, architecture, engineering and construction (“AEC”), operations and maintenance (“O&M”) and public safety analytics markets. We enable our customers to capture, measure, manipulate, interact with and share 4D, 3D and 2D data from the physical world in a virtual environment and then translate this information back into the physical domain. Our broad technology set equips our customers with a wide selection of 3D capture technologies that range from ultra-high accuracy laser-scanner-based technology to lower accuracy, photogrammetry-based technology. Our FARO suite of 3D products and software solutions are used for inspection of components and assemblies, rapid prototyping, reverse engineering, documenting large volume or structures in 3D, surveying and construction, construction management, assembly layout, machine guidance as well as in investigation and reconstructions of crash and crime scenes. We sell the majority of our solutions through a direct sales force, augmented by sales through indirect channels across a range of sectors including manufacturing, surveying, architecture, engineering and construction, public safety forensics and other industries.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FARO.”

Our principal executive offices are located at 125 Technology Park, Lake Mary, Florida 32746, and our telephone number is (407) 333-9911. For more information about FARO, please visit our website, FARO.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger” on page 29 of this proxy statement.

AMETEK, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

(610) 647-2121

Parent, a Delaware corporation, is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales of approximately $7.0 billion. The AMETEK growth model integrates the four growth strategies—operational excellence, technology innovation, global and market expansion, and strategic acquisitions—with a disciplined focus on cash generation and capital deployment. Founded in 1930, Parent has been listed on the New York Stock Exchange for over 90 years and is a component of the S&P 500.

Parent’s principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312-1177, and its telephone number is (610) 647-2121. Parent maintains a website at www.ametek.com. Information included on or accessible through Parent’s website does not constitute a part of this proxy statement and, therefore, is not incorporated herein by reference.

Parent’s common stock, par value $0.01, is listed on the New York Stock Exchange under the symbol “AME.”

For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger” on page 29 of this proxy statement.

AMETEK TP, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

(610) 647-2121

Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed on May 5, 2023 and has not engaged in any business activities other than in connection with its formation, the maintenance of its existence and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into FARO and cease to exist, and FARO will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Merger Sub’s principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312-1177, and its telephone number is (610) 647-2121.

For more information, please see the section of this proxy statement captioned “The Merger—Parties Involved in the Merger” on page 29 of this proxy statement.

The Special Meeting (page 24)

Date, Time and Place

A special meeting of our shareholders will be held on [ ● ], 2025 at [ ● ], Eastern Time, at [ ● ].

Record Date; Shares Entitled to Vote

You are entitled to vote at the special meeting if you owned shares of FARO common stock at the close of business on [●], 2025 (the “Record Date”). You will have one vote at the special meeting for each share of FARO common stock you owned at the close of business on the Record Date.

Purpose

At the special meeting, we will ask our shareholders of record as of the Record Date to vote on the following proposals:

(i)	to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Merger Proposal”);

(ii)

to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting (the “Adjournment Proposal”); and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger (the “Compensation Proposal”).

Quorum

As of the Record Date, there were [ ● ] shares of FARO common stock outstanding and entitled to be voted at the special meeting. A quorum of shareholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding FARO common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [ ● ] shares of FARO common stock must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum. Abstentions will be counted as present for purposes of determining the existence of a quorum. Shares held in “street name” for which the applicable broker, bank or nominee receives no instructions regarding how to vote on any of the proposals before the special meeting will not be counted as present at the special meeting for quorum purposes. Failure of a quorum to be represented at the special meeting may result in an adjournment of the special meeting and may subject us to additional expense.

Required Vote

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the Record Date (the “Company Shareholder Approval”). Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the majority of the votes cast at the special meeting. The approval of the Compensation Proposal is advisory (non-binding) and is not a condition to the consummation of the Merger.

Stock Ownership of Our Directors and Executive Officers

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [ ● ] shares of FARO common stock (excluding any shares that would be delivered upon the vesting of Company RSUs or Company PRSUs), representing approximately [ ● ]% of the outstanding shares of FARO common stock on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their shares of FARO common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Voting

Any FARO shareholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail, voting via telephone or Internet, or may attend the special meeting and vote in person. If you are a beneficial owner and hold your shares of FARO common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of FARO common stock using the instructions provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of FARO common stock.

If you are a shareholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by signing another proxy card with a later date and returning it to us or voting via telephone or Internet before 11:59 p.m., Eastern Time the day before the special meeting, by providing written notice of revocation to David K. Wilson, our Senior Vice President, General Counsel, before your proxy is exercised or by attending the special meeting and voting in person pursuant to the instructions set forth in “The Special Meeting—Revocability of Proxies” on page 26 of this proxy statement. If you hold your shares of common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to change your vote.

The failure of any shareholder of record to submit a signed proxy card, vote via telephone or Internet or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares of FARO common stock in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares on any of the proposals will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. FARO does not expect any broker non-votes at the special meeting as the proposals in this proxy statement are non-routine matters. Broker non-votes will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal. Abstentions will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the vote on either the Adjournment Proposal or the Compensation Proposal.

Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this proxy statement, including the Merger, passed upon the merits or fairness of such transactions, or passed upon the adequacy or accuracy of the disclosure in this proxy statement. Any representation to the contrary is a criminal offense.

Expenses of Proxy Solicitation (page 26)

Our board of directors (the “Board”) is soliciting your proxy, and FARO will bear the cost of soliciting proxies. We have engaged the services of MacKenzie Partners, Inc. (“MacKenzie”) to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $15,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax, over the Internet or other means of communication, and we may pay persons holding shares of FARO common stock on behalf of others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with solicitation of proxies.

Certain Effects of the Merger on FARO (page 30)

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will merge with and into FARO, with FARO continuing as the surviving corporation and as a wholly owned subsidiary of Parent. As a result of the Merger, FARO will cease to be a publicly traded company and will cease to be listed on Nasdaq and its shares will be deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation and instead will only be entitled to receive the Merger Consideration described in “The Merger—Merger Consideration” on page 31 of this proxy statement.

The effective time of the Merger (the “Effective Time”) will occur at the time when the articles of merger have been duly filed with the Florida Department of State and the certificate of merger has been filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the articles of merger.

Effect on FARO if the Merger is Not Completed (page 30)

If the Merger Proposal is not approved by the shareholders of FARO or if the Merger is not completed for any other reason, you will not receive any payment for your shares of FARO common stock. Instead, we will remain a public company, FARO common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC. Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fees” on page 88 of this proxy statement.

Merger Consideration (page 31)

At the Effective Time, each share of FARO common stock issued and outstanding (other than shares held by FARO as treasury stock or held directly by Parent or Merger Sub or any direct or indirect wholly owned subsidiary of FARO, Parent or Merger Sub (the “Excluded Shares”)) will be converted automatically into the right to receive $44.00 per share in cash, without interest, subject to any withholding of taxes required by applicable law (the “Merger Consideration”). All shares of FARO common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

As described further in “The Merger Agreement—Exchange and Payment Procedures” on page 68 of this proxy statement, at or prior to the Effective Time, Parent will appoint a nationally recognized bank or trust company, reasonably acceptable to FARO, to act as the paying agent to make payments of the Merger Consideration to FARO shareholders (the “Paying Agent”) and deposit, or cause to be deposited, with the Paying Agent cash sufficient to pay the aggregate Merger Consideration. Following the completion of the Merger, holders of record of shares of FARO common stock (other than Excluded Shares) formerly represented by one or more stock certificates will provide the Paying Agent with such shareholder’s stock certificates and other items specified by the Paying Agent, including a letter of transmittal, and the Paying Agent will promptly pay the shareholder the Merger Consideration to which such shareholder is entitled. Shareholders who hold shares of FARO common stock in book-entry form (other than shares held through the Depository Trust Company) will not be required to deliver stock certificates to the Paying Agent, but will be required to deliver an executed letter of transmittal and other items specified by the Paying Agent to the Paying Agent to receive the Merger Consideration to which they are entitled. Holders of shares of FARO common stock in book-entry form who hold such shares through The Depository Trust Company will not be required to deliver an executed letter of transmittal to the Paying Agent to receive the Merger Consideration to which they are entitled.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a FARO shareholder.

Treatment of Equity and Equity-Based Awards (page 53)

The Merger Agreement provides for the following treatment with respect to equity and equity-based awards relating to FARO common stock, without any further action on the part of Parent, Merger Sub, FARO or any holder of securities of FARO:

Restricted Stock Units and Performance-Based Restricted Stock Units

Effective as of immediately prior to the Effective Time, (i) each outstanding award of Company performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (collectively, “Company RSUs”) including, for the avoidance of doubt, any award of Company RSUs that is subject to a deferral election, will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including any award of Company PRSUs that is subject to a deferral election, will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

Stock Options

At the Effective Time, each option to purchase shares of FARO common stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive (without interest) from the surviving corporation an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of FARO common stock underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. If the exercise price per share of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration. As of the date of this proxy statement, there are no outstanding Company Options.

Treatment of Convertible Notes (page 67)

Pursuant to the Merger Agreement, FARO has agreed, prior to the closing of the Merger, to execute and deliver to U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee a supplemental indenture to the Indenture, dated as of January 24, 2023, between the Company and U.S. Bank (the “Indenture”), effective upon the Effective Time, providing, among other things, that at and after the Effective Time, each holder of FARO’s 5.50% Convertible Senior Notes due 2028 (the “Convertible Notes”) will have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (x) the conversion rate (defined in the Indenture and including any increase thereto required under the Indenture) and (y) the amount of the Merger Consideration, pursuant to the terms of the Indenture (the “Conversion Proceeds”). The surviving corporation will settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture.

Recommendation of Our Board of Directors and Reasons for the Merger (page 39)

The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger” on page 39 of this proxy statement, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval, and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement (the “Company Board Recommendation”).

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Fairness Opinion of Evercore Group L.L.C. (page 43)

FARO retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Merger. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, to the holders of FARO common stock, of the Merger Consideration to be received by such holders in the Merger. At a meeting of the Board held on May 5, 2025, Evercore rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated May 5, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be received by the holders of FARO common stock in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated May 5, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Appendix B and is incorporated herein by reference into this proxy statement in its entirety. The summary of the opinion of Evercore in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (solely in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of FARO common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to FARO, nor does it address the underlying business decision of FARO to engage in the Merger.

For further information, see the section entitled “The Merger—Fairness Opinion of Evercore Group L.L.C.” beginning on page 43 and the full text of the written opinion of Evercore attached as Appendix B to this proxy statement.

Interests of the Directors and Executive Officers of FARO in the Merger (page 52)

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a shareholder. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the shareholders of FARO. These interests include the following:

•

Key Executive Change in Control and Severance Plan. Our executive officers are entitled to receive payments and benefits under the Company’s Key Executive Change in Control and Severance Plan (or “Executive Severance Plan”) in the event of a qualifying termination of employment (as described in the Executive Severance Plan), which payments and benefits are described in “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Severance and Other Termination Benefits” on page 54 of this proxy statement;

•

Accelerated Equity Award Vesting. Certain of our directors and executive officers hold equity awards, the treatment of which is described in “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Treatment of Equity and Equity-Based Awards” on page 53 of this proxy statement; and

•

Indemnification Rights. Our directors and executive officers are entitled to continued indemnification pursuant to the Merger Agreement and our organizational documents, as well as directors’ and officers’ liability insurance to be maintained by the surviving corporation.

If the Merger Proposal is approved by our shareholders and the Merger is completed, any vested shares of FARO common stock held by our directors and executive officers will be treated in the same manner as outstanding shares of FARO common stock held by all other shareholders entitled to receive the Merger Consideration.

These interests are discussed in more detail in “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger” on page 52 of this proxy statement.

Financing of the Merger (page 58)

Based on an enterprise value of FARO of approximately $920 million, we anticipate that the total funds needed to complete the Merger and related transactions, including fees and expenses and cash settlement of the Convertible Notes, will be approximately $1,044 million. Parent has represented in the Merger Agreement that it has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and to perform the other obligations of Parent and Merger Sub contemplated by the Merger Agreement.

The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to have, or cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and to perform the other obligations of Parent and Merger Sub contemplated by the Merger Agreement would likely result in the failure of the Merger to be completed.

The surviving corporation will settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture after the closing of the Merger.

No Appraisal Rights (page 59)

Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights will not be available to the Company’s shareholders in connection with the Merger.

U.S. Federal Income Tax Consequences of the Merger (page 59)

The receipt of cash in exchange for shares of FARO common stock pursuant to the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to U.S. Holders” on page 60 of this proxy statement) in exchange for such U.S. holder’s shares of FARO common stock in the Merger will generally result in the recognition of taxable gain or loss in an amount equal to the difference, if any, between the cash such U.S. holder receives in the Merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted basis in such surrendered shares. Gain or loss will be determined separately for each block of shares of FARO common stock (that is, shares acquired for the same cost in a single transaction). A non-U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Non-U.S. Holders” on page 61 of this proxy statement) will generally not be subject to U.S. federal income tax with respect to the exchange of FARO common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or FARO is, or was during the relevant period, a U.S. real property holding corporation. Shareholders should refer to “The Merger—U.S. Federal Income Tax Consequences of the Merger” on page 59 of this proxy statement, and consult their tax advisors concerning the U.S. federal income tax consequences relating to the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals Required for the Merger (page 64)

FARO and Parent intend to seek all required regulatory approvals, including antitrust clearance in the United States, Austria, Germany and Romania. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Merger cannot be completed until the applicable waiting period has expired or been terminated. FARO and Parent agreed to make the required filings as promptly as practicable after the date of the Merger Agreement. FARO and Parent filed their respective pre-merger HSR Act notifications on May 28, 2025 with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the Department of Justice (the “DOJ”) under the HSR Act.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, or require changes to the terms of the Merger Agreement.

No Solicitation of Other Offers; Change of Board Recommendation (page 75)

Except as expressly permitted by the Merger Agreement, we have agreed that we will, and will cause our subsidiaries and instruct our representatives to, cease and cause to be terminated any discussions or negotiations with any third party that may be ongoing with respect to any Acquisition Proposal (as defined in “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement), or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, including by terminating such third party’s access to any physical or electronic data rooms. With respect to any third party with whom such discussions or negotiations have been terminated, FARO will require such third party to promptly return or destroy all information concerning FARO and its subsidiaries, and cease providing any further information with respect to FARO and its subsidiaries or any Acquisition Proposal to any such third party or its representatives, and at Parent’s request, FARO will take all reasonable actions so requested and reasonably necessary to enforce its rights and ensure the performance of any such third party’s obligations under any applicable confidentiality agreement.

FARO will use commercially reasonable efforts to ensure that its subsidiaries and its and their respective representatives are aware of the provisions of the Merger Agreement restricting solicitation of other offers, and any violation of such restrictions by the Board (including any committee thereof), FARO’s subsidiaries or its or their representatives (acting on FARO’s behalf) will be deemed to be a breach by FARO.

Under the Merger Agreement, subject to certain exceptions, we have agreed that we will not, and will cause our subsidiaries and instruct our representatives not to, and will not publicly announce any intention to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal;

•

furnish to any third party any non-public information relating to FARO or its subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of FARO or its subsidiaries, in any such case with the intent to induce, or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any third party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, except that FARO may ascertain facts from any Third Party making an Acquisition Proposal or its representatives for the purpose of the Board informing itself about such Acquisition Proposal and the third party making it;

•

enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal or requiring FARO to abandon, terminate or fail to consummate the transactions contemplated by the Merger Agreement (each, an “Alternative Acquisition Agreement”);

•	submit any Acquisition Proposal to a vote of the shareholders of FARO; or

•	authorize, resolve or agree to do any of the foregoing.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, FARO will not terminate, amend, modify or waive, and will enforce to the fullest extent permitted under applicable law, the provisions of any standstill or confidentiality agreement including any such provision that prohibits or purports to prohibit a proposal being made to the Board; provided that FARO will be permitted on a confidential basis to release or waive any standstill obligation solely to the extent necessary to permit the person otherwise covered by such standstill obligation to submit an Acquisition Proposal to the Board on a confidential basis and solely to the extent that the failure to grant such release or waiver would be reasonably likely to be inconsistent with the Board’s fiduciary duties to FARO’s shareholders under applicable law.

If, prior to the receipt of the Company Shareholder Approval, we receive a bona fide written Acquisition Proposal from a third party (other than as a result of a material breach of the “no solicitation” provisions of the Merger Agreement) that the Board (or any duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) (i) constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement) and (ii) the failure to take the following actions would be reasonably likely to be inconsistent with its fiduciary duties to FARO’s shareholders under applicable law, FARO may, subject to the entry into, and solely in accordance with, a confidentiality agreement that contains confidentiality provisions that are no less favorable in the aggregate to FARO than its confidentiality agreement with Parent, furnish to such third party and its representatives any non-public information relating to FARO or its subsidiaries or afford to such third party and its representatives access to the business, properties, assets, books, records or other non-public information, or to any personnel, of FARO or its subsidiaries and participate or engage in discussions or negotiations with such third party and its representatives and otherwise facilitate or assist such third party and its representatives making such Acquisition Proposal. FARO must provide to Parent and Merger Sub any non-public information that is provided to any third party and its representatives given such access that was not previously made available to Parent or Merger Sub as promptly as reasonably practicable after it is provided or made available to such third party.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will within 24 hours notify Parent in the event that FARO receives any Acquisition Proposal, any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for non-public information relating to FARO and its subsidiaries by any third party who has made or would reasonably be expected to make an Acquisition Proposal, including providing (i) the identity of the third party making such Acquisition Proposal, inquiry, proposal, offer or request, and (ii) an unredacted copy of such Acquisition Proposal, inquiry, proposal or offer or request (or, where no such copy is available, a reasonably detailed description of the material terms and conditions (including financing commitments) of such Acquisition Proposal, inquiry, proposal or offer or the nature of such request). Thereafter, FARO will (x) keep Parent reasonably informed, on a reasonably current basis (and in any event within 24 hours after receipt), regarding any material changes or developments to the status and terms of any such Acquisition Proposal, inquiry, proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and (y) provide to Parent unredacted copies of any written documents or materials delivered to FARO in connection with such changes or developments. Without limiting the foregoing, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will within 24 hours after such determination advise Parent if FARO determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.

Except as expressly permitted by the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement in accordance with its terms and the Effective Time, neither the Board nor any committee thereof will (i) adopt, authorize, approve, recommend, endorse or otherwise declare advisable, or propose publicly to adopt, authorize, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (ii) withhold, withdraw, modify, qualify or amend, or propose publicly to withhold, withdraw, modify, qualify or amend, in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the proxy statement, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer for the outstanding shares of FARO’s common stock, within ten business days after the commencement of such tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board to FARO’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (iv) fail to publicly reaffirm the Company Board Recommendation within five business days after the request of Parent (any action set forth in the foregoing clauses (i) through (iv), a “Change of Board Recommendation”) or (v) authorize, resolve to allow, cause or permit, or publicly announce an intention to approve or recommend that, FARO or any of its subsidiaries enter into an Alternative Acquisition Agreement.

The Board may effect a Change of Board Recommendation with respect to a Superior Proposal and/or terminate the Merger Agreement in accordance with its terms, only if it has provided Parent at least four business days’ prior written notice of FARO’s intention to take such action and (i) during the four business days, if requested by Parent, FARO has engaged in good faith negotiations regarding any amendment to the Merger Agreement and (ii) the Board will have considered in good faith any adjustments and/or proposed amendments to the Merger Agreement and will have determined in good faith, after consultation with its financial advisor and outside counsel, that, if the proposed amendments to the Merger Agreement were to be given effect, that the Acquisition Proposal would continue to constitute a Superior Proposal and failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to FARO’s shareholders under applicable law (as described in “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement). The Board (or any duly authorized committee thereof) will not be permitted to terminate the Merger Agreement for a Superior Proposal unless FARO pays the termination fee described in “The Merger Agreement—Termination Fees” on page 88 of this proxy statement.

At any time prior to receipt of the Company Shareholder Approval, the Board may effect a Change of Board Recommendation if an Intervening Event (as defined in “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement) has occurred and is continuing, and the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to FARO’s shareholders under applicable law, subject to compliance with certain notice and other requirements as set forth in the Merger Agreement (see “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement).

For a further discussion of the limitations on solicitation of Acquisition Proposals from third parties and the Board’s ability to make a Change of Board Recommendation with respect to the Merger Proposal, see “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation” on page 75 of this proxy statement.

Conditions to the Closing of the Merger (page 84)

The parties expect to complete the Merger in the second half of 2025. However, it is possible that factors outside of each party’s control could require them to complete the Merger at a later time or not to complete it at all. The following are some of the conditions that must be satisfied or, where permitted by law, waived before the Merger may be completed:

•	the Company Shareholder Approval having been obtained;

•

the consummation of the Merger not being restrained, enjoined or prohibited by any order (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity;

•

any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the Federal Trade Commission or the Department of Justice having the purpose or effect of committing a party not to close any of the transactions contemplated by the Merger Agreement before a certain date or event, having expired or been terminated; and the clearances, approvals and consents of a governmental entity required to be obtained under the Regulatory Laws (as defined in “The Merger Agreement—Consents, Approvals and Filings” on page 80 of this proxy statement) pertaining to competition filings in Austria, Germany and Romania shall have been obtained;

•

the accuracy of the representations and warranties of FARO, on the one hand, and Parent and Merger Sub, on the other hand, in the Merger Agreement, subject in some instances to materiality or “material adverse effect” qualifiers, as of the date of the Merger Agreement and as of the closing date of the Merger (except for representations and warranties that relate to a specific date or time);

•

the performance or compliance in all material respects by FARO, on the one hand, and Parent and Merger Sub, on the other hand, of or with their respective covenants and agreements required to be performed or complied with by them under the Merger Agreement on or before the closing date of the Merger; and

•	a Company Material Adverse Effect (as defined in “The Merger Agreement—Representations and Warranties” on page 69 of this proxy statement) not having occurred and continuing.

Termination of the Merger Agreement (page 86)

The Merger Agreement may be terminated at any time prior to the Effective Time, or such earlier time specified below, in the following ways (subject to certain limitations and exceptions):

•	By mutual written consent of FARO and Parent.

•	By either Parent or FARO:

•	if the Company Shareholder Approval is not obtained at a special meeting of the FARO shareholders duly convened therefor or any adjournment or postponement thereof;

•

if any court of competent jurisdiction or other governmental entity of competent jurisdiction acting pursuant to any Regulatory Law has issued an order or taken any other action permanently restraining, enjoining or prohibiting, prior to the Effective Time, the consummation of the Merger, and such order or other action has become final and non-appealable; provided that this right to terminate the Merger Agreement will not be available to any party who has breached its related obligations under the Merger Agreement in any material respect; or

•

if the Effective Time has not occurred by February 5, 2026 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions to closing the Merger have been satisfied, other than the condition that (i) the consummation of the Merger will not be restrained, enjoined or prohibited by any order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity (solely if such order relates to Regulatory Laws pertaining to competition filings), and/or (ii) the expiration of or termination of any applicable waiting period under the HSR Act and the receipt of any required antitrust approvals in Germany, Austria and Romania, and other than conditions that by their nature can only be satisfied on the closing date of the Merger or closing conditions that have been waived by Parent and Merger Sub or FARO, then the Initial Outside Date may be extended by Parent or FARO up to an additional 90 days, and if the Effective Time still has not occurred as of such extended date for the same reason, then by Parent up to another additional 90 days (as applicable, the “Extended Outside Date” and together with the Initial Outside Date, as applicable, the “Outside Date”); provided, however, neither FARO nor Parent is permitted to terminate the Merger Agreement if it is in material breach of the Merger Agreement and such breach has primarily caused or resulted in the failure of the closing to have occurred prior to the Outside Date.

•	By FARO:

•

at any time prior to the receipt of the Company Shareholder Approval, if (i) FARO has received a Superior Proposal, (ii) the Board has authorized FARO to enter into a definitive agreement to consummate the Superior Proposal, and (iii) FARO has complied in all material respects with the “no solicitation” provisions of the Merger Agreement; provided, however, that FARO will pay the termination fee to Parent, as described in “The Merger Agreement—Termination Fees” on page 88 of this proxy statement;

•

at any time prior to the Effective Time, if (i) there has been a breach or failure to perform by Parent or Merger Sub of any of its representations, warranties, or covenants contained in the Merger Agreement such that any condition to the obligations of FARO to complete the Merger relating to (a) the truthfulness and correctness of Parent’s and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent’s and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement, is not reasonably capable of being satisfied while such breach is continuing, (ii) FARO has delivered to Parent written notice of such breach, which notice states FARO’s intention to terminate the Merger Agreement and (iii) either such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however that FARO will not be permitted to terminate the Merger Agreement in this manner if there has been a material breach by FARO of its representations, warranties, or covenants contained in the Merger Agreement such that a condition to the obligations of Parent and Merger Sub to complete the Merger relating to (a) the truthfulness and correctness of FARO’s representations and warranties in the Merger Agreement or (b) FARO’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by FARO under the Merger Agreement, is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects; or

•

if (i) all the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing of the Merger, but which will then be capable of satisfaction if the closing of the Merger were to occur on such date), (ii) FARO has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement, FARO is ready, willing and able to consummate the closing, and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement within three business days following delivery of such notice; provided, however, that during such three business day period after delivery of such notice by FARO, Parent will not be entitled to terminate the Merger Agreement.

•	By Parent:

•	at any time prior to the receipt of the Company Shareholder Approval, if the Board has effected a Change of Board Recommendation; or

•

at any time prior to the Effective Time, if (i) FARO has breached its “no solicitation” provisions of the Merger Agreement, or (ii) (A) there has been a breach by FARO of its representations, warranties, or covenants contained in the Merger Agreement (other than relating to the “no solicitation” provisions of the Merger Agreement) such that any condition to the obligations of Parent and Merger Sub to complete the Merger relating to the truthfulness and correctness of FARO’s representations and warranties in the Merger Agreement or FARO’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by FARO under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, (B) Parent has delivered to FARO written notice of such breach and Parent’s intention to terminate the Merger Agreement, and (C) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clause (ii) (A) above prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to FARO and such breach will not have been cured in all material respects; provided, however, that Parent will not be permitted to terminate the Merger Agreement in this manner if there has been any material breach by Parent or Merger Sub of any of its representations, warranties, or covenants contained in the Merger Agreement such that a condition to the obligations of FARO to complete to the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects.

Termination Fees (page 88)

Under the Merger Agreement, FARO may be required to pay to Parent a termination fee of approximately $28 million if the Merger Agreement is terminated under specified circumstances, and, Parent may be required to pay to FARO a reverse termination fee of approximately $28 million if the Merger Agreement is terminated under specified circumstances. See “The Merger Agreement—Termination Fees” on page 88 of this proxy statement for a discussion of the circumstances under which either party will be required to pay a termination fee or reverse termination fee, as applicable. In no event will either FARO or Parent be required to pay a termination fee or reverse termination fee, as applicable, more than once.

Specific Performance (page 89)

If the Merger Agreement has not been validly terminated, each party shall have the right to specific performance. In addition to any other remedy to which they are entitled, the parties will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to specific performance as to its terms, including the right of a party to cause the other parties to consummate the Merger, and the parties waive any requirement to show proof of actual damages or secure or post any bond in connection with the obtaining of any specific performance or injunctive relief and will waive, in any action for specific performance, the defense of adequacy of a remedy at law. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Mergers pursuant to a claim for specific performance brought against Parent and Merger Sub, and has instead granted an award of damages for such breach, FARO may enforce such award and accept damages for such breach on behalf of its shareholders. FARO’s or Parent’s pursuit of specific performance will not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled.

Notwithstanding anything to the contrary in the Merger Agreement, if prior to the Outside Date any party initiates a legal proceeding to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, then the Outside Date will be automatically extended by (i) the amount of time during which such legal proceeding is pending plus 10 business days after the dismissal, settlement or entry of a final order with respect to such legal proceeding; or (ii) such other time period established by the court presiding over such legal proceeding.

In the event that the representations of FARO with respect to corporate organization, capitalization, authority, execution and delivery, enforceability and broker’s fees are true and correct in all respects as of the closing date and no Company Material Adverse Effect has occurred, at the time that a legal proceeding was brought to seek specific performance of Parent’s or Merger Sub’s obligation to effect a closing of the Merger, Parent and Merger Sub shall not subsequently be permitted to assert the failure of such condition and Parent shall not be entitled to terminate the Merger Agreement on the basis that the Initial Outside Date or Extended Outside Date, as applicable, has passed.

Fees and Expenses (page 90)

Except in specified circumstances, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party incurring such fees or expenses.

Delisting and Deregistration of FARO common stock (page 84)

As promptly as practicable following the completion of the Merger, FARO common stock will be delisted from Nasdaq and deregistered under the Exchange Act, and we will no longer be required to file periodic reports with the SEC on account of FARO common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the special meeting, the Merger and the Merger Agreement. These questions and answers may not address all questions that may be important to you as a shareholder of FARO. Please refer to the preceding section of this proxy statement entitled “Summary” and the more detailed information contained elsewhere in this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, which you should read carefully and in their entirety.

Q:	Why am I receiving these materials?

A:

On May 5, 2025, FARO entered into the Merger Agreement, pursuant to which, among other things, Merger Sub will merge with and into FARO, with FARO surviving the Merger and becoming a wholly owned subsidiary of Parent. A copy of the Merger Agreement is attached as Appendix A to this proxy statement and is incorporated by reference herein. The Board is furnishing this proxy statement and form of proxy card to the holders of FARO common stock on the Record Date ([ ● ], 2025) in connection with the solicitation of proxies in favor of the Merger Proposal to be voted at a special meeting of shareholders or at any adjournments or postponements thereof.

Q:	When and where is the special meeting?

A:	The special meeting will take place on [ ● ], 2025 at [ ● ], Eastern Time, at [ ● ].

Q:	Who is entitled to vote at the special meeting?

A:

Only shareholders of record as of the close of business on the Record Date ([ ● ], 2025) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of FARO common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of FARO common stock that such holder owned as of the Record Date. As of the Record Date, there were [ ● ] shares of FARO common stock outstanding and entitled to be voted at the special meeting.

Q:	May I attend the special meeting and vote in person?

A:	Yes. You will be admitted to the special meeting only if you were a FARO shareholder or joint holder as of the close of business on the Record Date, or you hold a valid proxy for the special meeting.

You should be prepared to present photo identification for admittance. In addition, if you are a shareholder of record, then your name will be verified against the list of shareholders of record prior to admittance to the special meeting. If you are not a shareholder of record but hold shares through a broker, trustee or nominee, then you will need to provide proof of beneficial ownership on the record date, such as your most recent account statement.

If you are a shareholder of record, even if you plan to attend the special meeting, we encourage you to complete, sign, date and return the enclosed proxy card or vote via telephone or Internet to ensure that your shares of FARO common stock will be represented at the special meeting. If you attend the special meeting and vote in person, your vote will revoke any proxy previously submitted or vote submitted via telephone or Internet.

If you are a beneficial owner and hold your shares of FARO common stock in “street name” through a broker, bank or nominee, you should instruct your broker, bank or nominee on how you wish to vote your shares of FARO common stock using the instructions provided by your broker, bank or nominee. Your broker, bank or nominee cannot vote on any of the proposals, including the Merger Proposal, without your instructions.

Q:	What am I being asked to vote on at the special meeting?

A:	You are being asked to consider and vote on the following proposals:

•	The Merger Proposal;

•	The Adjournment Proposal; and

•	The Compensation Proposal.

Q:	What is the proposed Merger and what effects will it have on FARO?

A:

The proposed Merger is the acquisition of FARO by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by the holders of FARO common stock and the other closing conditions under the Merger Agreement are satisfied or waived, Merger Sub will merge with and into FARO, with FARO continuing as the surviving corporation. As a result of the Merger, FARO will become a wholly owned subsidiary of Parent. FARO will cooperate with Parent to de-list FARO common stock from Nasdaq and de-register under the Exchange Act as promptly as practicable following the Effective Time and, at such time, FARO will no longer be a publicly traded company and will no longer be required to file periodic reports with the SEC. If the Merger is consummated, you will not own any shares of the capital stock of the surviving corporation.

Q:	What will I receive if the Merger is completed?

A:

Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $44.00 in cash, without interest and less any applicable withholding taxes, for each share of FARO common stock that you own. For example, if you own 100 shares of FARO common stock, you will be entitled to receive $4,400 in cash in exchange for such shares, less any applicable withholding taxes. In either case, as a result of the Merger, your shares will be cancelled and you will not own shares in the surviving corporation.

Additionally, if you have been awarded Company RSUs and those awards are outstanding as of the Effective Time, each such award will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to the total number of shares of FARO common stock underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by $44.00.

If you have been awarded Company PRSUs and those awards are outstanding as of the Effective Time, each such award will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such award of Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) $44.00, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

Q:	How does the Merger Consideration compare to the market price of FARO common stock prior to the public announcement of the Merger Agreement?

A:

The Merger Consideration represents a premium of approximately 61% over the volume-weighted average price during the 30 calendar day period ending May 5, 2025 and a premium of approximately 40% over the closing price of FARO common stock on May 5, 2025.

Q:	What do I need to do now? If I am going to attend the special meeting, should I still submit a proxy?

A:

We encourage you to read this proxy statement, its appendices, including the Merger Agreement, and the documents incorporated by reference herein, carefully and in their entirety and consider how the Merger affects you. Whether or not you expect to attend the special meeting in person, we encourage you to complete, sign, date and return, as promptly as possible, the enclosed proxy card or vote via telephone or Internet so that your shares of FARO common stock may be represented and can be voted at the special meeting. If you hold your shares of FARO common stock in “street name,” please refer to the voting instruction forms provided by your broker, bank or nominee to vote such shares.

Q:	If I hold physical stock certificates representing shares of FARO common stock, should I send in my stock certificates now?

A:

No. If the Merger Proposal is approved, shortly after the Merger is completed, under the terms of the Merger Agreement, you will receive a letter of transmittal containing instructions for how to send your stock certificates to the Paying Agent to receive the cash payment of the Merger Consideration for each share of FARO common stock represented by the stock certificate or book-entry shares (not held through The Depository Trust Company). You should use the letter of transmittal to exchange your stock certificates or book-entry shares (not held through The Depository Trust Company) for the cash payment to which you are entitled upon completion of the Merger. If your shares of FARO common stock are held in “street name” through a bank, broker or nominee, you will receive instructions from your bank, broker or nominee as to how to effect the surrender of your “street name” shares of FARO common stock in exchange for the Merger Consideration. Please do not send in your stock certificates now.

Q:

What happens if I sell or otherwise transfer my shares of FARO common stock after the Record Date but before the special meeting? What happens if I sell or otherwise transfer my shares of FARO common stock after the special meeting but before the Effective Time?

A:

The Record Date for the special meeting is earlier than the date of the special meeting and earlier than the date the Merger is expected to be completed. If you sell or transfer your shares of FARO common stock after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you sell or transfer your shares and each of you notifies FARO in writing of such special arrangements, you will retain your right to vote such shares at the special meeting, but will transfer the right to receive the Merger Consideration if the Merger is completed to the person to whom you sell or transfer such shares.

If you sell or transfer your shares of FARO common stock after the special meeting, but before the Effective Time, you will transfer the right to receive the Merger Consideration if the Merger is completed. To receive the Merger Consideration, you must hold your shares of FARO common stock through the completion of the Merger.

Even if you sell or otherwise transfer your shares of FARO common stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card, vote via telephone or Internet, or, if your shares are held in “street name” through a broker, bank or nominee, instruct your broker, bank or nominee on how to vote your shares using the voting instruction form furnished by your broker, bank or nominee.

Q:	What is the position of FARO’s Board of Directors regarding the Merger?

A:

After consulting with its financial advisor and outside legal counsel and after reviewing and considering the terms and conditions of the Merger and the factors more fully described in this proxy statement, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval, and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Q:	What happens if the Merger is not completed?

A:

If the Merger Agreement is not adopted and approved by the shareholders of FARO or if the Merger is not consummated for any other reason, you will not receive any payment for your shares of FARO common stock. Instead, we will remain a public company, FARO common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will continue to be obligated to file periodic reports with the SEC.

Under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described in “The Merger Agreement—Termination Fees”.

Q:	Do any of FARO’s directors or officers have interests in the Merger that may differ from those of FARO shareholders generally?

A:

In considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a shareholder. The Board was aware of these interests in approving the Merger Agreement and the Merger and in recommending that the Merger Agreement be adopted and approved by the shareholders of FARO. For a description of these interests, see “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger”.

Q:	What vote is required to adopt and approve the Merger Agreement?

A:	The affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal.

The failure of any shareholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. A “broker non-vote” results when banks, brokers and nominees return a valid proxy voting upon a matter or matters for which the applicable stock exchange rules provide discretionary authority but do not vote on a particular proposal because they do not have discretionary authority to vote on the proposal and have not received specific voting instructions from the beneficial owner of such shares. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.

As of the Record Date ([ ● ], 2025), there were [ ● ] shares of FARO common stock issued and outstanding. Each holder of FARO common stock is entitled to one vote per share of FARO common stock owned by such holder as of the Record Date.

Q:	What vote is required to approve the Adjournment Proposal and the Compensation Proposal?

A:	Approval of both the Adjournment Proposal and the Compensation Proposal requires the affirmative vote of the majority of the votes cast at the special meeting.

The failure of any shareholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will not have any effect on the outcome of the vote on either the Adjournment Proposal or the Compensation Proposal.

Q:	What is “Merger-related compensation”?

A:

“Merger-related compensation” is certain compensation that is tied to or based on the completion of the Merger and may be payable to FARO’s named executive officers under its existing plans or agreements, which is the subject of the Compensation Proposal. See “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.

Q:	Why am I being asked to cast a non-binding, advisory vote to approve “Merger-related compensation” payable to FARO’s named executive officers under its plans or agreements?

A:

In accordance with the rules promulgated under Section 14A of the Exchange Act, we are providing you with the opportunity to cast a non-binding, advisory vote on the compensation that may be payable to our named executive officers in connection with the Merger.

Q:	What will happen if the shareholders do not approve the Compensation Proposal at the special meeting?

A:

Approval of the Compensation Proposal is not a condition to the completion of the Merger. The vote with respect to the Compensation Proposal is on an advisory basis and will not be binding on FARO or Parent. Further, the underlying compensation plans and agreements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to shareholder approval. Accordingly, payment of the “Merger-related compensation” is not contingent on shareholder approval of the Compensation Proposal.

Q:	What is a quorum?

A:

At any meeting of shareholders, the holders of record of a majority in voting power of the shares of outstanding FARO common stock entitled to vote at the special meeting, present in person or by proxy, will constitute a quorum for the transaction of business, except as otherwise provided by law. Abstentions are considered as present for the purpose of determining the presence of a quorum. If you hold your shares in “street name” and you fail to provide your broker, bank or nominee with instructions how to vote on any of the proposals before the special meeting, your shares will not be counted as present at the special meeting for quorum purposes. Broker non-votes, if any, will be counted as present for the purpose of determining the presence of a quorum.

If a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all the shares of FARO common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

A:

Most of our shareholders hold their shares through a broker, bank or nominee rather than directly in their own names. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

•

Shareholder of Record. If your shares of FARO common stock are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “shareholder of record.” In this case, this proxy statement and your proxy card have been sent directly to you by FARO.

•

Beneficial Owner. If your shares of FARO common stock are held through a broker, bank or nominee, you are considered the “beneficial owner” of those shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, to be the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting.

Q:	How may I vote?

A:

If you are a shareholder of record (that is, if your shares of common stock are registered in your name with our transfer agent, Equiniti Trust Company, LLC), you may vote or submit a proxy by attending the special meeting and voting in person by ballot, by completing, dating, signing and returning the enclosed proxy card or by voting via telephone or Internet.

If your shares are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or electronically over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee.

If you are a shareholder of record, even if you plan to attend the special meeting in person, you are strongly encouraged to submit a proxy for your shares of common stock or vote via telephone or Internet. If you are a record holder, you may still vote your shares of common stock in person at the special meeting. Any vote in person at the special meeting will automatically revoke any proxy you previously submitted or submitted via telephone or Internet.

Q:	If my broker, bank or nominee holds my shares in “street name,” will my broker, bank or nominee vote my shares for me?

A:

Not without your direction. Your broker, bank or nominee will only be permitted to vote your shares on any proposal if you instruct your broker, bank or nominee on how to vote. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares of FARO common stock.

You should follow the procedures provided by your broker, bank or nominee regarding the voting of your shares of FARO common stock. Without instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the Merger Proposal and no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Q:	May I revoke my proxy after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:	Yes. If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•	delivering a written notice of revocation to our Secretary at FARO Technologies, Inc., 125 Technology Park, Lake Mary, Florida 32746, Attention: David K. Wilson, specifying such revocation;

•	signing another proxy card with a later date and returning it to the Secretary of FARO, or delivering a proxy with a later date by telephone or Internet, prior to the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares of common stock in “street name,” you should contact your broker, bank or nominee for instructions regarding how to revoke your proxy.

Q:	What is a proxy?

A:

A proxy is your legal designation of another person, referred to as a “proxy,” to vote your shares of FARO common stock. The written document describing the matters to be considered and voted on at the special meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of FARO common stock is called a “proxy card.” The Board has designated Yuval Wasserman and Matthew Horwath, each of them with full power of substitution, as proxies for the special meeting.

Q:	If a shareholder submits a proxy, how are the shares voted?

A:

Regardless of the method you choose to submit your proxy, the individuals named on the enclosed proxy card, your proxies, will vote your shares in the way that you indicate. When completing the proxy card or voting via telephone or Internet, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you sign and properly return your proxy card or submit your vote via telephone or Internet, but do not include instructions on how to vote, your shares of FARO common stock will be voted as recommended by the Board with respect to each proposal. It is not currently anticipated that any other proposals for consideration will be presented at the special meeting. If other proposals requiring a vote of shareholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:	What should I do if I receive more than one set of voting materials?

A:

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction forms. For example, if you hold your shares of FARO common stock in more than one brokerage account, you will receive a separate voting instruction form for each brokerage account in which you hold shares. If you are a shareholder of record and your shares of FARO common stock are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return each proxy card and voting instruction form that you receive. Each proxy card you receive comes with its own prepaid return envelope; if you submit a proxy by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:	Who will count the votes?

A:

The votes will be counted by the independent inspector of election appointed for the special meeting. Representatives of Carideo Group, Inc. will count the votes and will serve as the independent inspector of election.

Q:	Where can I find the voting results of the special meeting?

A:

FARO intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports that FARO files with the SEC are publicly available when filed. See “Where You Can Find More Information”.

Q:	Will I be subject to U.S. federal income tax upon the exchange of FARO common stock for cash pursuant to the Merger?

A:

If you are a U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to U.S. Holders”), the exchange of your shares of FARO common stock for cash (including any cash required to be withheld for tax purposes) pursuant to the Merger will generally require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that you receive pursuant to the Merger (including any cash required to be withheld for tax purposes) and your adjusted basis in such surrendered shares. A non-U.S. holder (as defined in “The Merger—U.S. Federal Income Tax Consequences of the Merger—Tax Consequences to Non-U.S. Holders”) will generally not be subject to U.S. federal income tax with respect to the exchange of FARO common stock for cash in the Merger unless such non-U.S. holder has certain connections to the United States or FARO is, or was during the relevant period, a U.S. real property holding corporation. Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the Merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the Merger is provided in “The Merger—U.S. Federal Income Tax Consequences of the Merger”.

Q:	When do you expect the Merger to be completed?

A:

We are working toward completing the Merger as quickly as possible and currently expect to complete the Merger in the second half of 2025. However, the exact timing of completion of the Merger cannot be predicted because the Merger is subject to conditions, including adoption and approval of the Merger Agreement by the shareholders of FARO and the receipt of regulatory approvals.

Q:	Am I entitled to appraisal rights under the Florida Business Corporation Act?

A:	No. Under Section 607.1302 of the Florida Business Corporation Act, no shareholder of the Company is entitled to appraisal rights in connection with the Merger.

Q:	Who can help answer my questions?

A:

If you have any questions concerning the Merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact MacKenzie, our proxy solicitor, toll-free at (800) 322-2885 or at + (212) 929-5500 or by email at proxy@mackenziepartners.com.

THE SPECIAL MEETING

The enclosed proxy is solicited on behalf of the Board for use at the special meeting of shareholders or at any adjournments or postponements thereof.

Date, Time and Place

We will hold the special meeting on [ ● ], 2025 at [ ● ], Eastern Time.

Purpose of the Special Meeting

At the special meeting, we will ask our shareholders of record as of the Record Date to consider and vote on the following proposals:

(i)	to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger;

(ii)

to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the special meeting; and

(iii)	to approve, on a non-binding, advisory basis, certain compensation that will or may become payable to our named executive officers in connection with the Merger.

Record Date; Shares Entitled to Vote; Quorum

Only shareholders of record as of the close of business on the Record Date ([ ● ], 2025) are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of record of FARO common stock on the Record Date will be entitled to one vote for each share of FARO common stock held as of the Record Date on each matter submitted to our shareholders for approval at the special meeting. If you sell or transfer your shares of FARO common stock after the Record Date but before the special meeting, you will transfer the right to receive the Merger Consideration, if the Merger is completed, to the person to whom you sell or transfer your shares of FARO common stock, but you will retain your right to vote those shares at the special meeting. A list of shareholders entitled to vote at the special meeting will be available for inspection by any shareholder at our principal executive offices at 125 Technology Park, Lake Mary, Florida 32746 for a period of ten days prior to the special meeting. If you wish to inspect the list of shareholders prior to the special meeting, please contact the Corporate Secretary at (407) 333-9911 to schedule an appointment. In addition, the shareholder list will be available during the at the place of the special meeting during such meeting and through the meeting website for those shareholders who choose to attend.

As of the Record Date, there were [ ● ] shares of FARO common stock outstanding and entitled to be voted at the special meeting.

A quorum of shareholders is necessary to hold a special meeting. The holders of record of a majority in voting power of the shares of outstanding FARO common stock entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [ ● ] shares must be represented by proxy or by shareholders present and entitled to vote at the special meeting to have a quorum. Broker non-votes, if any, and abstentions will be counted as present for quorum purposes.

In the event that a quorum is not present at the special meeting, it is expected that the special meeting would be adjourned to a later date until a quorum is present.

Vote Required; Abstentions and Broker Non-Votes

The affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the Record Date is required to approve the Merger Proposal. Adoption and approval of the Merger Agreement by our shareholders is a condition to the closing of the Merger. The failure of any shareholder of record to submit a signed proxy card, vote via telephone or Internet or vote in person by ballot at the special meeting will have the same effect as a vote “AGAINST” the Merger Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will have the same effect as a vote “AGAINST” the Merger Proposal. Broker non-votes, if any, and abstentions will also have the same effect as a vote “AGAINST” the Merger Proposal.

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast at the special meeting.

The failure of any shareholder of record to submit a signed proxy card, vote via telephone or Internet, or vote in person by ballot at the special meeting will not have any effect on the Adjournment Proposal or the Compensation Proposal. If you hold your shares in “street name,” the failure to instruct your broker, bank or nominee on how to vote your shares will not have any effect on the Adjournment Proposal or the Compensation Proposal. Broker non-votes, if any, will not have any effect on the Adjournment Proposal or the Compensation Proposal. Abstentions will not have any effect on the outcome of the vote on either the Adjournment Proposal or the Compensation Proposal.

Stock Ownership and Interests of Certain Persons

As of the Record Date, our directors and executive officers beneficially owned and were entitled to vote an aggregate of [ ● ] shares of FARO common stock (excluding any shares that would be delivered upon the vesting of Company RSUs or Company PRSUs), representing approximately [ ● ]% of the outstanding shares of FARO common stock on the Record Date.

Our directors and executive officers have informed us that they currently intend to vote all of their shares of FARO common stock: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Voting

If your shares of FARO common stock are registered in your name with our transfer agent, Equiniti Trust Company, LLC, you may cause your shares to be voted at the special meeting by submitting your proxy card, by voting via telephone or Internet, or by voting in person at the special meeting. Based on your proxy cards or votes via telephone or Internet, the proxy holders will vote your shares of FARO common stock according to your directions.

If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. You are encouraged to vote by proxy or via telephone or Internet even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted or vote submitted via telephone or Internet.

All shares of FARO common stock represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the shareholder. Properly executed proxies that do not contain voting instructions will be voted (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

If your shares of FARO common stock are held in “street name” through a broker, bank or nominee, you may provide voting instructions through your broker, bank or nominee by completing and returning the voting instruction form provided by your broker, bank or nominee, or over the Internet or by telephone through your broker, bank or nominee if such a service is provided. To provide voting instructions over the Internet or by telephone through your broker, bank or nominee, you should follow the instructions on the voting instruction form provided by your broker, bank or nominee. Under applicable stock exchange rules, brokers, banks or nominees have the discretion to vote your shares on certain “routine” matters if you fail to instruct your broker, bank or nominee on how to vote your shares with respect to such matters. The proposals in this proxy statement are non-routine matters, and brokers, banks and nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker’s, bank’s or nominee’s voting instruction form, do not provide voting instructions over the Internet or by telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or nominee, this will have the same effect as if you voted “AGAINST” the Merger Proposal, but will have no effect on the outcome of any vote on the Adjournment Proposal or the Compensation Proposal.

Revocability of Proxies

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the special meeting by:

•	properly completing and signing another proxy card with a later date and returning the proxy card prior to the special meeting;

•	voting again by telephone or the Internet until 11:59 p.m., Eastern Time, on [●];

•	giving written notice of your revocation to FARO Technologies, Inc., Attention: Corporate Secretary, 125 Technology Park, Lake Mary, Florida 32746, prior to or at the special meeting; or

•	attending the special meeting and voting in person.

If you hold your shares in “street name,” the above options for changing your vote do not apply, and you must instead follow the instructions received from your bank or broker to change your vote.

Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow shareholders of FARO who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned, however any such proxies that are not revoked will be voted at any such special meeting, as adjourned. Additionally, if the special meeting is postponed, any proxies that are not revoked prior to their use at the special meeting, as postponed, will be voted at any such special meeting, as postponed.

Board of Directors’ Recommendation

The Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger”, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval, and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Expenses of Proxy Solicitation

This proxy statement is being furnished in connection with the solicitation of proxies by the Board. Expenses incurred in connection with the printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are our responsibility. We have engaged the services of MacKenzie to solicit proxies for the special meeting. In connection with its retention, MacKenzie has agreed to provide consulting, analytic and proxy solicitation services in connection with the special meeting. We have agreed to pay MacKenzie a fee of approximately $15,000, plus reasonable out-of-pocket expenses for its services, and we will indemnify MacKenzie for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage firms, fiduciaries and custodians holding shares of FARO common stock in their names that are beneficially owned by others to forward to those beneficial owners. We may reimburse persons representing beneficial owners of FARO common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees, or representatives of MacKenzie, in person or by telephone, email, fax or other means of communication and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No additional compensation will be paid to our directors, officers or employees for their services in connection with the solicitation of proxies.

Anticipated Date of Completion of the Merger

Assuming timely satisfaction of necessary closing conditions, including the approval of the Merger Proposal by our shareholders, we anticipate that the Merger will be consummated in the second half of 2025.

Other Matters

At this time, we know of no other matters to be submitted at the special meeting.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting

The proxy statement is available on our website, FARO.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

No Appraisal Rights

Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights will not be available to the Company’s shareholders in connection with the Merger.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

7 Penn Plaza, Suite 503

New York, NY 10001

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, may include “forward-looking” statements within the meaning of the U.S. securities laws, including Section 21E of the Exchange Act, that do not directly or exclusively relate to historical facts, including, without limitation, statements relating to the completion of the Merger. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential” or other similar expressions, or the negative of these terms or comparable terminology. These statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation:

•

the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain shareholder approval to adopt and approve the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger;

•	the risk that the Merger disrupts the Company’s current plans and operations or diverts management’s attention from its ongoing business;

•	the effect of the announcement of the Merger on FARO’s operating results and business generally;

•

the effect of the announcement of the Merger on the Company’s ability to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom the Company does business;

•	the risk that the Company’s stock price may decline significantly if the Merger is not consummated;

•	the nature, cost and outcome of any legal proceedings, including any such proceedings related to the Merger;

•	the risk that the Merger Agreement may be terminated in circumstances requiring FARO to pay a termination fee of approximately $28 million;

•	the amount of costs, fees and expenses related to the Merger;

•	other risks to consummation of the Merger, including the risk that the Merger will not be consummated within the expected time period or at all; and

•

other risks and uncertainties discussed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025, as updated by the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other subsequent SEC filings.

The foregoing review of important factors that could cause actual results to differ from expectations should not be construed as exhaustive and should be read in conjunction with the information contained or incorporated by reference herein, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2024, our definitive proxy statement for our 2025 Annual Meeting of Shareholders filed with the SEC on April 10, 2025 and our recent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. See “Where You Can Find More Information”. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements.

Except as required by applicable law, we do not intend, and assume no obligation, to update any forward-looking statements. FARO shareholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

All information contained in this proxy statement exclusively concerning Parent, Merger Sub and their affiliates has been supplied by Parent and Merger Sub and has not been independently verified by us.

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached as Appendix A to, and incorporated by reference into, this proxy statement. You should read the Merger Agreement carefully and in its entirety as it is the legal document that governs the Merger.

Parties Involved in the Merger

FARO Technologies, Inc.

125 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

FARO.com

FARO, a Florida corporation, a global technology company that designs, develops, manufactures, markets and supports software driven, three-dimensional (“3D”) measurement, imaging, and realization solutions for the manufacturing, architecture, engineering and construction (“AEC”), operations and maintenance (“O&M”) and public safety analytics markets. We enable our customers to capture, measure, manipulate, interact with and share 4D, 3D and 2D data from the physical world in a virtual environment and then translate this information back into the physical domain. Our broad technology set equips our customers with a wide selection of 3D capture technologies that range from ultra-high accuracy laser-scanner-based technology to lower accuracy, photogrammetry-based technology. Our FARO suite of 3D products and software solutions are used for inspection of components and assemblies, rapid prototyping, reverse engineering, documenting large volume or structures in 3D, surveying and construction, construction management, assembly layout, machine guidance as well as in investigation and reconstructions of crash and crime scenes. We sell the majority of our solutions through a direct sales force, augmented by sales through indirect channels across a range of sectors including manufacturing, surveying, architecture, engineering and construction, public safety forensics and other industries.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “FARO.”

Our principal executive offices are located at 125 Technology Park, Lake Mary, Florida 32746, and our telephone number is (407) 333-9911. For more information about FARO, please visit our website, FARO.com. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information”.

AMETEK, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

(610) 647-2121

Parent, a Delaware corporation, is a leading global provider of industrial technology solutions serving a diverse set of attractive niche markets with annual sales of approximately $7.0 billion. The AMETEK growth model integrates the four growth strategies—operational excellence, technology innovation, global and market expansion, and strategic acquisitions—with a disciplined focus on cash generation and capital deployment. Founded in 1930, Parent has been listed on the New York Stock Exchange for over 90 years and is a component of the S&P 500.

Parent’s principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312-1177, and its telephone number is (610) 647-2121. Parent maintains a website at www.ametek.com. Information included on or accessible through Parent’s website does not constitute a part of this proxy statement and, therefore, is not incorporated herein by reference.

Parent’s common stock, par value $0.01, is listed on the New York Stock Exchange under the symbol “AME.”

AMETEK TP, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

(610) 647-2121

Merger Sub, a Delaware corporation and a wholly owned subsidiary of Parent, was formed on May 5, 2023 and has not engaged in any business activities other than in connection with its formation, the maintenance of its existence and the transactions contemplated by the Merger Agreement. Upon consummation of the Merger, Merger Sub will merge with and into FARO and cease to exist, and FARO will continue as the surviving corporation and as a wholly owned subsidiary of Parent.

Merger Sub’s principal executive offices are located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312-1177, and its telephone number is (610) 647-2121.

Certain Effects of the Merger on FARO

Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into FARO, with FARO continuing as the surviving corporation and as a wholly owned subsidiary of Parent. FARO will cooperate with Parent to de-list FARO common stock from Nasdaq and to de-register under the Exchange Act as promptly as practicable following the Effective Time, and at such time, we will cease to be a publicly traded company and will no longer be obligated to file periodic reports with the SEC. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation, and instead will only be entitled to receive the Merger Consideration described in “—Merger Consideration”.

The Effective Time will occur at the time when the articles of merger have been duly filed with the Florida Department of State and the certificate of merger has been filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the articles of merger.

Effect on FARO if the Merger is Not Completed

If the Merger Proposal is not approved by the shareholders of FARO or if the Merger is not completed for any other reason, you will not receive any payment for your shares of FARO common stock. Instead, we will remain a public company, FARO common stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, and we will be required to continue to file periodic reports with the SEC.

Furthermore, depending on the circumstances that would have caused the Merger not to be completed, it is possible that the price of FARO common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of FARO common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the Merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of FARO common stock. If the Merger is not consummated, the Board will continue to evaluate and review our business operations and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance shareholder value. If the Merger Proposal is not approved by the shareholders of FARO or if the Merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to the Board will be offered or that our business, financial condition or results of operations will not be adversely impacted.

In addition, under specified circumstances, we may be required to pay Parent a termination fee, or may be entitled to receive a reverse termination fee from Parent, upon the termination of the Merger Agreement, as described under “The Merger Agreement—Termination Fees”.

Merger Consideration

At the Effective Time, each share of FARO common stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted automatically into the right to receive the Merger Consideration. All shares of FARO common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time, and will thereafter represent only the right to receive the Merger Consideration.

After the completion of the Merger, under the terms of the Merger Agreement, you will have the right to receive the Merger Consideration, but you will no longer have any rights as a FARO shareholder.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement, including the Company’s identification and evaluation of strategic alternatives and the negotiation of the Merger Agreement. The following chronology does not purport to catalogue every conversation of, by, with or among members of the Board, the Company’s management team, the representatives of each party to the Merger Agreement, their respective advisors, or any other persons.

The Board, acting independently and with the advice of the Company’s management team, and in the ordinary course of business, regularly evaluates the operations, financial performance, liquidity, future growth prospects, market perception, and industry conditions of the Company in light of the totality of the circumstances, including current and anticipated business and industry trends, regulatory conditions, future growth prospects, the current and expected financing environment, and overall strategic direction of its business, in each case, with the goal of maximizing short-term and long-term value for its shareholders. At regularly scheduled meetings of the Board, in connection with the Board’s evaluation of FARO’s business strategy and growth opportunities, FARO’s management routinely updates the Board on FARO’s recent activities and reviews strategic opportunities and challenges for FARO in light of current market conditions and trends. Additionally, at certain of the Board’s regularly scheduled meetings, Evercore was invited to present to the Board on various topics, including shareholder activism trends and associated issues. FARO’s management and certain members of the Board also engage in general discussions from time to time with various parties, including strategic parties and financial sponsors, as well as financing sources, market participants and investment banking firms, regarding FARO’s business, strategy and growth opportunities, including opportunities for collaboration, potential business combinations, acquisitions and financing transactions.

From September 2023 through July 2024, and as part of his ongoing efforts to increase top-line growth and profitability, Mr. Peter Lau, the Company’s Chief Executive Officer, confidentially met with two companies to explore and discuss opportunities for commercial collaboration with the purpose of driving and advancing FARO’s revenue growth and related financial metrics. During such meetings, both of these companies expressed interest in having strategic discussions with the Company regarding a potential acquisition of the Company. Mr. Lau generally expressed appreciation for such interest, but noted that the Company was then solely focused on executing its standalone strategic plan to maximize shareholder value.

On July 24, 2024, Mr. Lau provided the Board an update on his discussions regarding potential commercial collaboration with strategic partners to drive FARO’s revenue and growth and indicated that FARO, to accelerate strategic partnerships as a growth vector, could benefit from working with an advisor to establish connections with other potential commercial partners. At the meeting, Mr. Lau also indicated that during several of his discussions, the counterparties had expressed an interest not only in commercial collaboration, but in entering into a strategic transaction for the sale of the whole Company as well. In an effort to explore all alternatives to maximize shareholder value, the Board suggested that Mr. Lau work with Evercore to facilitate introductions to other potential commercial partners.

On July 25, 2024, representatives of Evercore, at the previous invitation of the Board, presented and discussed with the Board, Mr. Lau, Mr. Matthew Horwath, the Company’s Senior Vice President & Chief Financial Officer, and Mr. David Wilson, the Company’s Senior Vice President & General Counsel (collectively, “FARO Senior Management”), a preliminary overview of potential strategic alternatives available to the Company including, among other things, commercial collaboration as well as potential strategic transactions involving the sale of the Company.

Following the July 25, 2024 Board meeting and through October 2024, Mr. Lau held discussions with an additional 11 potential commercial collaborators, including AMETEK. In such outreach, several of the potential counterparties, including AMETEK, expressed interest in a commercial collaboration, but also in a potential strategic transaction resulting in the sale of the Company.

On October 31, 2024, FARO Senior Management presented and discussed with the Board the Company’s strategic plan (which included the Company’s three-year outlook), growth opportunities (which included an update on the discussions with potential commercial collaborators), and operational priorities. FARO Senior Management also discussed, in connection with the strategic plan, the current macroeconomic environment in which the Company was operating and the various unknowns, including the potential effects of a new U.S. presidential administration and possible tariff policies following such election, the rapid advancement of adjacent competing technologies, the ability of FARO to engage in strategic and accretive transactions and the possible inability of the Company to continue to compete with others given its size and abilities relative to its competitors. Following the presentation and discussion, the Board requested that Evercore be invited to participate in the Board’s next regularly scheduled meeting in December.

On December 6 and 7, 2024, FARO Senior Management presented and discussed with the Board the Company’s 2025 annual operating plan. After such review and discussion, Mr. Tom McGimpsey, the Company’s Vice President & Special Counsel, and representatives of Evercore joined the remainder of those Board meetings. At the request of the Board and based on the previous strategic discussions that FARO Senior Management had with the Board and the discussions Mr. Lau had with the potential commercial collaborators, representatives of Evercore presented and discussed with the Board a preliminary overview of certain potential strategic alternatives available to the Company, including a possible confidential sale process and the relative ability of the Company to potentially maximize shareholder value through a sale of the whole Company compared to a potential divestiture of only a portion of the Company’s products and assets. After extensive discussion and deliberation, which included continuing to focus on executing FARO’s current strategic business plan, and to ensure review of all potential alternatives available to maximize shareholder value, the Board directed FARO Senior Management to continue to explore strategic alternatives, requested that FARO Senior Management provide regular updates to the Board and formed an ad hoc strategic alternatives committee comprised of Mr. Yuval Wasserman, the Chairman of the Board, Mr. Alex Davern, the Chair of the Audit Committee, and Mr. John Donofrio, the Chair of the Talent Development & Compensation Committee (the “Strategic Alternatives Committee”), which committee was to meet regularly (and more frequently than the Board’s regularly scheduled meetings), provide strategic oversight and guidance on a potential transaction and recommend potential actions to the Board until a strategic transaction was completed or until the Board was no longer entertaining a potential strategic transaction.

Throughout December 2024, the Strategic Alternatives Committee held meetings with members of FARO Senior Management and Mr. McGimpsey to discuss the various strategic alternatives as well as the engagement of Evercore as financial advisor to the Company in connection with such evaluation of strategic alternatives.

On January 9, 2025, the Board held a special meeting of the Board with FARO Senior Management, Mr. McGimpsey, representatives of Evercore and Foley & Lardner LLP (“Foley”), the Company’s outside counsel, present. Mr. Lau and Mr. Horwath updated the Board on the Company’s financial performance and FARO Senior Management reviewed with the Board a comparison of FARO’s three-year forecast previously presented to the Board in October 2024 to an extended five-year forecast prepared by FARO Senior Management. At the request of the Board, representatives of Evercore reviewed a preliminary financial analysis of FARO. Representatives of Evercore also reviewed and discussed with the Board certain strategic alternatives for FARO, a proposed process and timeline for exploring a potential sale of FARO, and a range of additional potential buyers to be approached in such process. In addition, representatives of Evercore and members of FARO Senior Management discussed with the Board the likelihood that any potential strategic buyers would have both the financial wherewithal and interest to acquire FARO and the risks to FARO of sharing confidential information with potential strategic buyers in connection with such process. As part of such discussions, representatives of Foley discussed certain matters relating to the proposed process and reminded the Board of its fiduciary duties in connection with the review of strategic alternatives, including a potential sale transaction. After discussion by the Board of the proposed sale process, the Board unanimously determined to commence the process to potentially sell the Company, and directed FARO Senior Management to undertake the initial steps thereof. FARO Senior Management also reviewed with the Board the key terms of a proposed engagement letter with Evercore pursuant to which Evercore would act as the Company’s exclusive financial advisor in connection with a potential transaction. In light of Evercore’s qualifications, expertise, reputation and knowledge of FARO’s business and industry, the Board unanimously authorized FARO Senior Management to execute the engagement letter with Evercore on substantially the terms presented. The engagement letter with Evercore was subsequently signed on January 15, 2025.

Following the January 9, 2025 Board meeting, FARO Senior Management and its advisors prepared for the exploration of a possible strategic transaction, including by preparing a presentation for distribution to potential bidders that included portions of the extended five-year forecast reviewed by the Board on January 9, 2025 (the “FARO presentation”), documents to be uploaded to the virtual data room, and a form of confidentiality agreement to be furnished to potential bidders.

Beginning the week of January 13, 2025, representatives of Evercore initiated confidential discussions with 36 strategic and financial parties to explore their potential interest in pursuing a strategic transaction with the Company. Following this initial outreach, the Company entered into confidentiality agreements with 14 potentially interested parties, 12 of which had customary “standstill” provisions with “don’t-ask-don’t-waive” language intended to cause such party to submit their highest and best proposals in a competitive auction environment. Additionally, starting the week of January 13, 2025, the Strategic Alternatives Committee began meeting on a weekly basis, and the full Board began meeting on a bi-weekly basis, to receive updates from FARO Senior Management on outreach and other process-related issues.

Starting the week of January 27, 2025, each party that entered into a confidentiality agreement received certain process materials from Evercore, including the FARO presentation.

During February 2025, Evercore distributed an initial process letter to 11 interested parties already under confidentiality agreements, including AMETEK. These parties were invited to participate in the process based on their engagement and communication regarding potential price and certainty in conducting a potential strategic transaction; however several parties declined to participate based on various considerations such as an uncertain macroeconomic environment, potential synergies, or strategic alignment. Evercore continued to facilitate preliminary due diligence on the Company for certain parties.

Between February 17, 2025 and February 28, 2025, Mr. Lau and Mr. Horwath held discussions with various active interested parties, including AMETEK and Party B (as identified below).

Prior to the March 6, 2025 deadline for indications of interest, two interested strategic parties (“Party D” and “Party E”) verbally indicated an interest in acquiring only certain portions of the Company’s products and associated assets, but did not submit written indications of interest prior to the March 6, 2025 deadline.

On March 6, 2025, representatives of AMETEK submitted an indication of interest whereby AMETEK proposed an all-cash purchase price of $36 per share.

Later on March 6, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Foley held a videoconference with the Strategic Alternatives Committee to review AMETEK’s indication of interest.

On March 7, 2025, representatives of an interested strategic party (“Party C”) submitted an indication of interest for a proposed all-cash purchase price of $600 million for the entire company, but indicated that they ascribed no value to FARO’s digital reality products and associated assets. Later that day FARO Senior Management, Mr. McGimpsey and representatives of Evercore held a videoconference with the Board to review the indication of interest from AMETEK and Party C. After the March 7 Board videoconference, another interested strategic party (“Party B”) submitted an indication of interest for a proposed all-cash purchase price of $40.50 per share for the entire company.

On March 10, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Evercore held a videoconference with the Board to review the indication of interest from Party B and to continue its discussion of the indication of interest from Party C. After thorough discussions of the proposed prices and terms of such offers, the Board authorized FARO Senior Management to invite AMETEK, Party B, and Party C to continue further with evaluating a strategic transaction with the Company, with the Company granting such parties access to additional diligence materials, including a complete and detailed version of the extended five-year forecast prepared by FARO Senior Management and reviewed with the Board at the January 9, 2025 Board meeting, which included further detailed and finalized free cash flow values that became available following finalization of the Company’s financials for the quarter ended December 31, 2024 (such five-year forecast is referred to in this proxy statement as the “Forecasts”, as discussed in the section of this proxy statement captioned “ — Unaudited Prospective Financial Information”).

Commencing in mid-March 2025, representatives of AMETEK and Party B began to perform detailed due diligence on the Company, and AMETEK, Party B, Party C and Party D participated in management presentations, on March 17, April 8, April 17, and April 14, respectively, and such interested parties performed site visits as well as other diligence items. These parties also submitted and received responses to due diligence requests and questions of the Company.

On March 21, 2025, Evercore distributed a second-round process letter to AMETEK and Party B requesting the parties to provide comments to the auction draft of the merger agreement by April 17 and to submit a proposal of purchase price and other terms by April 22. As Party C was still in the preliminary stages of due diligence, Party C was not invited to participate in the second-round process at that time.

On March 24, 2025, representatives of Party E verbally indicated to Evercore that they remained interested in exploring an acquisition of portions of the Company’s products and associated assets. Party E also submitted and received responses to due diligence requests and questions of the Company.

On April 3, 2025, during a videoconference with the Strategic Alternatives Committee, FARO Senior Management and Mr. McGimpsey reviewed an auction draft of the merger agreement and related disclosure schedules to be shared with interested parties in the process and provided an update on diligence and the status of various parties in the process. The approved auction draft of the merger agreement included, among other terms, a Company termination fee of 1.5% of FARO’s equity value after a Change of Board Recommendation or in the case of a superior proposal. The draft merger agreement also contemplated that Parent, FARO and their respective affiliates would be required to divest assets, pursue litigation and take certain other actions, if necessary, to obtain antirust and other regulatory approvals (a so-called “hell or high water” regulatory approvals provision). In addition, the draft merger agreement provided that Parent would be obligated to pay a reverse termination fee of 6.0% of the equity value of FARO if the merger agreement was terminated due to Parent’s failure to consummate the merger when required to do so under the merger agreement, due to Parent’s material breach of any of its representations, warranties or covenants that is not capable of cure or has not been cured after 30 days’ of notice, or due to a failure of the parties to obtain antitrust and other regulatory approvals.

On April 4, 2025, and after discussions with Evercore regarding the possibility of bidding only on FARO’s 3D metrology products and associated assets while finding a co-bidding partner to simultaneously acquire the remaining products and assets of the Company, representatives of Party C submitted a revised proposal to Evercore and the Company to purchase only the Company’s 3D metrology products and associated assets for a proposed all-cash purchase price of $400 million. Along with their revised proposal, Party C verbally indicated it lowered its initial proposal made on March 7, 2025, based on its belief that the Company’s 3D metrology products and associated assets accounted for approximately two-thirds of the Company’s revenue.

On April 4, 2025, Party D, which had previously expressed interest in the process but did not do so in time to participate in the first round, contacted Evercore and expressed continued interest in the opportunity and a desire to proceed with diligence, noting, however, their interest would be in acquiring the Company’s digital reality products and associated assets. After signing a confidentiality agreement with the Company which did not include a “standstill” given the parties agreed to evaluate and negotiate a more fulsome confidentiality agreement if the parties were to move past preliminary discussions, Party D proceeded to conduct due diligence on the Company, including a discussion with FARO Senior Management.

On April 4, 2025, Party E held a videoconference call with FARO Senior Management where the parties discussed various aspects of the Company’s business.

On April 10, 2025, during a meeting of the Strategic Alternatives Committee, FARO Senior Management and Mr. McGimpsey provided an update on the progress of the parties in a potential strategic transaction, as well as the process timeline. Given the need to allow additional time for due diligence by the parties and for such parties to participate in discussions with FARO Senior Management, the Strategic Alternatives Committee recommended to extend the second-round proposal submission deadline to April 28.

From April 14 to April 17, 2025, Evercore distributed updated second-round process letters to AMETEK and Party B and initial second-round process letters to each of Party C, Party D and Party E, given each of Party C, Party D and Party E had now completed preliminary due diligence, indicating a proposal submission deadline of April 28.

On April 17, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Foley held a videoconference with the Strategic Alternatives Committee to review the process calendar and the timeline for second-round proposals, to provide an update on all interested parties, and to discuss the regulatory approval landscape should a transaction move forward with potential interested parties.

On April 21, 2025, representatives of Party E, representatives of Evercore, Mr. Lau and Mr. Horwath had a conference call to discuss various aspects of the Company’s business.

On April 22, 2025, representatives of AMETEK and Party B submitted comments to the auction draft of the merger agreement. The revised draft of the merger agreement submitted by AMETEK removed the Parent termination fee, rejected the proposed “hell or high water” regulatory efforts provision, shortened the outside date in which to complete the proposed transaction to six months with a 60-day extension period, increased the Company termination fee to 3.0% in the event the Board exercises its “fiduciary out,” expanded the circumstances in which the Company termination fee is payable, included a Parent expense reimbursement upon termination for a failed shareholder vote if the Board effected a Change of Board Recommendation prior to the special meeting, included immediate termination rights for a breach of “no-shop” or securities filings covenants, and heightened the closing bring-down standard for the accuracy of fundamental representations. Party B provided the Company a term sheet outlining their proposed changes to certain key provisions of the auction draft of the merger agreement, including increasing the Company termination fee to 4.0% in the event the Board exercises its “fiduciary out” and that Party B would be unwilling to pay any reverse termination fee to the Company or agree to undertake any specific efforts or actions should any regulatory approval concerns exist.

On April 24, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Foley held a videoconference with the Strategic Alternatives Committee to review the comments to the auction draft of the merger agreement submitted by AMETEK and Party B.

Throughout the week of April 21, 2025, representatives of Evercore held discussions with the remaining interested parties to check in prior to the April 28 bid deadline, and Foley discussed with Troutman Pepper Locke LLP (“Troutman”), counsel to AMETEK, and Party B’s counsel, proposed revisions to the terms of the merger agreement that could strengthen each such party’s revised bid.

On April 25, 2025, representatives of Party E contacted Evercore to note they would not submit a proposal in response to the second-round process letter.

On April 28, 2025, representatives of AMETEK submitted a revised proposal with a newly proposed all-cash purchase price of $42.50 per share along with a request to enter an exclusivity period to negotiate a definitive agreement.

Also on April 28, 2025, representatives of Party C submitted a revised proposal for the same all-cash purchase price of $400 million for the Company’s 3D metrology products and associated assets. Party C also indicated it was willing to engage in a strategic transaction for the entire Company, but only on the condition that a co-investor(s) could be identified for the digital reality products and associated assets before executing a definitive agreement.

Also on April 28, 2025, Party D submitted a proposal for an all-cash purchase price of $170 to $190 million for only the Company’s digital reality set of products and associated assets. Additionally, Party D verbally indicated that after completion of due diligence, they believed their offer could be as high as $300 million for the Company’s digital reality set of products and associated assets.

On the morning of April 29, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Evercore and Foley held a videoconference with the Board to review the proposals from AMETEK, Party C and Party D as well as comments to the auction draft of the merger agreement submitted by AMETEK and Party B.

Later on April 29, 2025, representatives of Party B contacted Evercore to indicate they would not submit a revised proposal due to an increasingly difficult macro-economic environment, including possible reciprocal tariffs, personnel changes and ongoing structural actions.

In the afternoon of April 29, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Evercore and Foley held a videoconference with the Board to further review the proposals from AMETEK, Party C and Party D as well as comments to the auction draft of the merger agreement submitted by AMETEK. During the videoconference, the Board discussed primarily focusing on and engaging with AMETEK and Party C, given that each such party was willing to engage in a strategic transaction for the whole company and that Party C had earlier indicated an initial valuation of $600 million for the entire Company while ascribing no value to the Company’s digital reality products and associated assets, which, when combined with an additional proposed acquisition by a co-bidder for the Company’s digital reality products and associated assets, could potentially maximize shareholder value. The Board also based its decision on Party B’s removal from the process and the fact that Party D’s proposal failed to bid on the Company’s business as a whole, as well as the belief by the Board and FARO Senior Management that Party D’s proposed purchase of the Company’s digital reality products and associated assets could result in Party D being the co-bidder with Party C, but that Party D was unlikely to lead its own process to engage in a strategic transaction for the Company as a whole.

Following the Board meeting on April 29, 2025 and beginning on April 30, 2025, representatives of Evercore contacted AMETEK and Party C to discuss their respective proposals and to request their best and final proposals by May 2.

On April 30, 2025, Foley provided a revised draft of the merger agreement to Troutman, wherein, among other things, FARO reinserted the Parent termination fee of 6.0%, proposed a “reasonable best efforts” regulatory efforts provision, lengthened the outside date in which to complete the proposed transaction to 12 months with a 60-day extension period, reduced the Company termination fee to 2.0%, removed the Parent expense reimbursement upon termination for a failed shareholder vote if the Board effected a Change of Board Recommendation prior to the special meeting, removed the immediate termination rights for a breach of “no-shop” or securities filings covenants, and lowered the closing bring-down standard for the accuracy of fundamental representations to being true and correct in all material respects.

Also on April 30, 2025, Evercore sent to the Company a relationship disclosure letter regarding its material relationships with each of the remaining proposed bidders. The Board discussed that none of the relationships disclosed would limit Evercore’s ability to fulfill its responsibilities as financial advisor to the Company in connection with the engagement. Evercore subsequently confirmed there were no additional relationships to disclose through May 2, 2025.

On May 2, 2025, AMETEK delivered to Evercore a revised proposal to acquire the Company for $44.00 per share (implying a total enterprise value of approximately $920 million) along with a request to enter an exclusivity period to negotiate a definitive agreement, together with a revised draft of the merger agreement. The revised draft of the merger agreement submitted by AMETEK rejected the Company’s proposed outside date and instead proposed an outside date of nine months with two 90-day extension options in favor of AMETEK, reduced the Parent termination fee from 6.0% to 3.0% and narrowed the circumstances under which such Parent termination fee is payable to a failure to obtain U.S. antitrust approval by the extended outside date or Parent’s breach of its obligation with respect to obtaining such U.S. antitrust approval, added back a Parent expense reimbursement obligation upon termination for a failed shareholder vote if the Board effected a Change of Board Recommendation prior to the special meeting, added back immediate termination rights for a breach of “no-shop” or securities filings covenants and added back the heightened closing bring-down standard for the accuracy of fundamental representations, but allowed an exception for the Company’s capitalization representation which must not be inaccurate to the extent that such inaccuracy would change the fully diluted equity value by more than 0.5%.

Also on May 2, 2025, Party C’s representatives contacted Evercore and verbally increased its proposed purchase price to an all-cash purchase price of $500 to $550 million, but again conditioned its proposal on agreeing to terms with a co-investor for the remaining portion of the Company’s products and associated assets before executing a definitive agreement.

Later on May 2, 2025, FARO Senior Management, Mr. McGimpsey and representatives of Evercore and Foley held a videoconference with the Board to further review the proposals from AMETEK and Party C, AMETEK’s revised draft of the merger agreement and other matters. After the representatives of Evercore left the meeting, the Board engaged in an extended discussion of whether to continue the process with only AMETEK at the offered price under exclusivity, to continue with multiple bidders or to terminate the process, including a discussion of reasons for and against all strategic alternatives. Upon completion of the discussion, the Board unanimously determined to continue with the next steps of a transaction with AMETEK given the potential for maximization of shareholder value, their committed engagement with FARO Senior Management throughout the process, their thorough due diligence and the potential ability to consummate a transaction for the sale of the whole Company and instructed management to enter into a short exclusivity period through May 8 with AMETEK in which to negotiate a definitive merger agreement.

Between May 2 and May 4, 2025, representatives of AMETEK, Evercore, the Company, Foley, and Troutman held numerous calls and negotiated several provisions of the Merger Agreement and the transaction with the parties ultimately agreeing to a 3.0% Parent termination fee for a failure to obtain U.S. antitrust approval by the extended outside date or Parent’s breach of its obligations with respect to obtaining such U.S. antitrust approval, a “reasonable best efforts” regulatory efforts provision with certain carveouts for Parent’s obligations, an outside date of 9 months with an initial 90-day extension right by either party and a further 90-day extension right by AMETEK, a 3.0% Company termination fee in certain circumstances, an immediate termination right for certain breaches of “no-shop” provisions (and Parent’s right to receive the Company termination fee upon such termination), and a heightened “in all respects” closing bring-down standard for fundamental representations, except for the Company’s capitalization representation which must not be inaccurate to the extent that such inaccuracy would change the fully diluted equity value by more than 0.5%.

On May 4, 2025, the Board convened a videoconference with FARO Senior Management, Mr. McGimpsey and representatives of Evercore and of Foley in attendance, to review a potential transaction with AMETEK. Mr. Lau presented the performance of the Company overall, the risks and opportunities with respect to the transaction in comparison with continuing as a stand-alone company. Representatives of Evercore provided an update on the status of the process and presented a preliminary financial analysis of the Company. Foley then reviewed the fiduciary duty standards applicable to such a Board decision and the transaction terms and conditions contained in the current draft of the Merger Agreement including, but not limited to, the structure of the Merger, shareholder approval requirements, the no-shop restrictions, the “window-shop” exception, notice requirements should another acquisition proposal be presented to the Board, the Board’s recommendation and change of recommendation requirements, matching rights of AMETEK, the Company’s rights should an intervening event occur, the regulatory approval process and requirements, conditions to closing the Merger, the definition of a “material adverse effect,” termination rights of both parties, the scope of the representations and warranties, the conduct of business pending a closing and associated covenants, certain tax matters resulting from the consummation of the proposed transaction, indemnification and insurance for directors and officers, specific performance, the going forward timeline and several other matters. Foley next reviewed the antitrust and merger control regulatory requirements, timeline and process in more detail with the Board. The independent members of the Board then met in executive session with Mr. Wilson and representatives of Foley to discuss and deliberate on a potential transaction with AMETEK. The Board directed management to further negotiate and finalize the disclosure schedules and any remaining items for a definitive agreement and transaction with AMETEK. Finally, Mr. Lau discussed with the Board FARO’s proposed communication strategy and plan in the event the Board ultimately determined to proceed with a transaction with AMETEK.

During the day of May 5, 2025, Foley and Troutman worked to finalize the disclosure schedules to the Merger Agreement and complete final due diligence regarding regulatory and governmental approvals and certain tax matters.

In the evening of May 5, 2025, the Board convened a videoconference with FARO Senior Management, Mr. McGimpsey and representatives of Evercore and of Foley in attendance to further review a potential transaction with AMETEK. Foley again reviewed the Board’s fiduciary duties, including in connection with consideration of approving the proposed Merger Agreement. Representatives of Evercore rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated May 5, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be received by the holders of Company common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described in the section of this proxy statement entitled “ — Fairness Opinion of Evercore Group L.L.C.”. Foley then reviewed the changes to the definitive agreement since the Board meeting on May 4, 2025, which were limited to certain immaterial changes and at the time of the Board meeting was in substantially final form. The independent members of the Board then met in executive session with Mr. Wilson and representatives of Foley to discuss and deliberate on a potential transaction with AMETEK, with the independent members recommending that the full Board approve the Merger Agreement and the transactions contemplated therein. Having considered the various reasons to approve the Merger Agreement (see “ — Recommendation of Our Board of Directors and Reasons for

the Merger”), as well as certain countervailing factors noted therein, and taking into account the numerous discussions with FARO Senior Management and financial and legal advisors, the Board unanimously:

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determined and declared that the Merger Agreement, the ancillary agreements to which FARO is a party and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders;

•	approved the Merger Agreement, the ancillary agreements to which FARO is a party and the transactions contemplated thereby;

•	directed that the Merger Agreement be submitted to the shareholders of FARO for its adoption and approval; and

•	recommended that FARO’s shareholders adopt and approve the Merger Agreement and the transactions contemplated by the Merger Agreement.

Later in the evening of May 5, 2025, the parties entered into the Merger Agreement.

Before the open of regular trading on NASDAQ, on May 6, 2025, AMETEK and the Company issued a joint press release announcing that they had entered into the Merger Agreement and a transaction whereby AMETEK is to acquire the Company in an all-cash transaction, subject to customary approvals.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors

On May 5, 2025, the Board, after consulting with its financial advisor and outside legal counsel and carefully reviewing and considering various factors described in “—Reasons for the Merger,” unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

The Board unanimously recommends that you vote: (i) “FOR” the Merger Proposal; (ii) “FOR” the Adjournment Proposal; and (iii) “FOR” the Compensation Proposal.

Reasons for the Merger

In evaluating the Merger Agreement and the Merger, the Board consulted with FARO’s management and its financial advisor, Evercore, and outside counsel, Foley. The Board carefully reviewed and considered a number of factors, including the following factors (which are not necessarily listed in order of relative importance), all of which it viewed as generally supporting its unanimous (i) determination that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adoption and approval of the Merger Agreement and the transactions contemplated thereby, upon the terms and conditions set forth in the Merger Agreement, (iii) direction that the Merger Agreement be submitted to the shareholders of FARO for its approval and (iv) recommendation that FARO’s shareholders vote to adopt and approve the Merger Agreement:

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the fact that the Merger Consideration represents an implied premium of approximately 40% over the closing price of FARO common stock of $31.45 on May 5, 2025, an implied premium of approximately 61% over volume-weighted average price during the 30 calendar day period ending May 5, 2025, and an implied premium of approximately 35% over the 52-week high for the period ending on May 5, 2025;

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the fact that the Merger Consideration of $44.00 per share will be paid in cash, and provides certainty, immediate value and liquidity to FARO’s shareholders, enabling them to realize value for their interest in FARO relative to future execution and market risks presented by a challenging macroeconomic, operating and capital markets environment;

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the belief of the Board, based on, among other things, a review of the Company’s business, market trends, results of operations and financial condition, and discussions with the Company’s management and its financial and legal advisors, that FARO shareholders may have limited opportunities in the future to realize value in the public market for a variety of reasons;

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the belief of the Board, after review of FARO’s business, financial condition, results of operations, market trends, competitive landscape, execution risks and strategic alternatives, and discussions with FARO’s management and financial and legal advisors, that the value offered to FARO shareholders pursuant to the Merger Agreement is more favorable to FARO shareholders than the potential long-term and sustainable value that might have resulted from remaining an independent public company, considering:

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the view of the Board that the state of the U.S. economy and resulting impact on capital markets, a higher interest rate environment with tighter lending conditions and lower investor tolerance for public company leverage present a potentially difficult operating environment for FARO as a public company;

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uncertainty regarding execution of FARO’s strategic plan and management projections in light of the evolving macro-economic environment, including increased cost for advanced technology production, inflationary pressures and higher than historical interest rates;

•	the costs associated with compliance with regulations pertaining to public companies; and

•	the historical, current and prospective financial condition, results of operations and business of FARO;

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the strategic alternatives review process undertaken by the Board prior to the signing of the Merger Agreement, as described under “—Background of the Merger”, and which resulted in Parent’s submission of its final offer of $44.00 per share;

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the belief of the Board, based upon arm’s length negotiations resulting in Parent’s submission of its final offer of $44.00 per share, that the price to be paid by Parent was the highest price per share that Parent was willing to pay for FARO under the then-current facts and circumstances;

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the fact that the Merger Agreement was the product of arm’s length negotiations, as well as the belief of the Board, based on these negotiations, that the terms of the Merger Agreement were the most favorable terms to FARO and its shareholders on which Parent was willing to agree under the then-current facts and circumstances;

•	the business reputation and capabilities of Parent and its management, and the ability of Parent to complete the Merger;

•	the belief that Parent had access to the resources (financial and otherwise) needed to complete the Merger;

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the likelihood that the Merger will be consummated, based upon, among other things, the limited number of conditions to the Merger, the absence of a financing condition, the likelihood of obtaining required regulatory approvals and contractual commitments by Parent to use its reasonable best efforts to obtain such regulatory approvals and the remedies available under the Merger Agreement to FARO in the event of any breaches by Parent;

•	the oral opinion of Evercore rendered to the Board on May 5, 2025, which was subsequently confirmed in Evercore’s written opinion dated May 5, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be received by holders of FARO common stock in the Merger was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Fairness Opinion of Evercore Group L.L.C.”. The full text of the opinion is attached as Appendix B to this proxy statement;

•	the terms and conditions of the Merger Agreement and other transaction agreements, including the following related factors:

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the right, prior to receipt of the Company Shareholder Approval, for the Board to furnish information and to engage in discussions or negotiations made by a third party with regard to any Acquisition Proposal that the Board determines in good faith, after consultation with its independent financial advisor and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal;

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the ability of the Board, subject to certain limitations, to withdraw or modify its recommendation that shareholders vote in favor of adoption and approval of the Merger Agreement in connection with the receipt of a Superior Proposal or the occurrence of an Intervening Event (as defined in “The Merger Agreement—No Solicitation of Other Offers; Change of Board Recommendation”) if the Board determines in good faith, after consultation with its financial advisor and outside counsel, that failure to take such action would be reasonably likely to be inconsistent with the directors’ fiduciary duties under applicable law, and the Board’s right to terminate the Merger Agreement to accept a Superior Proposal and enter into a definitive agreement with respect to such Superior Proposal, subject to payment of a termination fee;

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the belief of the Board, based upon the advice of its financial and legal advisors, that the Company’s termination fee and the circumstances in which such termination fee may be payable are reasonable in light of the benefit of the Merger and would not be a significant impediment to third parties interested in making an Acquisition Proposal;

•	the representations, warranties and covenants of FARO in the Merger Agreement;

•	the obligation of Parent to use its reasonable best efforts to obtain certain regulatory approvals;

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the conditions to closing contained in the Merger Agreement, which are limited in number and scope, and which, in the case of the condition related to the accuracy of the Company’s representations and warranties, is generally subject to a Company Material Adverse Effect qualification;

•	the absence of a financing condition to Parent’s obligation to consummate the Merger;

•	the fact that, pursuant to the Merger Agreement, FARO is entitled to specific performance and other equitable remedies to prevent breaches of the Merger Agreement;

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the fact that the Merger Agreement provides that, if the Merger is not consummated under certain circumstances, and as an alternative to specific performance under the Merger Agreement, Parent will pay FARO an approximately $28 million reverse termination fee; and

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the fact that the Merger would be subject to approval by FARO’s shareholders and that the shareholders would be free to evaluate the Merger and vote for or against the adoption and approval of the Merger Agreement at the special meeting.

The Board also considered a variety of risks and other potentially negative factors with respect to the Merger Agreement and the Merger, including the following (which are not listed in any relative order of importance):

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the fact that, following the consummation of the Merger, FARO would no longer exist as an independent, publicly traded company, and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow FARO shareholders to participate in any potential future earnings or growth or benefit from any potential future appreciation in value of FARO as a private company;

•	the restrictions in the Merger Agreement on soliciting competing Acquisition Proposals to acquire FARO from the date of the Merger Agreement;

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the restrictions in the Merger Agreement on FARO’s ability to terminate the Merger Agreement in connection with the receipt of a Superior Proposal, including the fact that the Board must (i) provide four business days’ written notice to Parent of its intention to effect a Change of Board Recommendation or terminate the Merger Agreement in order to provide Parent with an opportunity to match a Superior Proposal and (ii) negotiate in good faith with Parent during such period, and the discouraging effect this may have on potential other bidders;

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the requirement that FARO may be required to pay Parent a termination fee of approximately $28 million under certain circumstances after the date of the Merger Agreement, including the potential effect of the termination fee to deter other potential bidders from making an Acquisition Proposal for FARO, and the impact of the termination fee on FARO’s ability to engage in another transaction for twelve months if the Merger Agreement is terminated in certain circumstances;

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the risk that the conditions to the consummation of the Merger may not be satisfied (including the expiration or termination of the waiting period under the HSR Act) and, as a result, the possibility that the Merger may not be completed in a timely manner or at all, even if the Merger Agreement is adopted and approved by FARO’s shareholders;

•	the potential negative effects if the Merger is not consummated in a timely manner or at all, including that:

•	the trading price of FARO common stock could be adversely affected;

•	FARO will have incurred significant transaction and opportunity costs attempting to complete the Merger;

•	FARO could lose customers, suppliers, business partners and employees, including key sales and other personnel;

•	FARO’s business may be subject to significant disruption and decline;

•	the market’s perceptions of FARO’s prospects could be adversely affected; and

•	FARO’s directors, officers and other employees will have expended considerable time and effort to consummate the Merger;

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the fact that Merger Sub is an entity with no material assets, and that, notwithstanding FARO’s specific performance remedy under the Merger Agreement, FARO’s remedy in the event of a breach of the Merger Agreement by Parent or Merger Sub may be limited to receipt of the approximately $28 million reverse termination fee, and that under certain circumstances FARO may not be entitled to the reverse termination fee or monetary damages at all;

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the significant costs involved in connection with entering into the Merger Agreement and consummating the Merger (many of which are payable whether or not the Merger is consummated), including in connection with any litigation that may arise in the future, and the substantial time and effort of FARO’s management required to complete the Merger, which may disrupt its normal business operations and have a negative effect on its financial results;

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the restrictions imposed by the terms of the Merger Agreement on the conduct of FARO’s business prior to completion of the Merger, which may delay or prevent FARO from undertaking business opportunities that may arise pending completion of the Merger and the resultant risk if the Merger is not consummated;

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the fact that any gain realized by FARO shareholders as a result of the Merger will generally be taxable for U.S. federal income tax purposes to those shareholders that are U.S. persons subject to taxation in the United States; and

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the fact that FARO’s executive officers and directors may have interests in the Merger that may be different from, or in addition to, those of FARO shareholders. See “—Interests of the Directors and Officers of FARO in the Merger”.

After taking into account the factors set forth above, as well as others, the Board concluded that the risks, uncertainties, restrictions and potentially negative factors associated with the Merger were outweighed by the potential benefits of the Merger to FARO’s shareholders. Accordingly, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval, and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

The foregoing discussion summarizes the material factors considered by the Board, but is not intended to be exhaustive. In light of the variety of factors considered in connection with its evaluation of the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board applied his or her own business judgment to the process and may have given different weight to different factors. The Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination and recommendation. The Board based its recommendation on the totality of the information presented, including its discussions with, and questioning of, FARO’s management and its financial advisor and outside legal counsel. This explanation of the reasoning of the Board and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements”.

Fairness Opinion of Evercore Group L.L.C.

FARO retained Evercore to act as its financial advisor in connection with the Merger. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, to the holders of FARO common stock, of the Merger Consideration to be received by such holders in the Merger. At a meeting of the Board held on May 5, 2025, Evercore rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated May 5, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the Merger Consideration to be received by the holders of FARO common stock in the Merger was fair, from a financial point of view, to such holders.

The full text of the written opinion of Evercore, dated May 5, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Appendix B and is incorporated herein by reference into this proxy statement in its entirety. The summary of the opinion of Evercore set forth below is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (solely in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of FARO common stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to FARO, nor does it address the underlying business decision of FARO to engage in the Merger.

In connection with rendering its opinion, Evercore, among other things:

•	reviewed certain publicly available business and financial information relating to FARO that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

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reviewed certain internal projected financial data relating to FARO, prepared and furnished to Evercore by management of FARO, as approved for Evercore’s use by FARO (which are referred to in this section as the “Forecasts,” as more fully described in the section of this proxy statement captioned “—Unaudited Prospective Financial Information”);

•	discussed with management of FARO their assessment of the past and current operations of FARO, the current financial condition and prospects of FARO, and the Forecasts;

•	reviewed the reported prices and the historical trading activity of FARO common stock;

•	compared the financial performance of FARO and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•

compared the financial performance of FARO and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•	reviewed the financial terms and conditions of a draft, dated May 5, 2025, of the Merger Agreement; and

•	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of FARO that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, Evercore assumed with the consent of the Board that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of FARO as to the future financial performance of FARO and the other matters covered thereby. Evercore expressed no view as to the Forecasts or the assumptions on which they were based.

For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to Evercore’s analysis, that the final executed Merger Agreement would not differ from the draft Merger Agreement reviewed by Evercore, that the representations and warranties of each party contained in the Merger Agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to Evercore’s analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on FARO or the consummation of the Merger or reduce the contemplated benefits to the holders of FARO common stock of the Merger. Evercore noted that the credit, financial and stock markets were experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on the parties or the Merger.

Evercore did not conduct a physical inspection of the properties or facilities of FARO and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of FARO, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of FARO under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. Subsequent developments might affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.

Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of FARO common stock, from a financial point of view, of the Merger Consideration. Evercore did not express any view on, and Evercore’s opinion did not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of FARO, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of FARO, or any class of such persons, whether relative to the Merger Consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Evercore’s opinion did not address the relative merits of the Merger as compared to other business or financial strategies that might have been available to FARO, nor did it address the underlying business decision of FARO to engage in the Merger. Evercore’s opinion did not constitute a recommendation to the Board or to any other persons in respect of the Merger, including as to how any holder of shares of FARO common stock should vote or act in respect of the Merger. Evercore did not express any opinion as to the prices at which shares of FARO common stock would trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on FARO or the Merger or as to the impact of the Merger on the solvency or viability of FARO or the ability of FARO to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by FARO and its advisors with respect to legal, regulatory, accounting and tax matters.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board on May 5, 2025 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before May 5, 2025, and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of FARO. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of FARO to calculate ranges of implied present values of the per share equity value of FARO utilizing estimates of the standalone unlevered, after-tax free cash flows that FARO was forecasted to generate over the period from April 1, 2025 through December 31, 2029 based on the Forecasts. Evercore calculated terminal values for FARO by applying a range of perpetuity growth rates of 4.0%

to 6.0%, which range was selected based on FARO management guidance and Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that FARO was forecasted to generate in the terminal year based on the Forecasts.

The cash flows and terminal values in each case were then discounted to present value as of March 31, 2025 using discount rates ranging from 12.5% to 14.5%, representing an estimate of FARO’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for FARO. Based on these ranges of implied enterprise values, FARO’s estimated net cash as of March 31, 2025, and the number of fully diluted outstanding shares of FARO common stock as of March 31, 2025, in each case as provided by FARO’s management, this analysis indicated ranges of implied equity values per share of FARO common stock of $30.25—$46.25 (rounded to the nearest $0.25), compared to the closing price of FARO common stock of $31.45 on May 5, 2025 and the Merger Consideration of $44.00 in cash per share of FARO common stock.

Selected Publicly Traded Companies Analysis

Evercore reviewed and compared certain financial information of FARO to corresponding financial multiples and ratios for the following selected publicly traded companies in the measurement and imaging industry:

•	Basler Aktiengesellschaft

•	Cognex Corporation

•	Datalogic S.p.A.

•	Hexagon AB

•	NOVANTA INC.

•	Renishaw Plc

•	Spectris Plc

•	Teledyne Technologies Incorporated

•	Trimble Inc.

•	Zebra Technologies Corporation

For each of the selected companies, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of estimated calendar years 2025 and 2026 earnings before interest, taxes, depreciation and amortization of the selected company unburdened by stock-based compensation (“Adjusted EBITDA”), adjusted, as applicable, to reconcile between IFRS and GAAP (such multiples referred to as “TEV / 2025E Adjusted EBITDA” and “TEV / 2026E Adjusted EBITDA,” respectively), based on closing share prices as of May 5, 2025. Estimated financial data of the selected companies were based on publicly available research analysts’ estimates.

This analysis indicated the following:

Benchmark	Median
TEV / 2025E Adjusted EBITDA	16.5x
TEV / 2026E Adjusted EBITDA	14.3x

Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied: (i) a TEV / 2025E Adjusted EBITDA multiple reference range of 11.0x to 15.0x to an estimate of FARO’s calendar year 2025 Adjusted EBITDA, based on the Forecasts, and (ii) a TEV / 2026E Adjusted EBITDA multiple reference range of 8.5x to 12.5x to an estimate of FARO’s calendar year 2026 Adjusted EBITDA, based on the Forecasts, to derive implied enterprise value reference ranges for FARO. Based on these ranges of implied enterprise values, FARO’s estimated net cash as of March 31, 2025, and the number of fully diluted outstanding shares of FARO common stock as of March 31, 2025, in each case as provided by FARO’s management, this analysis indicated a range of implied equity values per share of FARO common stock as set forth in the table below (rounded to the nearest $0.25), compared to the closing price of FARO common stock of $31.45 on May 5, 2025, and the Merger Consideration of $44.00 in cash per share of FARO common stock.

Multiple Reference Range	Implied Equity Values per Share of FARO common stock
TEV / 2025E Adjusted EBITDA: 11.0x to 15.0x	$29.00 – $39.00
TEV / 2026E Adjusted EBITDA: 8.5x to 12.5x	$32.50 – $47.00

Although none of these companies is directly comparable to FARO, Evercore selected these companies because they are publicly traded companies in the measurement and imaging industry with business characteristics that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Precedent Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the measurement and imaging industry.

The selected transactions reviewed by Evercore, and the date each was announced were as follows:

Date Announced	Acquirer	Target
7/16/2024	Spectris plc	MICROMERITICS INSTRUMENT CORPORATION
3/28/2024	KEYSIGHT TECHNOLOGIES, INC.	Spirent Communications plc
12/28/2023	ENPRO INC.	Advanced Micro Instruments, Inc.
4/12/2023	Emerson Electric Co.	NATIONAL INSTRUMENTS CORPORATION
9/13/2022	IDEX CORPORATION	Muon B.V.
8/8/2022	NORDSON CORPORATION	CYBEROPTICS CORPORATION
5/10/2022	Spectris plc	Dytran Instruments, Inc.
4/19/2022	Arcline Investment Management LP	OMEGA Engineering, Inc.
8/24/2021	NORDSON CORPORATION	NDC TECHNOLOGIES, INC.
5/13/2021	Intertek Group plc	SAI Global Assurance Services Limited
4/1/2021	Spectris plc (via subsidiary Hottinger Brüel & Kjær A/S)	Concurrent Real-Time, Inc.
2/12/2021	Sensata Technologies Holding plc	Xirgo Technologies, LLC
1/4/2021	Teledyne Technologies Incorporated	FLIR SYSTEMS, INC.
12/9/2020	AMPHENOL CORPORATION	MTS Systems Corporation
11/9/2020	SGS SA	SYNLAB Analytics & Services B.V.
4/17/2017	AMETEK, Inc.	MOCON, Inc.
12/12/2016	Teledyne Technologies Incorporated	E2V TECHNOLOGIES PLC

For each selected transaction, Evercore calculated total enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of last-twelve-months Adjusted EBITDA for the target company at the time of the announcement of the applicable transaction, adjusted, as applicable, to reconcile between IFRS and GAAP (which is referred to as “TEV / LTM Adjusted EBITDA”). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated a median TEV / LTM Adjusted EBITDA multiple of 16.0x.

Based on the multiples it derived from the selected transactions and its professional judgment and experience, Evercore applied a TEV / LTM Adjusted EBITDA multiple reference range of 12.0x to 20.0x to FARO’s last-twelve-months Adjusted EBITDA as of March 31, 2025, based on the Forecasts, to derive an implied enterprise value reference range for FARO. Based on these ranges of implied enterprise values, FARO’s estimated net cash as of March 31, 2025, and the number of fully diluted outstanding shares of FARO common stock as of March 31, 2025, in each case as provided by FARO’s management, this analysis indicated a range of implied equity values per share of FARO common stock of $27.75 to $44.50 (rounded to the nearest $0.25), compared to the closing price of FARO common stock of $31.45 on May 5, 2025, and the Merger Consideration of $44.00 in cash per share of FARO common stock.

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to FARO and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

52-Week Trading Range Analysis

Evercore reviewed historical trading prices of shares of FARO common stock during the 52-week period ended May 5, 2025, noting that low and high closing prices during such period ranged from $14.17 to $32.48 per share of FARO common stock, compared to the closing price of FARO common stock of $31.45 on May 5, 2025, and the Merger Consideration of $44.00 in cash per share of FARO common stock.

Premia Paid Analysis

Using publicly available information, Evercore reviewed certain selected acquisition transactions involving publicly traded companies in the technology industry. Using publicly available information, Evercore calculated the premium paid in each transaction as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the unaffected prices per share of the target companies prior to announcement of each transaction. Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 20.0% to 50.0% to the closing price of FARO common stock of

$31.45 on May 5, 2025. This analysis indicated a range of implied equity values per share of FARO common stock of $37.75 to $47.25 (rounded to the nearest $0.25), compared to the closing price of FARO common stock of $31.45 on May 5, 2025, and the Merger Consideration of $44.00 in cash per share of FARO common stock.

Equity Research Analysts’ Price Targets

Evercore reviewed selected publicly available share price targets of research analysts’ estimates known to Evercore as of May 5, 2025, noting that low and high share price targets for FARO common stock ranged from $38.00 to $45.00, compared to the closing price of FARO common stock of $31.45 on May 5, 2025, and the Merger Consideration of $44.00 (calculated as described above). Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of FARO common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of FARO and future general industry and market conditions.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board. In connection with the review of the Merger by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of the FARO common stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of FARO or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of the Merger Consideration to be received by holders of the FARO common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Board or FARO’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of the FARO common stock.

Pursuant to the terms of Evercore’s engagement letter with the Board, FARO has agreed to pay Evercore a fee for its services in the aggregate amount of approximately $15.6 million, of which $2.0 million was payable upon delivery of Evercore’s opinion and is fully creditable against any fee payable upon the consummation of the Merger and approximately $13.6 million of which will be payable contingent upon the consummation of the Merger. FARO has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to FARO and have not received any compensation from FARO during such period. In addition, during the two year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to AMETEK and have not received any compensation from AMETEK during such period. Evercore may provide financial advisory or other services to FARO, AMETEK, or any of their respective affiliates or portfolio companies, in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to FARO, AMETEK, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of FARO or AMETEK.

FARO engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Unaudited Prospective Financial Information

Except for a financial outlook with respect to the next fiscal quarter issued in connection with its ordinary course earnings announcements, FARO does not normally publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent unpredictability of the underlying assumptions, estimates and projections, especially over the longer-term periods. In connection with the evaluation of the Merger, FARO’s management prepared the Forecasts. The Forecasts were made available to the Board in connection with its evaluation of the Merger and to Evercore in connection with its financial analysis and fairness opinion, as more fully described in “—Fairness Opinion of Evercore Group L.L.C.”. In addition, a summary of the Forecasts was made available to Parent and Merger Sub at Parent’s request in connection with their due diligence review of FARO. FARO is including a summary of the Forecasts to provide Company shareholders with access to information that was made available to the Board, Evercore, Parent and Merger Sub as described above. However, a summary of the Forecasts may not be appropriate for other purposes and is not being included in this proxy statement to influence a Company shareholder’s decision whether to vote in favor of the Merger Proposal or any other proposal. Please read the information set forth in this section below under the heading “Important Information Regarding the Forecasts”.

The following table presents a summary of the Forecasts.

	Year ended December 31,
($ in millions)	2025E	2026E	2027E	2028E	2029E
Revenue	$362	$399	$436	$468	$500
Adjusted EBITDA(1)	$53	$78	$98	$116	$133
Unlevered Free Cash Flow(2)	$33	$52	$67	$83	$95
Unlevered Free Cash Flow (less stock-based compensation)(3)	$17	$36	$51	$67	$79

(1)

Adjusted EBITDA is a non-GAAP financial measure, which is defined (a) net income, plus (b) interest expense, income tax expense and depreciation and amortization, plus (c) other non-operating expenses, expenses associated with stock-based compensation, as well as foreign exchange impacts and certain expenses incurred in connection with our acquisitions (including the Merger and the Merger Agreement).

(2)

Unlevered Free Cash Flow is defined as Adjusted EBITDA less cash taxes, change in net working capital, capital expenditures, and cash restructuring & other expenses. Unlevered Free Cash Flow values included in the extended five-year forecast reviewed with the Board at the January 9, 2025 Board meeting were (in millions) $33, $51, $65, $79 and $92 for the years ended December 31, 2025 through 2029, respectively.

(3)

Unlevered Free Cash Flow (less stock-based compensation) is defined as Adjusted EBITDA less stock-based compensation (treated as a cash expense), cash taxes, change in net working capital, capital expenditures, and cash restructuring & other expenses. Unlevered Free Cash Flow (less stock-based compensation) was utilized by Evercore in connection with its financial analysis and fairness opinion, as more fully described in “—Fairness Opinion of Evercore Group L.L.C.”.

Important Information Regarding the Forecasts

The Forecasts were developed by FARO’s management on a standalone basis without giving effect to the Merger and the other transactions contemplated by the Merger Agreement. Furthermore, the Forecasts do not take into account the effect of any failure of the transactions contemplated by the Merger Agreement to be completed and should not be viewed in that context. Although the Forecasts are presented with numerical specificity, they were based on numerous variables and assumptions made by FARO’s management with respect to industry performance, general business, economic, regulatory, market and financial conditions and other future events, as well as matters specific to FARO’s business, all of which are difficult or impossible to predict and many of which are beyond FARO’s control. The Forecasts constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in the Forecasts, including, but not limited to, the factors set forth in “Cautionary Statement Concerning Forward-Looking Statements” and the various risks set forth in FARO’s reports filed with the SEC. There can be no assurance that the Forecasts will be realized or that actual results will not be significantly higher or lower than the Forecasts. The Forecasts cover several years, and such information by its nature becomes less predictive with each successive year. In addition, the Forecasts will be affected by FARO’s ability to achieve strategic goals, objectives and targets over the applicable periods. The Forecasts reflect assumptions as to certain business decisions that are subject to change and cannot, therefore, be considered a guarantee of future operating results, and this information should not be relied on as such. The inclusion of the Forecasts should not be regarded as an indication that FARO, Evercore, their respective officers, directors, affiliates, advisors, or other representatives or anyone who received this information then considered, or now considers, them predictive of future events, and this information should not be relied upon as such. The inclusion of the Forecasts in this proxy statement should not be regarded as an indication that the Forecasts will be necessarily predictive of actual future events. No representation is made by FARO or any other person regarding the Forecasts or FARO’s ultimate performance compared to such information. The Forecasts should be evaluated, if at all, in conjunction with the historical financial statements and other information about FARO contained in FARO’s public filings with the SEC. For more information, please see the section of this proxy statement captioned “Where You Can Find More Information”. In light of the foregoing factors, and the uncertainties inherent in the Forecasts, Company shareholders are cautioned not to place undue, if any, reliance on the Forecasts.

The Forecasts were not prepared with a view toward public disclosure or with a view toward complying with the published guidelines of the SEC regarding projections or accounting principles generally accepted in the United States (“GAAP”), or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. The Forecasts included in this proxy statement have been prepared by, and are solely the responsibility of, FARO’s management. Grant Thornton LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Forecasts and, accordingly, Grant Thornton LLP does not express an opinion or any other form of assurance with respect thereto. The Grant Thornton LLP report incorporated by reference into this proxy statement relates to FARO’s previously issued financial statements. It does not extend to the Forecasts and should not be read to do so.

Adjusted EBITDA and Unlevered Free Cash Flow (including stock-based compensation and less stock-based compensation) contained in the Forecasts and summarized above each is a “non-GAAP financial measure,” which is a financial performance measure that is not calculated in accordance with GAAP. The non-GAAP financial measures used in the Forecasts were prepared and furnished to Evercore by FARO management as approved for its use and reliance in connection with its financial analysis and opinion and by the Board in connection with its evaluation of the Merger. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Merger if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Evercore for in connection with its financial analysis and opinion or by the Board in connection with its evaluation of the Merger. Accordingly, FARO has not provided a reconciliation of the financial measures included in the Forecasts to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by FARO may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, this non-GAAP financial measure should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.

The summary of such information above is included solely to give Company shareholders access to the information that was made available to the Board, Evercore, Parent and Merger Sub as described above, and is not included in this proxy statement to influence any Company shareholder to vote their shares of FARO common stock in favor of the Merger Proposal or any other proposal contained herein. In addition, the Forecasts have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement, and except as required by applicable securities laws, FARO does not intend to update or otherwise revise the Forecasts or the specific portions presented to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the underlying assumptions are shown to be in error.

Interests of the Directors and Executive Officers of FARO in the Merger

When considering the recommendation of the Board that you vote “FOR” the Merger Proposal, you should be aware that certain of our directors and executive officers may have interests in the Merger that may be different from, or in addition to, your interests as a shareholder generally. The Board was aware of these interests in, among other matters, approving the Merger Agreement and the transactions contemplated thereby, including the Merger, and in recommending that the Merger Proposal be adopted and approved by the shareholders of FARO. See “—Background of the Merger” and “—Recommendation of Our Board of Directors and Reasons for the Merger”. You should take these interests into account in deciding whether to vote “FOR” the approval of the Merger Proposal.

These interests are described in more detail below. For purposes of the discussion below, Peter Lau, Matthew Horwath and Phillipe Delnick are referred to as the “executive officers.” In certain instances, Mr. Lau,

Mr. Horwath, Mr. Delnick, Yuval Wasserman, Allen Muhich and Jeff Sexton are referred to as the “named executive officers” as they were FARO’s chief executive officer, chief financial officer and the three other most highly compensated executive officers, respectively, as determined for purposes of FARO’s most recent annual proxy statement. Mr. Wasserman was appointed as our Executive Chairman on May 3, 2023, and returned to his regular role of (non-executive) Chairman of the Board on April 14, 2024. Mr. Muhich was our Chief Financial Officer through January 15, 2024. Mr. Sexton was our Senior Vice President of Sales through September 6, 2024. Compensation that may become payable to our named executive officers in connection with the Merger is subject to a non-binding, advisory vote of the shareholders of FARO and is quantified in the narrative below and in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”. The dates used below to quantify these interests have been selected for illustrative purposes only and do not necessarily reflect the dates on which certain events will occur.

Treatment of Equity and Equity-Based Awards

Under the Merger Agreement, the equity-based awards held by FARO’s directors and executive officers under the FARO Technologies, Inc. 2014 Incentive Plan, as amended, and the FARO Technologies, Inc. 2022 Equity Incentive Plan, as amended (together, the “Equity Incentive Plans”), will not be continued following the Merger and therefore will be cancelled and treated as explained below at the Effective Time.

Restricted Stock Units and Performance-Based Restricted Stock Units

Each outstanding award of Company RSUs will become fully vested and will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration. Each outstanding award of Company PRSUs will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less any applicable withholding taxes) equal to (x) the total number of shares of FARO common stock underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be cancelled for no consideration.

Stock Options

Each Company Option, whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive (without interest) from the surviving corporation an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of FARO common stock underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (less any taxes required to be withheld under applicable law). If the exercise price of a Company Option per share is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration. As of the date of this proxy statement, there are no outstanding Company Options.

Estimated Value of Accelerated Equity

The following table sets forth the number of unvested Company RSUs and unvested Company PRSUs that were held by our named executive officers and non-employee directors as of May 28, 2025 under our Equity Incentive Plans and the estimated cash value that each named executive officer and non-employee director will receive with respect to these awards in connection with the Merger.

Name	Company RSUs	Company PRSUs(1)	Total Value(2)
Named Executive Officers
Peter Lau	130,757	542,326	$29,615,652
Matthew Horwath	28,286	82,036	$4,854,168
Phillipe Delnick	13,288	39,864	$2,338,688
Allen Muhich(3)	—	—	—
Jeff Sexton(4)	—	—	—
Non-Employee Directors
Moonhie Chin	4,167	—	$183,348
Alex Davern	4,167	—	$183,348
John Donofrio	4,167	—	$183,348
Rajani Ramanathan	4,167	—	$183,348
Jeroen van Rotterdam	4,167	—	$183,348
Yuval Wasserman(5)	4,167	—	$183,348

(1)

Pursuant to the terms of the Equity Incentive Plans and applicable award agreements, the performance period for unvested Company PRSUs in connection with a change of control will be deemed to have ended at the Effective Time. The number of Company PRSUs disclosed in this column presume maximum achievement and vesting of the unvested Company PRSUs at a level of 200%.

(2)

Equals the total number of Shares subject to Company RSUs and Company PRSUs that will vest in connection with the Merger, multiplied by the Merger Consideration ($44.00). The value of the Company PRSUs that will vest presume maximum achievement and vesting at a level of 200%.

(3)	Mr. Muhich was our Chief Financial Officer through January 15, 2024, and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement.
(4)	Mr. Sexton was our Senior Vice President of Sales through September 6, 2024, and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement.
(5)

Mr. Wasserman was appointed as our Executive Chairman on May 3, 2023, and returned to his regular role of (non-executive) Chairman of the Board on April 14, 2024, and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement.

Severance and Other Termination Benefits

Our executive officers participate in the Executive Severance Plan pursuant to participation agreements that we have entered into with them (“Participation Agreements”). The Executive Severance Plan provides severance benefits in the event of certain terminations of employment as described below. The Executive Severance Plan will remain in effect for one year following the change in control unless the Parent negotiates otherwise with each executive. As Messrs. Wasserman, Muhich and Sexton no longer serve as executives of FARO, they no longer participate in the Executive Severance Plan and will not be entitled to any payments, cash or otherwise, under the Executive Severance Plan.

Specifically, the Executive Severance Plan provides that if the executive officer is terminated (i) by FARO other than for “cause” and not due to the executive officer’s death or disability, or (ii) by the executive officer for “good reason,” in each case within 90 days prior to or twelve months following a “change in control” of FARO (such as the Merger), then the executive officer will be entitled to (a) a cash severance payment equal to the sum of (x) 100% (200% in the case of Mr. Lau) of the executive officer’s base salary in effect as of the date of their termination or in effect as of immediately prior to the Change in Control, whichever is greater and (y) 100% of the executive officer’s target bonus amount, and (b) reimbursement for payments of premiums for continued medical, dental and/or vision coverage under COBRA for a period of time following termination (12 months for Mr. Lau, Mr. Horwath and Mr. Delnick). As a condition of receiving benefits under the Executive Severance Plan, an executive officer will be required to execute a release of claims against FARO and its affiliates and agree not to publicly disparage FARO and its affiliates. Subject to the executive officer’s release becoming effective and irrevocable and the terms of their Participation Agreement, (a) any severance benefits payable in a lump sum will be paid, or in the case of installments, will commence, on the sixtieth (60th) day following the termination date, and (b) any severance benefits otherwise payable to the executive officer during the period immediately following their termination through the payment date will be paid in a lump sum to the executive officer on the payment date, with any remaining payments to be made as provided in the Executive Severance Plan or the executive officer’s Participation Agreement, as applicable.

The foregoing amounts are in addition to the payment of all unpaid base salary to which the executive officer is entitled through the termination date and other vested benefits to which the executive officer is entitled under FARO’s benefit plans and arrangements.

The Executive Severance Plan contains a “Section 280G better-of” provision, which provides that, if the total compensation paid to an executive officer in connection with the Merger, which may include the severance payments described above, would exceed the applicable threshold under Section 280G of the Code, such that the executive officer would be subject to an excise tax on a portion of those change in control payments, then those payments will either (i) be reduced to avoid the imposition of the excise taxes, or (ii) paid in full (resulting in the executive becoming subject to the excise tax), whichever of (i) or (ii) results in a better after-tax result for the executive officer. If the executive officer is entitled to payment in full, then as to the change in control payments that would otherwise have been deductible by FARO under Section 162(m) of the Code, FARO would forego a tax deduction on such payments.

“Cause” is generally defined to mean (i) the failure of the executive officer to perform substantially the executive officer’s duties with FARO or any of its subsidiaries (excluding any such failure resulting from the executive officer’s disability) that is not corrected within 30 days after receiving notice of the failure; (b) the executive officer engaging in illegal conduct or gross misconduct that is materially injurious to FARO and/or any of its subsidiaries, (c) the executive officer engaging in conduct or misconduct that materially harms the reputation or financial position of FARO and/or any of its subsidiaries, (d) the executive officer obstructing, impeding or failing to materially cooperate with an investigation authorized by the Board that is not corrected after receiving notice of such conduct, (e) the executive officer being convicted of, or pleading nolo contendere to, a felony or of a crime involving fraud, dishonesty, violence or moral turpitude, (f) the executive officer being found liable in any SEC or other civil or criminal securities law action, (g) the executive officer committing an act of fraud or embezzlement against FARO or any of its subsidiaries, or (h) the executive officer accepting a bribe or kickback.

“Good Reason” is generally defined to mean the occurrence of any of the following events after a Change in Control that the executive officer has not expressly consented to in writing: (i) an ongoing material diminution in the duties or responsibilities of the executive officer that is inconsistent in any material and adverse respect with the executive officer’s position(s), duties, or responsibilities with FARO and/or any of its subsidiaries immediately prior to such Change in Control; provided, however, that a change in duties or responsibilities that is solely and directly a result of the Company no longer being a publicly traded entity is not Good Reason; (ii) a material reduction in the executive officer’s annual base salary as in effect immediately prior to such Change in Control; (iii) a material reduction in the executive officer’s cash bonus opportunities in the aggregate under FARO and/or any of its subsidiaries’ applicable incentive plans, as in effect from immediately prior to such Change in Control; (iv) FARO and/or any of its subsidiaries requiring the executive officer to be based at any office or location more than fifty (50) miles from the office where the executive officer is located at the time of the Change in Control and, as a result, causing the executive officer’s commute from the executive officer’s residence at the time of the Change in Control to the new location to increase by more than fifty (50) miles; or (v) the failure of FARO to obtain the assumption of FARO’s obligations under the Executive Severance Plan from any successor. In order to terminate employment for Good Reason, the executive officer must provide written notice to FARO of a Good Reason event within 90 days after it first occurs, and FARO must have failed to take corrective action within 30 days after receiving the notice from the executive officer.

Continuing Employees

Under the Merger Agreement, from the Effective Time until the first anniversary thereof (or, if shorter, the employee’s remaining period of employment), Parent will provide or cause its subsidiaries, including the surviving corporation and its subsidiaries, to provide to each employee of FARO and any of its subsidiaries who is employed immediately prior to the Effective Time and whose employment continues with the surviving corporation or any of its subsidiaries after the Effective Time (a “Continuing Employee”), base compensation and employee benefits (excluding annual cash target bonus opportunities, equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits) that are, in the aggregate, no less favorable than the base salary or hourly wages (as applicable) and employee benefits provided either to such Continuing Employee by FARO and any of its subsidiaries immediately prior to the Effective Time, or at Parent’s option, by Parent or its subsidiaries, to similarly situated employees of Parent or its subsidiaries (in each case, excluding equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits).

With respect to benefit plans maintained by Parent or any of its subsidiaries, including the surviving corporation and its subsidiaries, the Continuing Employees will be given service credit for purposes of eligibility, besting and vacation and severance benefit accruals only (but not for purposes of benefit accruals under any other plan, program or policy, including any defined benefit pension plans) under any comparable plan, program or policy maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent or its subsidiaries, including the surviving corporation and its subsidiaries, to the same extent recognized by FARO under any comparable FARO benefit plan, except that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

Named Executive Officer Golden Parachute Compensation

The following table provides information about certain compensation for each of our named executive officers that is based on or otherwise relates to the Merger. The values in this table assume that the Merger closed on August 1, 2025, that the Executive Severance Plan described above remains in effect, and that each executive officer was terminated from employment immediately after the closing of the Merger without Cause or for Good Reason as those terms are defined in the Executive Severance Plan. The compensation summarized in the table and footnotes below is subject to a non-binding, advisory vote of FARO’s shareholders, as described in “Proposal 3: Advisory Vote on Merger-Related Named Executive Officer Compensation”.

The footnotes to the table identify whether the benefit is “single-trigger” (meaning the benefit is payable solely as a result of the consummation of the Merger, and is not conditioned on a termination of the named executive officer’s employment) or “double trigger” (meaning a benefit that is only payable upon the named executive officer’s termination of employment without cause or for good reason following the consummation of the Merger).

	Golden Parachute Compensation
Name	Cash($)(1)	Equity($)(2)		Benefits & Perquisites($)(3)	Total($)
Peter Lau	1,800,000	28,021,180	(4)	26,387	29,847,567
Matthew Horwath	635,250	4,854,168		33,078	5,552,496
Phillipe Delnick	480,000	2,338,688		26,387	2,845,075
Yuval Wasserman(5)	—	183,348		—	183,348
Allen Muhich(6)	—	—		—	—
Jeff Sexton(7)	—	—		—	—

(1)

All amounts shown in this column are “double-trigger” benefits, and include cash severance benefits equal to the sum of each executive officer’s (i) base salary (200% in the case of Mr. Lau; 100% in the case of Messrs. Horwath and Delnick) and (ii) target bonus amount (100% for each executive officer), that are payable under the terms of the Executive Severance Plan if the executive officer’s employment is terminated without cause or for good reason within 90 days prior to or 12 months after the Merger, as described above under the heading The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Severance and Other Termination Benefits”. Severance amounts are calculated based on each named executive officer’s base salary and target bonus as of August 1, 2025.

The following table separately shows the amount of the executive officers’ base salaries and annual target bonus amounts that are included in this column:

Name	Base Salary	Target Bonus Amount
Peter Lau	$600,000	$600,000
Matthew Horwath	$385,000	$250,250
Phillipe Delnick	$300,000	$180,000

(2)

This represents the cash value that will be paid with respect to the Company RSUs and Company PRSUs that will vest on an accelerated basis in connection with the Merger, as described above under the heading “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Treatment of Equity and Equity-Based Awards”. This is a “single-trigger” benefit. The value is calculated by multiplying the total number of Company RSUs and Company PRSUs being vested by $44.00 (i.e., the Merger Consideration). The number of Company RSUs and Company PRSUs for which vesting will accelerate for each named executive officer can be found above in the chart included above under the heading The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Treatment of Equity and Equity-Based Awards—Estimated Value of Accelerated Equity”.

(3)

Amounts in this column represent cash value of payments of premiums for continued medical, dental and/or vision coverage under COBRA for 12 months following the executive officer’s termination by FARO without cause or for good reason, as described above under the heading The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Severance and Other Termination Benefits”. The amounts shown in this column are solely for the cash value of benefits related to COBRA coverage such executive officer is entitled to under the terms of the Executive Severance Plan.

(4)

Represents value of accelerated equity awards as of August 1, 2025 and assumes settlement of 36,238 time-based RSUs in July 2025. Such settled RSUs were originally included in the “—Estimated Value of Accelerated Equity” table above as such holdings were disclosed as of May 28, 2025.

(5)

Mr. Wasserman was appointed as our Executive Chairman on May 3, 2023, and returned to his regular role of (non-executive) Chairman of the Board on April 14, 2024, and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement. As Mr. Wasserman no longer serves as an executive of FARO, he will only be entitled to the acceleration of his equity awards, like all other employees and directors and will not be entitled to any additional payments, cash or otherwise, under the Executive Severance Plan.

(6)

Mr. Muhich was our Chief Financial Officer through January 15, 2024 and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement. Pursuant to the terms of a Transition and Separation Agreement, effective as of January 12, 2024, between FARO and Mr. Muhich, Mr. Muhich forfeited all of his unvested equity awards upon his separation from FARO on April 1, 2024. As Mr. Muhich no longer serves as an executive of FARO, he will not be entitled to any payments, cash or otherwise, under the Executive Severance Plan.

(7)

Mr. Sexton was our Senior Vice President of Sales through September 6, 2024 and was included as a named executive officer for purposes of FARO’s most recent annual proxy statement. As Mr. Sexton no longer serves as an executive of FARO, he will not be entitled to any payments, cash or otherwise, under the Executive Severance Plan.

Narrative Disclosure to Named Executive Officer Golden Parachute Compensation Table

For additional information relating to the potential payments and benefits described in the table above, see “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger”.

Insurance and Indemnification of Directors and Executive Officers

Under the Merger Agreement, Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated thereby) existing as of the Effective Time in favor of the current or former directors or officers of FARO or any of its subsidiaries and each of their respective employees who serve as a fiduciary of a FARO benefit plan as provided in FARO and its subsidiaries’ articles of incorporation, bylaws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent will cause the surviving corporation to, and the surviving corporation will, maintain in full force and effect, honor and full the obligations of the exculpation, indemnification and advancement of expenses provisions in the applicable party’s articles of incorporation and bylaws or similar organizational documents in effect as of the date of the Merger Agreement or in any contract of FARO or its subsidiaries with each present and former director and officer of FARO or its subsidiaries and each of their respective employees who serves as a fiduciary of a FARO benefit plan (in each case when acting in such capacity) (each, and “Indemnitee” and, collectively, the “Indemnitees”) in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnitees.

For six years from and after the Effective Time, Parent shall or shall cause the surviving corporation to either continue to maintain in effect FARO’s directors’ and officers’ insurance policies in place as of the date of the Merger Agreement or purchase comparable directors’ and officers’ insurance policies that provide coverage for events occurring at or prior to the Effective Time that is substantially equivalent to (including with respect to the scope of personnel covered by such policy) and in any event not less favorable in the aggregate than the existing policy of FARO, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the surviving corporation shall not be required to pay an annual premium for the directors’ and officers’ insurance policies in excess of 350% of the last annual premium paid by FARO prior to the date of the Merger Agreement, it being understood that if the total annual premiums payable for such insurance coverage exceeds such premium cap, Parent shall obtain a policy with the greatest coverage available for a cost equal to such premium cap. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid “tail policies” have been obtained by FARO prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before to the Effective Time including in respect of the Merger Agreement or the transactions contemplated thereby; provided that the aggregate annual premiums for such “tail policies” and any policy maintained or purchased by Parent or the surviving corporation shall not exceed the premium cap.

In the event that, either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will, and will cause the surviving corporation to, cause proper provisions to be made so that such successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Financing of the Merger

Based on an enterprise value of FARO of approximately $920 million, we anticipate that the total funds needed to complete the Merger and related transactions, including fees and expenses and cash settlement of the

Convertible Notes, will be approximately $1,044 million. Parent has represented in the Merger Agreement that it has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and to perform the other obligations of Parent and Merger Sub contemplated by the Merger Agreement.

The obligation of the parties to complete the Merger is not subject to a financing condition. However, the failure of Parent to have or cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by the Merger Agreement and to perform the other obligations of Parent and Merger Sub contemplated by the Merger Agreement would likely result in the failure of the Merger to be completed.

The surviving corporation will settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture after the closing of the Merger.

No Appraisal Rights

Under Section 607.1302 of the Florida Business Corporation Act, appraisal rights will not be available to Company shareholders in connection with the merger.

Accounting Treatment

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to U.S. holders and non-U.S. holders (each as defined below) of FARO common stock who receive cash in exchange for shares of FARO common stock pursuant to the Merger. This discussion is for general informational purposes only and does not purport to be a complete analysis of all potential tax consequences of the Merger. The tax consequences of the Merger under U.S. federal tax laws other than those pertaining to income tax, such as estate and gift tax laws, and any applicable state, local and non-U.S. tax laws are not discussed. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date of this proxy statement. These authorities may change or be subject to differing interpretations, and any such change or differing interpretation may be applied retroactively in a manner that could affect the accuracy of the statements and conclusions set forth in this summary. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the Merger.

This discussion is limited to holders of shares of FARO common stock who hold such shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances, including the application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders subject to special rules under the U.S. federal income tax laws, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons holding shares of FARO common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies and other financial institutions;

•	brokers or dealers in securities or foreign currencies;

•	traders in securities that elect to apply a mark-to-market method of accounting;

•	“controlled foreign corporations,” “passive foreign investment companies” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	“S corporations,” partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities (and investors therein);

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell their shares of FARO common stock under the constructive sale provisions of the Code;

•	persons who own an equity interest, actually or constructively, in Parent or, following the Merger, the surviving corporation;

•	entities that are expatriated entities, surrogate foreign corporations or inverted corporations for U.S. federal income tax purposes;

•

persons subject to special tax accounting rules as a result of any item of gross income with respect to the shares of FARO common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons who hold or received their shares of FARO common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

•	persons holding shares of FARO common stock through tax-qualified retirement plans or other tax-deferred accounts.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds shares of FARO common stock, the tax treatment of a partner in such partnership will generally depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding FARO common stock and partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Merger to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS OF FARO COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO THEM IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE U.S. FEDERAL TAX LAWS OTHER THAN THOSE PERTAINING TO INCOME TAX, INCLUDING ESTATE OR GIFT TAX LAWS, OR UNDER ANY STATE, LOCAL OR NON-U.S. TAX LAWS OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences to U.S. Holders

Definition of a U.S. Holder

For purposes of this discussion, a “U.S. holder” is any beneficial owner of shares of FARO common stock that for U.S. federal income tax purposes is or is treated as:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized to control all substantial decisions of the trust or (ii) has a valid election in effect to be treated as a “United States person” for U.S. federal income tax purposes.

Effect of the Merger

The receipt of cash by a U.S. holder in exchange for shares of FARO common stock in the Merger will generally be a taxable transaction for U.S. federal income tax purposes. The amount of any taxable gain or loss realized by a U.S. holder who receives cash for shares of FARO common stock in the Merger will generally equal the difference, if any, between the amount of cash received for such shares (determined before the deduction of any applicable withholding taxes) and the U.S. holder’s adjusted basis in such shares. A U.S. holder’s adjusted basis in a share will generally be equal to the amount the U.S. holder paid for such share. The amount and character of such gain or loss and the holding period of shares will be determined separately for each block of shares of FARO common stock (that is, shares acquired at the same cost in a single transaction) exchanged for cash in the Merger. Any gain or loss realized by a U.S. holder upon the receipt of cash in exchange for a share of FARO common stock in the Merger will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder has held such share for more than one year at the Effective Time. Otherwise, such gain or loss will be short-term capital gain or loss, which is subject to U.S. federal income tax at the same rates as ordinary income. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, are generally taxable at a reduced rate. The deductibility of capital losses is subject to limitations.

A surtax of up to 3.8% may apply to so-called “net investment income” of certain U.S. citizens or residents, and to undistributed “net investment income” of certain estates and trusts. Net investment income includes any gain recognized on the receipt of cash in exchange for shares of FARO common stock pursuant to the Merger. Holders should consult their tax advisors regarding the applicability of the tax on gain recognized pursuant to the Merger.

Information Reporting and Backup Withholding

Payments made to a U.S. holder in exchange for shares of FARO common stock pursuant to the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). To avoid backup withholding on such payments, U.S. holders that do not otherwise establish an exemption should complete and return to the Paying Agent a properly executed IRS Form W-9 included in the letter of transmittal certifying that such holder is a U.S. person, that the taxpayer identification number provided is correct and that such holder is not subject to backup withholding. Certain holders (including corporations) are not subject to backup withholding or these information reporting rules.

Backup withholding is not an additional tax. Any amounts withheld from cash payments to a U.S. holder pursuant to the Merger under the backup withholding rules may be allowed as a refund or a credit against such U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Tax Consequences to Non-U.S. Holders

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of shares of FARO common stock that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Effect of the Merger

A non-U.S. holder will generally not be subject to U.S. federal income tax on any gain realized on the receipt of cash in exchange for shares of FARO common stock in the Merger unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is also attributable to a permanent establishment or, in the case of an individual, a fixed base, maintained by the non-U.S. holder in the United States);

•

the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of shares of FARO common stock in the Merger, and certain other requirements are met; or

•

FARO is or has been a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger or the period that the non-U.S. holder held shares of FARO common stock and the non-U.S. holder held (actually or constructively) more than five (5%) percent of the shares of FARO common stock at any time during such five-year period.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates in the same manner as if such non-U.S. holder were a U.S. holder. A non-U.S. holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty) on after-tax profits effectively connected with a U.S. trade or business to the extent that such after-tax profits are not reinvested and maintained in the business.

Gain described in the second bullet point above will generally be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by U.S.-source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, the determination of whether FARO is a USRPHC depends on the fair market value of its United States real property interests relative to the fair market value of its other trade or business assets and its United States and foreign real property interests. FARO believes that it has not been a USRPHC for U.S. federal income tax purposes during the time described above. If, contrary to expectations, FARO is a USRPHC during the time described above, any gain recognized by a non-U.S. holder that holds (actually or constructively) more than five percent (5%) of the shares of FARO common stock at any time during the five-year period immediately preceding the date such non-U.S. holder exchanges the FARO common stock, will be treated as income that is effectively connected to a U.S. trade or business, and subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the U.S. However, any gain recognized by a non-U.S. holder that owns (actually or constructively) five (5%) percent or less of the shares of FARO common stock at all times during the five-year period ending on the date such non-U.S. holder exchanges the FARO common stock, generally will not be subject to United States federal income tax, even if FARO constitutes a USRPHC, because the shares of FARO common stock are regularly traded on an established securities market (within the meaning of applicable Treasury Regulations).

Non-U.S. holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments made to non-U.S. holders in the Merger may be subject to information reporting to the IRS and backup withholding (currently at a rate of 24%). Non-U.S. holders generally can avoid information reporting and backup withholding by providing the payor or applicable withholding agent with the applicable and properly executed IRS Form W-8 certifying under penalties of perjury the holder’s non-U.S. status (provided that the payor or applicable withholding agent does not have actual knowledge or reason to know that the holder is a U.S. person as defined under the Code) or by otherwise establishing an exemption. Copies of information returns that are filed with the IRS may be made available under an applicable tax treaty or information exchange agreement to the tax authorities of the country in which the non-U.S. holder resides or is established. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Information provided by a non-U.S. holder may be disclosed to such non-U.S. holder’s local tax authorities under an applicable tax treaty or information exchange agreement.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, subject to the proposed Treasury Regulations discussed below, a thirty percent (30%) withholding tax may be imposed on the proceeds from the exchange of shares of FARO common stock pursuant to the Merger paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold thirty percent (30%) on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Holders of shares of FARO common stock should consult their own tax advisors regarding the potential application of withholding under FATCA to the proceeds from the exchange of shares of FARO common stock pursuant to the Merger.

The discussion above of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the Merger. This summary is for general information purposes only and is not tax advice. Because circumstances may differ, each holder should consult their tax advisor regarding the applicability of the rules discussed above to the holder and the particular tax effects to the holder of the Merger in light of such holder’s particular circumstances, including the tax consequences arising under the U.S. federal estate or gift tax rules, or through the application of any state, local or foreign tax laws.

Regulatory Approvals Required for the Merger

General

FARO and Parent intend to seek all required regulatory approvals, including antitrust clearance in the United States, Austria, Germany and Romania. Under the HSR Act, the Merger cannot be completed until the applicable waiting period has expired or been terminated. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger.

HSR Act and U.S. Antitrust Matters

Under the HSR Act and the rules promulgated thereunder by the FTC, the Merger cannot be completed until FARO and Parent (the “Parties”) each file a notification and report form with the FTC and the DOJ under the HSR Act and the applicable waiting period thereunder has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30 calendar day waiting period following the parties’ filing of their respective HSR Act notification forms or the early termination of that waiting period. The Parties filed their respective HSR Act pre-merger notification and report forms on May 28, 2025 with the FTC and the DOJ under the HSR Act.

The Parties may receive a request for additional information and documentary material (a “Second Request”) from the FTC or DOJ in connection with the FTC’s or DOJ’s review of the transaction. The effect of a Second Request is to extend the waiting period imposed by the HSR Act until 30 days after the Parties have substantially complied with the Second Request, unless that period is terminated sooner by the FTC or DOJ. The Parties also may voluntarily agree pursuant to a timing agreement to provide the FTC or DOJ additional time to complete the agency’s review.

At any time before or after consummation of the Merger, notwithstanding the expiration or termination of the waiting period under the HSR Act, the FTC or the DOJ could take action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of or unwind the Merger, seeking divestiture of substantial assets of the Parties or requiring the Parties to license, or hold separate, assets or terminate existing relationships and contractual rights. At any time before or after the completion of the Merger, and notwithstanding the expiration or termination of the waiting period under the HSR Act, any state could take action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of or unwind the Merger or seeking divestiture of substantial assets of the Parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

THE MERGER AGREEMENT

The following summary describes material provisions of the Merger Agreement. This summary is not complete and is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Appendix A and incorporated into this proxy statement by reference. We encourage you to read the Merger Agreement carefully and in its entirety because this summary may not contain all the information about the Merger Agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the Merger Agreement and not by this summary or any other information contained in this proxy statement.

Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement

The Merger Agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding the terms of the Merger Agreement. Factual disclosures about FARO contained in this proxy statement or in FARO’s public filings with the SEC, as described in “Where You Can Find More Information”, may supplement, update or modify the factual disclosures about FARO contained in the Merger Agreement and described in this summary. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates and solely for the benefit of parties to the Merger Agreement, and:

•

Were, in the case of the representations and warranties, negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue, due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement;

•

have been modified or qualified by certain confidential disclosures that were made among the parties to the Merger Agreement in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself;

•	may no longer be true as of a given date;

•	may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other shareholders and reports and documents filed with the SEC; and

•

may be subject in some cases to other exceptions and qualifications, including exceptions that do not result in, and would not reasonably be expected to have, a Company Material Adverse Effect, as defined in “—Representations and Warranties”.

Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement. Accordingly, the representations, warranties, covenants and other provisions of the Merger Agreement or any description of such provisions should not be relied upon as a characterization of the actual state of facts regarding, or the condition of, FARO, Parent or Merger Sub, and should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See “Where You Can Find More Information”.

Effects of the Merger; Directors and Officers; Articles of Incorporation; Bylaws

The Merger Agreement provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the Florida Business Corporation Act and the Delaware General Corporation Law, at the Effective Time, Merger Sub will be merged with and into FARO, with FARO continuing as the surviving corporation and as a wholly owned subsidiary of Parent from and after the Effective Time.

At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time will become the directors of the surviving corporation, each to hold office until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and the bylaws of the surviving corporation. The officers of FARO immediately prior to the Effective Time will continue to be the officers of the surviving corporation immediately following the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the surviving corporation until their respective successors have been duly elected, designated or qualified, or until their earlier death, resignation or removal, in accordance with the articles of incorporation and bylaws of the surviving corporation.

At the Effective Time, the articles of incorporation of the surviving corporation will be amended and restated to read in its entirety in the form set forth as Exhibit A to the Merger Agreement, and as so amended and restated will be the articles of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. In addition, FARO and the surviving corporation will take all necessary action such that, at the Effective Time, the bylaws of the surviving corporation will be amended to read in its entirety in the form set forth as Exhibit B to the Merger Agreement, and as so amended will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable law.

Closing and Effective Time of the Merger

Unless another date is agreed by the parties, the closing of the Merger will take place no later than the third business day following the satisfaction or waiver of all of the applicable conditions to closing set forth in Article 6 of the Merger Agreement (described in “—Conditions to the Closing of the Merger”) (other than those conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions).

At the closing of the Merger, FARO will deliver to the Florida Department of State for filing the articles of merger relating to the Merger, and to the Delaware Secretary of State for filing the certificate of merger relating to the Merger, in each case executed and acknowledged in accordance with the relevant provisions of the Florida Business Corporation Act and the Delaware General Corporation Law, as applicable. The Merger will become effective at the time when the articles of merger have been duly filed with the Florida Department of State and the certificate of merger has been filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the articles of merger.

Merger Consideration

Common Stock

At the Effective Time, each share of FARO common stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be converted automatically into the right to receive the Merger Consideration. All shares of FARO common stock converted into the right to receive the Merger Consideration will automatically be cancelled and cease to exist as of the Effective Time and will thereafter represent only the right to receive the Merger Consideration.

Outstanding Equity Awards

The Merger Agreement provides for the following treatment with respect to equity and equity-based awards relating to FARO common stock, without any further action on the part of Parent, Merger Sub, FARO or any holder of securities of FARO:

Stock Options

At the Effective Time, each option to purchase shares of FARO common stock (each, a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time will automatically be cancelled and converted into the right to receive (without interest) from the surviving corporation an amount in cash (less any applicable tax withholdings) equal to the product of (x) the total number of shares of FARO common stock underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option. If the exercise price per share of a Company Option is equal to or greater than the Merger Consideration, then such Company Option will be cancelled for no consideration.

Restricted Stock Units and Performance-Based Restricted Stock Units

Effective as of immediately prior to the Effective Time, (i) each outstanding award of Company performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (collectively, “Company RSUs”) including, for the avoidance of doubt, any award of Company RSUs that is subject to a deferral election, will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including any award of Company PRSUs that is subject to a deferral election, will automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable tax withholdings) equal to (x) the total number of shares of FARO common stock underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

Convertible Notes

Pursuant to the Merger Agreement, FARO has agreed, prior to the closing of the Merger, to: (i) execute and deliver to U.S. Bank Trust Company, National Association (“U.S. Bank”), as trustee (A) a supplemental indenture to the Indenture, dated as of January 24, 2023, between the Company and U.S. Bank (the “Indenture”), effective upon the Effective Time, providing, among other things, that at and after the Effective Time, each holder of FARO’s 5.50% Convertible Senior Notes due 2028 (the “Convertible Notes”) will have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (x) the conversion rate (defined in the Indenture and including any increase thereto required under the Indenture) and (y) the amount of the Merger Consideration, pursuant to the terms of the Indenture (the “Conversion Proceeds”), and (B) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the Indenture in connection with such supplemental indenture; and (ii) use its reasonable best efforts to cause U.S. Bank to execute such supplemental indenture as of the Effective Time.

In addition, FARO and the surviving corporation will take all actions that may be required in accordance with the Indenture as a result of the execution and delivery of the Merger Agreement, the Merger or any of the other transactions contemplated by the Merger Agreement, including the giving of any notices that may be required in connection with any repurchases or conversions of any Convertible Notes occurring as a result of the Merger constituting a “Fundamental Change” or a “Make-Whole Fundamental Change,” as such terms are defined in the Indenture, and delivery of any supplemental indentures, legal opinions, officer’s certificates or other documents or instruments required in connection with the consummation of the Merger. The surviving corporation will settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture.

Termination of Incentive Award Plans

As of the Effective Time, the Equity Incentive Plans will be terminated and no further shares of FARO common stock, Company Options, Company RSUs, Company PRSUs, other equity interests in FARO or other rights with respect to shares of FARO common stock will be granted thereunder or otherwise after the Effective Time. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, equity interest or other right with respect to any share of FARO common stock that was outstanding immediately prior to the Effective Time will remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, equity interest or other right with respect to any share of FARO common stock will cease to have any rights with respect thereto, except the right to receive the Merger Consideration as discussed above, which is the sole consideration each former holder of any such Company Option, Company RSU, Company PRSU, equity interest or other right is entitled to receive under such Company Option, Company RSU, Company PRSU, equity interest or other right or otherwise upon cancellation of each such Company Option, Company RSU, Company PRSU, equity interest or other right in connection with the Merger.

Exchange and Payment Procedures

At or prior to the Effective Time, Parent will appoint a nationally recognized bank or trust company, reasonably acceptable to FARO, to act as the paying agent to make payments of the Merger Consideration to FARO shareholders (the “Paying Agent”). Parent will pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which the holders of FARO common stock are entitled at the Effective Time pursuant to the Merger Agreement.

As soon as practicable (and no later than the third business day) after the Effective Time, the surviving corporation will cause the Paying Agent to mail to each person that was, immediately prior to the Effective Time, a holder of record of FARO common stock represented by a certificate (the “Certificates”), which shares were converted into the right to receive the Merger Consideration, a letter of transmittal together with instructions for effecting the surrender of the certificates in exchange for payment of the Merger Consideration. Upon receipt of (i) in the case of shares of FARO common stock represented by a stock certificate, a surrendered certificate or certificates (or affidavit of loss) in respect of such shares together with the signed letter of transmittal, or (ii) in the case of shares of FARO common stock held in book-entry form (other than shares held through The Depository Trust Company), the receipt of the signed letter of transmittal, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, will transmit to the holder of such shares the Merger Consideration in exchange therefor and such certificates or book-entry shares will be cancelled.

As promptly as practicable after the Effective Time, Parent will cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee, in respect of each book-entry share held through The Depository Trust Company, a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of taxes) that holders of such book-entry shares will be automatically entitled to receive, and such book-entry shares of such holder will be cancelled.

At the Effective Time, the share transfer books of FARO will be closed and thereafter there will be no further registration of transfers of shares on the records of FARO, and holders of Certificates and book-entry shares will cease to have rights with respect to such shares except as otherwise provided in the Merger Agreement or by applicable law. If, after the Effective Time, any Certificates formerly representing shares of FARO common stock (or affidavits of loss in lieu thereof) are presented to the surviving corporation for any reason, they will be cancelled and exchanged as provided in the Merger Agreement.

If any cash deposited with the Paying Agent remains unclaimed by holders of FARO common stock on the first anniversary of the Effective Time, such cash (including any interest received in respect thereto) will be returned to the surviving corporation or an affiliate designated by the surviving corporation, and any holders of FARO common stock who have not complied with the exchange procedures in the Merger Agreement will thereafter look only to the surviving corporation for delivery of the Merger Consideration, without any interest thereon and subject to any applicable withholding taxes and abandoned property, escheat or other similar laws. Any portion of the Merger Consideration that remains unclaimed by the holders of FARO common stock immediately prior to such time as such amounts would otherwise escheat to, or become property of, any governmental entity will, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claim or interest of any person previously entitled thereto.

If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of such Certificate to be lost, stolen or destroyed (and if required by the surviving corporation, the posting by the owners of a bond, in a reasonable sum as it may reasonably direct, as indemnity against any claim that may be made against Parent, Merger Sub, the surviving corporation or the Paying Agent with respect to such Certificate), the Paying Agent will, in exchange for such lost, stolen or destroyed stock certificate, pay the Merger Consideration deliverable in respect thereof pursuant to the Merger Agreement.

Representations and Warranties

In the Merger Agreement, FARO has made customary representations and warranties to Parent and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

•	the due organization, valid existence, active status or good standing, to the extent applicable, and corporate or organizational power of FARO and each of its subsidiaries;

•

the capitalization of FARO, including the number of shares of FARO common stock, and shares of FARO common stock subject to Company Options, Company RSUs, Company PRSUs and Convertible Notes and other equity interests outstanding and the ownership of the capital stock of its subsidiaries;

•

the authority of FARO to enter into the Merger Agreement and complete the Merger and the other transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against FARO;

•

the absence of (i) any conflict with or violation of the organizational documents of FARO or any of its subsidiaries, (ii) any conflict with or violation of applicable laws, (iii) any required consent or approval under, breach of, loss of benefit under, change of control or default under, any contract or permit of FARO or its subsidiaries or (iv) any grant to others of any right of termination, vesting, amendment, acceleration or cancellation of, or creation of a lien (other than permitted liens) on any property or asset of FARO or any of its subsidiaries pursuant to, any contract or permit of FARO or its subsidiaries, in each case, as a result of the execution, delivery and performance by FARO of the Merger Agreement;

•	the consents, filings, declarations and approvals required by governmental entities in connection with the transactions contemplated by the Merger Agreement;

•

compliance with SEC filing requirements for FARO’s SEC filings since January 1, 2022, including the accuracy of information contained in such documents and compliance with GAAP, and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

•	the adequacy of disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain undisclosed liabilities of FARO or any of its subsidiaries;

•	the absence of certain changes and events since December 31, 2024 and the absence of a Company Material Adverse Effect (as defined below) since December 31, 2024;

•	the accuracy of information contained in this proxy statement, as it may be amended or supplemented from time to time;

•	litigation matters;

•	compliance with applicable laws and governmental orders;

•

the maintenance of and compliance with all required licenses, permits, certificates, approvals, exemptions, registrations, clearances and authorizations necessary for the conduct of the business, and the use of the assets, of FARO and its subsidiaries;

•	employee benefit plans, ERISA matters and other labor and employment matters;

•	environmental matters;

•	owned and leased real property;

•	title to assets;

•	tax matters;

•	material contracts;

•	intellectual property matters;

•	privacy and data protection matters;

•	insurance;

•

the absence of any engagement of any financial advisor, broker or finder or any related liability for fees or commissions in connection with the transactions contemplated by the Merger Agreement, except for the fees and expenses of Evercore;

•	the inapplicability of any anti-takeover statute or regulation to the Merger or the other transactions contemplated by the Merger Agreement;

•

receipt by the Board of an opinion of Evercore as to the fairness, as of the date of the opinion, from a financial point of view, of the Merger Consideration to be received by holders of shares of FARO common stock;

•	government contracts;

•	product liability and warranties;

•	transactions with affiliates;

•	material customer and suppliers; and

•	the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

All of FARO’s representations and warranties are qualified by reference to the disclosure in FARO’s reports, schedules, forms, statements, registration statements, prospectuses and other documents filed by FARO with the SEC on or after January 1, 2024 and publicly available at least five business days prior to the date of the Merger Agreement (other than disclosures contained in the “Forward Looking Statements” or “Risk Factors” sections of such SEC filings but including any historical or factual matters disclosed in such sections) and as set forth in FARO’s disclosure schedule delivered to Parent and Merger Sub pursuant to the Merger Agreement.

In addition, many of FARO’s representations and warranties are qualified by knowledge or by a materiality or “Company Material Adverse Effect” standard. For purposes of the Merger Agreement, “Company Material Adverse Effect” means any change, event, occurrence, condition, development or effect that, individually or in the aggregate, (i) has had or would reasonably be expected to have, a material adverse effect on the business, assets, liabilities, financial condition or results of operations of FARO and its subsidiaries, taken as a whole; or (ii) would reasonably be expected to materially delay or has a material adverse effect on the ability of FARO and its subsidiaries to timely consummate the transactions contemplated by the Merger Agreement (including the Merger); provided, however, that, solely for the purposes of clause (i), adverse effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur:

•	any changes or proposed changes in applicable laws, GAAP or the interpretation or enforcement thereof;

•

any changes in general economic, business, labor or regulatory conditions (including changes in the price of gas, oil or other natural resources, commodities or chemicals) or changes in securities, credit or other financial markets, including inflation, monetary policy, commodity prices, credit ratings, interest rates or exchange rates, in the United States or globally;

•	any changes in the general conditions or trends generally affecting the industries in which FARO or its subsidiaries operate in the United States or globally (including seasonal fluctuations);

•	cyberattacks or cyberterrorism not specifically targeting FARO and its subsidiaries;

•

any actual or potential sequester, stoppage, shutdown, default or similar event by a governmental entity, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling”;

•	the imposition or modification of any tariffs, trade restrictions or other duties, including those arising from changes in trade policies or international relations;

•

any changes in global or national political conditions (including the outbreak or escalation of war (whether declared or not), military action or operation, sabotage, civil unrest, protests, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural or manmade disasters or changes in the weather, including floods, hurricanes, tornados, tsunamis, earthquakes or other acts of God, or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis;

•	any actions expressly required of FARO under the Merger Agreement or taken or not taken at the request of, or with the consent of, Parent or its affiliates;

•

the negotiation, announcement, pendency or consummation of the Merger Agreement and the Merger, solely to the extent resulting from the identity of Parent or its affiliates or any communications by Parent or its affiliates regarding plans, proposals or projections with respect to FARO or its subsidiaries or their employees;

•

any proceeding commenced by or involving any governmental entity or shareholder litigation arising from allegations of breach of fiduciary duty or violation of law relating to the Merger Agreement or the transactions contemplated thereby;

•

changes in the trading price or trading volume of shares of FARO common stock or any suspension of trading, or any changes in the ratings or the ratings outlook for FARO by any applicable rating agency or changes in the analyst’s recommendations or ratings with respect to FARO (provided that the underlying cause of such change may be taken into account in determining whether a Company Material Adverse Effect has occurred);

•	the availability or cost of equity, debt or other financing to Parent; or

•

any failure by FARO or any of its subsidiaries to meet any revenue, earnings, adjusted EBITDA or other financial projections or forecasts (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).

Any change referred to in the first seven bullets above may be taken into account in determining whether there has occurred, or would reasonably be expected to occur, a Company Material Adverse Effect to the extent such change adversely disproportionately impacts FARO and its subsidiaries, taken as a whole, relative to other companies operating in the industries or in the markets in which FARO and its subsidiaries operate.

Parent’s and Merger Sub’s representations and warranties under the Merger Agreement, relate to, among other things:

•	Parent’s and Merger Sub’s due organization, valid existence, good standing, to the extent applicable, corporate or other entity power;

•

the authority of Parent and Merger Sub to enter into the Merger Agreement and complete the Merger and the transactions contemplated by the Merger Agreement and the enforceability of the Merger Agreement against Parent and Merger Sub;

•

the absence of (i) any conflict with or violation of the organizational documents of Parent or Merger Sub, (ii) any conflict with or violation of applicable law, (iii) any required consent or approval under, breach of, loss of benefit under, change of control or default under, any contract or permit of Parent or Merger Sub or (iv) any grant to others of any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a lien on any asset of Parent and its subsidiaries, including Merger Sub, pursuant to any contract or permit of Parent or Merger Sub, in each case, as a result of the execution and delivery by Parent and Merger Sub of the Merger Agreement and completion by Parent and Merger Sub of the Merger;

•	the consents, filings and approvals required by governmental entities in connection with the transactions contemplated by the Merger Agreement;

•	litigation matters;

•	the accuracy of information supplied to FARO by Parent or Merger Sub for use in this proxy statement, as it may be amended or supplemented from time to time;

•	the absence of beneficial ownership of FARO common stock by Parent, Merger Sub, or any Parent subsidiary;

•	the solvency of the surviving corporation;

•	the financial capability of Parent to pay the Merger Consideration and perform its obligations under the Merger Agreement;

•	the ownership of Parent and Merger Sub;

•	the absence of shareholder and management arrangements;

•

the absence any engagement of any financial advisor, broker or finder or any related liability for fees or commissions in connection with the transactions contemplated by the Merger Agreement, except for the fees and expenses of Robert W. Baird & Co. Incorporated; and

•	the absence of any additional representations and warranties except for the representations and warranties expressly set forth in the Merger Agreement.

None of the representations and warranties in the Merger Agreement will survive the completion of the Merger.

Conduct of Business Pending the Merger

Certain covenants in the Merger Agreement restrict the conduct of FARO’s business between the date of the Merger Agreement and the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms. Except (i) as required by law or order, (ii) as set forth in FARO’s disclosure schedule, (iii) as expressly contemplated by the Merger Agreement, or (iv) with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms, FARO will and will cause each of its subsidiaries to use its commercially reasonable efforts to (x) conduct its operations in all material respects in the ordinary course of business consistent with past practices, (y) maintain and preserve intact the current business organization of FARO and each of its subsidiaries and (z) keep available the services of current officers and management employees of FARO and each of its subsidiaries and to maintain and preserve intact the rights, franchises, goodwill and relationships of FARO and each of its subsidiaries with employees, customers, suppliers, lenders, regulators and other persons with which FARO or any of its subsidiaries has material business relations. Except for any action required by law or order or as set forth in

FARO’s disclosure schedule, or as expressly contemplated under the Merger Agreement, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), from the date of the Merger Agreement until the earlier of the Effective Time or termination of the Merger Agreement in accordance with its terms, FARO will not, and will not permit any of its subsidiaries to:

•	amend its articles of incorporation or bylaws (or equivalent organizational documents);

•

issue, authorize the issuance of, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other equity interests in, FARO or any of its subsidiaries, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other equity interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other equity interests or such convertible or exchangeable securities of FARO or any of its subsidiaries (including any equity awards), other than the issuance of shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date of the Merger Agreement in accordance with their terms, or the issuance of shares upon the conversion of Convertible Notes in accordance with their terms;

•

sell, pledge, dispose of, transfer, lease, license, abandon, allow to let lapse or expire, guarantee or encumber (other than with permitted liens) any material property, assets or rights of FARO or any of its subsidiaries, except (i) the sale of goods or inventory in the ordinary course of business consistent with past practice and (ii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used by FARO in the ordinary course of FARO’s business consistent with past practice;

•

sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any intellectual property owned by FARO or its subsidiaries, except the grant of non-exclusive licenses to customers in the ordinary course of business consistent with past practice;

•

declare, set aside, make or pay any dividend or other distribution, whether payable in cash, stock, property or any combination of the foregoing, with respect to FARO’s or any of its subsidiaries’ capital stock or other equity interests, other than dividends or other distributions paid by any wholly owned FARO subsidiary to FARO or another wholly owned subsidiary of FARO;

•

reclassify, combine, split, subdivide, recapitalize or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any shares of capital stock or other equity interests of FARO or any of its subsidiaries, except with respect to any wholly owned FARO subsidiary;

•

merge or consolidate FARO or any of its subsidiaries with any person or adopt a plan of complete or partial liquidation, or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of FARO or any of its subsidiaries, except with respect to any wholly owned subsidiary of FARO;

•	file a petition in bankruptcy under any provisions of bankruptcy law or consent to the filing of any bankruptcy petition against it under any similar law;

•

acquire (including by merger, consolidation or acquisition of stock or assets) an interest in any person or assets, other than (i) acquisitions by FARO from any of its wholly owned subsidiaries or among any wholly owned subsidiaries of FARO, (ii) acquisitions of inventory, raw materials, supplies and other property in the ordinary course of business consistent with past practice and (iii) acquisitions of assets set forth on FARO’s annual capital expenditure budget set forth on the FARO disclosure schedule;

•

incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for the obligations of any person for borrowed money, except for (i) letters of credit for the benefit of FARO vendors in the ordinary course of business consistent with past practice, (ii) any guarantee by FARO of indebtedness of any of its subsidiaries or guarantee by a subsidiary of FARO of indebtedness of FARO or any other subsidiary of FARO, (iii) indebtedness between FARO and a wholly owned subsidiary, and (iv) the incurrence, guaranty or assumption of indebtedness in an amount not exceeding $1,000,000 in the aggregate at any given time;

•

cancel, compromise, waive or release any right or claim (or series of related rights or claims) under any legal proceeding or with respect to any indebtedness for borrowed money (or series of related indebtedness for borrowed money) owed to it (i) in any such case, in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate (net of the amounts reserved for such matters by FARO or any of its subsidiaries or amounts covered by insurance), (ii) that imposes any obligation to be performed by, or any non-monetary obligations on FARO or any of its subsidiaries following the closing date, or (iii) that includes any admission by FARO or its subsidiaries of wrongdoing or does not provide for a full settlement and release of all known and unknown claims;

•	grant or incur any liens, other than permitted liens, on any of its assets or properties or equity interests;

•	make any loans, advances or capital contributions to, or investments in, any other person (other than any of FARO’s wholly owned subsidiaries);

•

terminate or cancel, or agree to any material amendment to, or acceleration or waiver under, any material contract or enter into or amend any contract that, if existing on the date of the Merger Agreement, would be a FARO “material contract”, in each case other than in the ordinary course of business consistent with past practice (including extensions or renewals of material contracts in accordance with their terms);

•

make or make a binding commitment to any capital expenditure in excess of FARO’s annual capital expenditure budget set forth in the FARO disclosure schedule, other than capital expenditures that are not, in the aggregate, in excess of $3,000,000;

•

except to the extent required by the Merger Agreement, applicable law or the existing terms of any FARO benefit plan or contract: (i) pay any bonuses or other compensation to any current or former directors, officers or employees of FARO or any of its subsidiaries in excess of base salary, wages, bonuses and commissions payable pursuant to FARO benefit plans or contracts (including offer letters) in effect as of the date of the Merger Agreement (or entered into with new employees in the ordinary course of business consistent with past practice); (ii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any current or former directors of FARO or any of its subsidiaries, any participant in FARO’s Key Executive Change in Control and Severance Plan or any other C-level executive; (iii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any other employees of FARO or any of its subsidiaries other than increases to base salary in March of each year in the ordinary course of business consistent with past practice that do not exceed 3% in the aggregate (other than with respect to promotions or job changes in the ordinary course of business consistent with past practice for non-officer employees); (iv) amend any FARO benefit plan or establish, adopt, or enter into any new such arrangement that if in effect on the date of the Merger Agreement would be a FARO benefit plan, (v) accelerate the vesting, exercisability, funding or time of payment under any FARO benefit plan or secure the payment of any compensation or benefits under any FARO benefit plan, (vi) amend or modify the terms of any outstanding Company Options, Company RSUs and Company PRSUs, (vii) provide any obligation to gross up, indemnify or otherwise reimburse any current or former director, officer, employee or individual independent contractor of FARO or any of its subsidiaries for any tax incurred by any such individual, including without limitation under Section 409A or 4999 of the U.S. Internal Revenue Code, (viii) grant or provide any severance or termination payments or benefits to any current or former director, officer, employee or individual independent contractor of FARO or any of its subsidiaries, or (ix) hire or terminate (other than for cause) the employment of any employee with a title of Senior Vice President or above;

•	announce or implement any mass layoff of employees;

•	make any material changes in accounting policies, practices, principles, methods or procedures, other than as required by law, GAAP, Nasdaq or by a governmental entity;

•

make any material change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits;

•	enter into any transactions with affiliates;

•

except in the ordinary course of business consistent with past practice, make or change any material tax election, change an annual tax accounting period, file any amended tax return, surrender any right to claim a refund of taxes, consent to any extension or waiver of the limitation period applicable to any tax claim or assessment, fail to take any action relating to the filing of any material tax return or the payment to any taxing authority, adopt or change any material tax accounting method or settle any material tax claim, audit or assessment;

•	enter into any new line of business outside its existing lines of business as of the date of the Merger Agreement;

•	cause or permit the termination or lapse of any permit material to the operation of the business of FARO or its subsidiaries;

•

terminate, amend or modify any material insurance policy covering FARO or any of its subsidiaries or any of their respective assets, properties or employees, which is not replaced with a comparable amount of insurance coverage; or

•	authorize or enter into any contract or otherwise make any commitment to do any of the foregoing.

No Solicitation of Other Offers; Change of Board Recommendation

From the execution and delivery of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will, and will cause its subsidiaries to, and will instruct its representatives to on its behalf, cease and cause to be terminated any discussions or negotiations with any third party that may be ongoing with respect to any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, including by terminating such third party’s access to any physical or electronic data rooms. With respect to any third party with whom such discussions or negotiations have been terminated, FARO will require such third party to promptly return or destroy all information concerning FARO and its subsidiaries, and cease providing any further information with respect to FARO and its subsidiaries or any Acquisition Proposal to any such third party or its representatives, and at Parent’s request, FARO will take all reasonable actions so requested and reasonably necessary to enforce its rights and ensure the performance of any such third party’s obligations under any applicable confidentiality agreement.

FARO will use commercially reasonable efforts to ensure that its subsidiaries and its and their respective representatives are aware of the provisions of the Merger Agreement restricting solicitation of other offers, and any violation of such restrictions by the Board (including any committee thereof), FARO’s subsidiaries or its or their representatives (acting on FARO’s behalf) will be deemed to be a breach by FARO.

Subject to the terms of the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will not, and will cause its subsidiaries to not, and will instruct its representatives to not on its behalf, and will not publicly announce any intention to, directly or indirectly:

•

solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to, an Acquisition Proposal;

•	furnish to any third party any non-public information relating to FARO or its subsidiaries or afford to any third party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of FARO or its subsidiaries, in any such case with the intent to induce or to knowingly encourage, facilitate or assist, an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

participate or engage in any discussions or negotiations with any third party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•	enter into any Alternative Acquisition Agreement;

•	submit any Acquisition Proposal to a vote of the shareholders of FARO; or

•	authorize, resolve or agree to do any of the foregoing.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will not terminate, amend, modify or waive, and will enforce to the fullest extent permitted under applicable law, the provisions of any standstill or confidentiality agreement; provided that FARO will be permitted on a confidential basis to release or waive any standstill obligation solely to the extent necessary to permit the person otherwise covered by such standstill obligation to submit an Acquisition Proposal to the Board on a confidential basis and solely to the extent that the failure to grant such release or waiver would be reasonably likely to be inconsistent with the Board’s fiduciary duties to FARO’s shareholders under applicable law.

Notwithstanding the restrictions described above, if at any time following the date of the Merger Agreement and prior to the receipt of the Company Shareholder Approval (i) FARO has received a bona fide written Acquisition Proposal from a third party, (ii) FARO has not breached the “no solicitation” provisions of the Merger Agreement in any material respect with respect to such Acquisition Proposal and (iii) the Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), based on information then available, that (x) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (y) the failure to take the following actions with respect to such Acquisition Proposal would be reasonably likely to be inconsistent with its fiduciary duties to FARO’s shareholders under applicable law, then FARO and its representatives may, directly or indirectly through FARO’s representatives: (A) subject to the entry into an acceptable confidentiality agreement, furnish to such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) any non-public information relating to FARO or any of its subsidiaries, or afford to such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of FARO or any of its subsidiaries; provided, however, that (y) any material non-public information concerning FARO or its subsidiaries provided or made available to any third party will, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub within 24 hours of it being shared with the third party, and (z) any competitively sensitive information or data provided to any such third party or its representatives will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by FARO upon the advice from its outside legal counsel; and (B) participate or engage in discussions or negotiations with such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with respect to such Acquisition Proposal and otherwise facilitate such Acquisition Proposal or assist such third party making such Acquisition Proposal (and its representatives, prospective debt and equity financing sources and/or their respective representatives) with such Acquisition Proposal.

From the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will within 24 hours notify Parent in the event that FARO receives any Acquisition Proposal, any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for non-public information relating to FARO and its subsidiaries by any third party who has made or would reasonably be expected to make an Acquisition Proposal, including providing (i) the identity of the third party making such Acquisition Proposal, inquiry, proposal, offer or request, and (ii) an unredacted copy of such Acquisition Proposal, inquiry, proposal or offer or request (or, where no such copy is available, a reasonably detailed description of the material terms and conditions (including financing commitments) of such Acquisition Proposal, inquiry, proposal or offer or the nature of such request). Thereafter, FARO will (x) keep Parent reasonably informed, on a reasonably current basis (and in any event within 24 hours after receipt), regarding any material changes or developments to the status and terms of any such Acquisition Proposal, inquiry, proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and (y) provide to Parent unredacted copies of any written documents or materials delivered to FARO in connection with such changes or developments. Without limiting the foregoing, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, FARO will within 24 hours after such determination advise Parent if FARO determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal.

Except as expressly permitted by the Merger Agreement, from the date of the Merger Agreement until the earlier to occur of the termination of the Merger Agreement and the Effective Time, neither the Board nor any committee thereof will (i) adopt, authorize, approve, recommend, endorse or otherwise declare advisable, or propose publicly to adopt, authorize, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (ii) withhold, withdraw, modify, qualify or amend, or propose publicly to withhold, withdraw, modify, qualify or amend, in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in this proxy statement, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer for the outstanding shares of FARO common stock, within ten business days after the commencement of such tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Board to FARO’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (iv) fail to publicly reaffirm the Company Board Recommendation within five business days after the request of Parent (any action set forth in the foregoing clauses (i) through (iv), a “Change of Board Recommendation”) or (v) authorize, resolve to allow, cause or permit, or publicly announce an intention to approve or recommend that, FARO or any of its subsidiaries enter into an Alternative Acquisition Agreement.

Notwithstanding the aforementioned restrictions, if at any time following the date of the Merger Agreement and prior to the receipt of the Company Shareholder Approval (i) FARO has received a bona fide written Acquisition Proposal from a third party after the date of the Merger Agreement that did not result in a breach of the “no solicitation” provisions of the Merger Agreement, and such Acquisition Proposal is not withdrawn, (ii) the Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisor and outside counsel, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of FARO under applicable law, the Board may at any time prior to the receipt of the Company Shareholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate the Merger Agreement. FARO will not be entitled to effect a Change of Board Recommendation or terminate the Merger Agreement unless:

•

FARO provided to Parent at least four business days’ prior written notice of its intention to take such action, which notice will specify the material terms and conditions of such Acquisition Proposal and will have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal;

•

during the four-business days’ notice period described above, if requested by Parent, FARO will have, and will have caused its representatives to have, engaged in good faith negotiations with Parent regarding any amendment to the Merger Agreement proposed in writing by Parent and intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

•

the Board will have considered in good faith any adjustments and/or proposed amendments to the Merger Agreement (including a change to the price terms thereof) and the other agreements contemplated thereby that were offered in writing by, and are legally binding on, Parent no later than 11:59 p.m., Eastern time, on the last day of such four business day notice period, and will have determined in good faith, after consultation with its financial advisor and outside counsel, that, if such adjustments or amendments proposed by Parent were to be given effect, (i) the Acquisition Proposal would continue to constitute a Superior Proposal and (ii) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of FARO under applicable law.

In the event of any material revisions to the Superior Proposal offered in writing by the party making the Superior Proposal, FARO is required to deliver a new written notice to Parent and to again comply with the requirements of the “no solicitation” provisions of the Merger Agreement with respect to such new written notice, except that the four business day notice period will be two business days with respect to any such revised Superior Proposal.

The Board (or a duly authorized committee thereof) may, at any time prior to the receipt of the Company Shareholder Approval, effect a Change of Board Recommendation if (i) an Intervening Event has occurred and is continuing and (ii) the Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the FARO shareholders under applicable law. However, the Board will not be entitled to effect a Change of Board Recommendation because of the occurrence of an Intervening Event unless:

•

FARO has provided Parent at least four business days’ prior written notice of FARO’s intention to take such action, advising Parent in reasonable detail of the material information and facts relating to such Intervening Event;

•

during the four business day notice period described above, FARO has engaged in good faith negotiations with Parent (if Parent wishes to so negotiate) regarding any adjustments to the terms and conditions of the Merger Agreement as would obviate the need for the Board to proceed with a Change of Board Recommendation; and

•

at the end of such four business day notice period described above, the Board (after consultation with FARO’s outside legal counsel and taking into account any adjustments offered by Parent to the terms and conditions of the Merger Agreement) maintains its determination that (i) the Intervening Event continues to warrant a Change of Board Recommendation and (ii) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the FARO shareholders under applicable law.

FARO or the Board may (i) disclose to the FARO shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) make any disclosure to the shareholders of FARO if the Board (or any duly authorized committee thereof) reasonably determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the FARO shareholders under applicable law. The issuance by FARO or the Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, will not constitute a Change of Board Recommendation.

As used in this proxy statement:

•

“Acquisition Proposal” means any offer or proposal from a third party concerning (a) a merger, consolidation or other business combination transaction to which FARO or any subsidiary of FARO is a party pursuant to which such third party would acquire, directly or indirectly, 20% or more of the voting securities of FARO or of the surviving entity in a merger involving FARO or the resulting direct or indirect parent of FARO or such surviving entity, (b) any direct or indirect acquisition (or series or related acquisitions) of assets of FARO (including equity interests of any subsidiary of FARO) or its subsidiaries representing 20% or more of the consolidated assets of FARO and its subsidiaries, based on their fair market value as determined in good faith by the Board (or any duly authorized committee thereof), (c) an issuance (including by way of merger, consolidation, business combination or share exchange) of equity interests representing 20% or more of the voting power of FARO, or (d) any combination of the foregoing (in each case, other than the Merger).

•

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” will be replaced by “50%”) that did not result, directly or indirectly, from a violation of the “no solicitation” provisions of the Merger Agreement and that the Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), taking into account such factors as the Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal and any revisions to the Merger Agreement made or proposed in writing by Parent (which if accepted by FARO would be legally binding) prior to the time of such determination, that, if consummated on its terms, would result in a transaction that would be more favorable from a financial point of view to FARO’s shareholders than the Merger (including taking into account any applicable termination fee payable by FARO).

•

“Intervening Event” means any change, event, occurrence, condition, development or effect (including any acceleration or deceleration of existing changes or developments) that (a) materially improves or would be reasonably likely to materially improve the business, financial condition or results of operations of FARO and its subsidiaries, taken as a whole, (b) is not known by the Board as of the date of the Merger Agreement or that was not reasonably foreseeable as of the date of the Merger Agreement by the Board or any member thereof or any named executive officer (as defined by the SEC) of FARO, and (c) does not involve or relate to any Acquisition Proposal; provided, however, that none of the following, and no Effect arising out of or resulting from the following will constitute or be taken into account in determining whether there has been, an “Intervening Event”: (i) the entry into or the announcement or pendency of the Merger Agreement or the transactions contemplated thereby; (ii) any change in or Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or Effect affecting any business or industries in which FARO or any of its subsidiaries operates; (iii) any development or change in applicable law or GAAP or other applicable accounting standards or the interpretation of any of the foregoing; or (iv) any changes in the market price or trading volume of the shares of FARO common stock, any changes in the ratings or the ratings outlook for FARO or any of its subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to FARO or any of its subsidiaries (it being understood that the exceptions in this clause (iv) will not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (iii)) from being taken into account in determining whether an Intervening Event has occurred).

Required Shareholder Vote

FARO will use reasonable best efforts to cause the definitive proxy statement to be filed with the SEC and mailed to FARO’s shareholders as of the record date established for the special meeting of the FARO shareholders, as promptly as practicable following (i) receipt of confirmation from the SEC that it has completed its review of the proxy statement or, (ii) if the SEC has either (A) not affirmatively notified FARO prior to the end of the tenth calendar day after filing the preliminary proxy statement that the SEC will or will not be reviewing the proxy statement or (B) affirmatively notified FARO prior to the end of the tenth calendar day after filing the preliminary proxy statement that the SEC will not be reviewing the proxy statement, the tenth calendar day after filing the preliminary proxy statement.

Unless there has been a Change of Board Recommendation in accordance with the applicable provisions of the Merger Agreement, FARO will include in this proxy statement the Company Board Recommendation and use its reasonable best efforts to solicit proxies from its shareholders in favor of the adoption and approval of the Merger Agreement, including by postponing or adjourning the special meeting of the FARO shareholders to allow for additional solicitation of proxies if necessary to obtain the Company Shareholder Approval. FARO may only postpone or adjourn the special meeting of the FARO shareholders (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by FARO’s shareholders prior to the special meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Shareholder Approval or (v) if required by law; provided that in no event will FARO adjourn the special meeting of the FARO shareholder on more than three separate occasions for any more than ten Business Days per occasion without the prior written consent of Parent.

Consents, Approvals and Filings

FARO, Parent and Merger Sub have each agreed, subject to the terms and conditions of the Merger Agreement, to use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable under the Merger Agreement and applicable law to consummate the Merger and the other transactions contemplated by the Merger Agreement, as promptly as practicable, including using reasonable best efforts to:

•

in the case of Parent or Merger Sub, obtain all necessary third party (other than governmental entities) consents, approvals or waivers required under any Contracts to which Parent or Merger Sub is a party or otherwise bound;

•	in the case of FARO, obtain all necessary third-party consents, approvals or waivers;

•

obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, orders and authorizations from governmental entities (including those in connection with applicable Regulatory laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any proceeding by, any governmental entity (including those in connection with applicable Regulatory Laws); and

•	execute and deliver any additional instruments necessary to consummate the transactions contemplated by the Merger Agreement and to carry out fully the purposes of the Merger Agreement.

Each of the parties to the Merger Agreement will furnish, or cause to be furnished, to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable law, FARO and Parent will have the right to review in advance, and to the extent practicable will consult with the other and consider in good faith the views of the other with respect to, all of the information relating to FARO or Parent, as the case may be, and any of their respective subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any governmental entity in connection with the Merger and the transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, no party to the Merger Agreement will be obligated to provide to any other party any portion of any filing under the HSR Act that is not customarily furnished to other parties in connection with such filings. In exercising the rights above, FARO and Parent will act reasonably and as promptly as practicable. Subject to applicable law and the instructions of any governmental entity, FARO and Parent will keep each other reasonably apprised of the status of matters relating to the completion of the transactions contemplated by the Merger Agreement, including promptly furnishing the other with copies of notices or other written substantive communications received by FARO, Parent or any of their respective subsidiaries, from any governmental entity and/or third party with respect to the transactions contemplated by the Merger Agreement, and, to the extent practicable under the circumstances, will provide the other party and its counsel with the opportunity to participate in any meeting with any governmental entity in respect of any substantive filing, investigation or other inquiry in connection with the transactions contemplated by the Merger Agreement.

In furtherance of the above, FARO and Parent will, and will cause their respective affiliates to, make or cause to be made all filings required under applicable Regulatory Laws with respect to any of the transactions contemplated by the Merger Agreement as promptly as practicable and, in any event, file all required HSR Act notifications within twenty business days after the date of the Merger Agreement. Parent will pay, or cause its affiliates to pay, all filing fees required under any Regulatory Laws for any of the transactions contemplated by the Merger Agreement. Each party will seek early termination of the waiting period under the HSR Act. No party will, and each party will cause its affiliates not to, agree with any governmental entity to stay, toll or extend any applicable waiting period under any Regulatory Law, or to “pull and refile” any notification under the HSR Act, without the prior written consent of the other party.

Neither Parent nor its affiliates will be required to (i) propose, negotiate, commit or agree to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, licensing or disposition of any assets, properties or businesses of Parent or FARO or any of their respective subsidiaries or affiliates (including, after the closing of the Merger, the surviving corporation and/or its subsidiaries), (ii) terminate, modify, amend or assign existing relationships and contractual rights and obligations with any third party, or (iii) otherwise accept any operational restrictions or otherwise take or commit to take actions that limit Parent’s or any Parent subsidiary’s or Parent affiliate’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or its subsidiaries or affiliates (including, after the closing of the Merger, the surviving corporation and/or its subsidiaries). Parent may, in its sole and absolute discretion, but will not be required to, initiate any Proceeding, or oppose or defend any Proceeding (including any administrative or judicial Proceeding) or any other claim asserted by any person that seeks to prohibit, prevent or restrict consummation of the transactions contemplated by the Merger Agreement.

The parties agree that Parent and FARO will cooperate reasonably in jointly devising and controlling the strategy for obtaining clearances, approvals and waiting period expirations under Regulatory Laws, including any filings, notifications, submissions and communications with or to any governmental entity in connection therewith.

Nothing contained in the Merger Agreement will give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of FARO or its subsidiaries prior to the consummation of the Merger. Prior to the Effective Time, FARO will exercise, consistent with the terms and conditions of the Merger Agreement, complete unilateral control, supervision and direction over its and its subsidiaries’ business operations.

As used in this proxy statement, “Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment laws that are designed or intended to prohibit, restrict or regulate (i) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act of 1890, the Clayton Act of 1914 and the Federal Trade Commission Act of 1914, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States or (ii) the acquisition of interests in or control over domestic equities, securities, entities, assets, land or interests to address national security or public order or similar policy goals.

Continuing Employees

During the period commencing on the closing date and ending twelve months later (or, if shorter, the employee’s remaining period of employment), Parent will provide or cause its subsidiaries, including the surviving corporation and its subsidiaries, to provide to each employee of FARO (and its subsidiaries) who is employed immediately prior to the Effective Time and whose employment continues with the surviving corporation or any of its subsidiaries after the Effective Time, base salary or hourly wages (as applicable) and employee benefits (excluding annual cash target bonus opportunities, equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits) that are, in the aggregate, no less favorable than the base salary or hourly wages (as applicable) and employee benefits provided either (i) to such continuing employee by FARO and its subsidiaries immediately prior to the Effective Time, or (ii) at Parent’s option, by Parent or its subsidiaries to similarly situated employees of Parent or its subsidiaries (in each case, excluding equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits).

With respect to benefit plans maintained by Parent or any of the Parent subsidiaries, including the surviving corporation and its subsidiaries, each continuing employee’s service with FARO or any of its subsidiaries as of the Effective Time will be treated as service with Parent or any of the Parent subsidiaries, including the surviving corporation and its subsidiaries, for purposes of eligibility, vesting and vacation and severance benefit accruals only (but not for purposes of benefit accruals under any other plan, program or policy, including any defined benefit pension plans) under any comparable plan, program or policy maintained for the benefit of continuing employees as of and after the Effective Time by Parent or its subsidiaries, including the surviving corporation and its subsidiaries, to the same extent recognized by FARO under any comparable benefit plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit will not apply with respect to any defined benefit plan or retiree welfare plan.

Parent will use commercially reasonable efforts, or will cause the Parent subsidiaries (including the surviving corporation and its subsidiaries) to use commercially reasonable efforts to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of its subsidiaries and in which continuing employees (and their eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable FARO benefit plan immediately prior to the Effective Time. Parent will use commercially reasonable efforts, or will cause the Parent subsidiaries, including the surviving corporation, to use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each continuing employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plan in which such continuing employee (and his or her eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time for the remaining portion of such calendar year (excluding any such amounts under any flexible spending account or similar arrangement) if and to the extent the co-payments, deductibles and similar expenses incurred and amounts paid by, and amounts reimbursed to, the continuing employee under the comparable welfare benefit plan can be reasonably substantiated and if permitted under the insurance policies or other funding vehicles under such plans.

The “continuing employee” provisions of the Merger Agreement are solely for the benefit of the parties thereto. Nothing contained in the Merger Agreement will (i) guarantee employment for any period of time or preclude the ability of Parent, the surviving corporation or their respective affiliates to terminate the employment of any continuing employee at any time and for any reason (as allowed by and pursuant to applicable law, including without limitation the Worker Adjustment and Retraining Act of 1988, as amended), (ii) require Parent, the surviving corporation or any of their respective affiliates to continue any FARO benefit plan or other employee benefit plans, programs or contracts or prevent the amendment, modification or termination thereof following the closing of the Merger or (iii) amend any FARO benefit plan or other employee benefit plans, programs or contracts.

Prior to the closing date, FARO will take, and will cause its subsidiaries to take, all actions reasonably and timely requested by Parent that may be necessary or appropriate, conditioned on the occurrence of the Effective Time, to (i) cause one or more FARO benefit plans to terminate as of a date on, before or after the Effective Time (as determined by Parent), (ii) cause benefit accruals and entitlements under any FARO benefit plan to cease as of the Effective Time, or as of the date preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any FARO benefit plan for such period as may be reasonably requested by Parent, and/or (iv) facilitate the merger of any FARO benefit plan into any Parent plan in accordance with applicable law.

To the extent any payments or benefits made with respect to, or which could arise as a result of, the Merger Agreement or the transactions contemplated thereby (alone or in conjunction with any other event, including any termination of employment or other service), could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the U.S. Internal Revenue Code, FARO will, prior to the closing date, use its reasonable best efforts to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments”, including taking any actions prior to the closing date that Parent may request, such as obtaining independent valuations of non-compete covenants in order to allocate reasonable value to such non-compete covenants and exclude them from characterization as parachute payments; and/or accelerating compensation to increase the disqualified individual’s “base amount” within the meaning of Section 280G of the Code; provided that, for clarity, FARO will not be required to cause any payment that could be characterized as an “excess parachute payment” to be forfeited, eliminated or reduced.

Directors’ and Officers’ Indemnification and Insurance

All rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions contemplated thereby) existing as of the Effective Time in favor of the current or former directors or officers of FARO or any of its subsidiaries and each of their respective employees who serves as a fiduciary of a FARO benefit plan as provided in FARO’s and its subsidiaries’ articles of incorporation, bylaws or other organizational documents will survive the Merger and will continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent will cause the surviving corporation to, and the surviving corporation will, maintain in full force and effect, honor and fulfill the obligations of the exculpation, indemnification and advancement of expenses provisions in the applicable party’s articles of incorporation and bylaws or similar organizational documents in effect as of the date of the Merger Agreement or in any Contract of FARO or its subsidiaries with each present and former director and officer of FARO or its subsidiaries and each of their respective employees who serves as a fiduciary of a FARO benefit plan (in each case when acting in such capacity) in effect as of the date of the Merger Agreement, and will not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any such individuals; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any proceeding pending or asserted or any claim made within such period will continue until the final disposition of such proceeding.

For six years from and after the Effective Time, Parent will or will cause the surviving corporation to either (i) continue to maintain in effect FARO’s directors’ and officers’ insurance policies in place as of the date of the Merger Agreement or (ii) purchase comparable director’s and officers’ insurance that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to (including with respect to the scope of personnel covered by such policy) and in any event not less favorable in the aggregate than FARO’s existing directors’ and officers’ insurance, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the surviving corporation will not be required to pay an annual premium for such insurance in excess of 350% of the last annual premium paid by FARO prior to the date of the Merger Agreement, it being understood that if the total premium payable for such insurance coverage exceeds such amount, Parent will obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence will be deemed to have been satisfied if prepaid

“tail policies” have been obtained by FARO on or prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of the Merger Agreement or the transactions contemplated thereby; provided that the aggregate annual premiums for such “tail policies” and any policy maintained or purchased by Parent or the surviving corporation shall not exceed 350% of the last annual premium paid by FARO prior to the date of the Merger Agreement.

In the event that either Parent or the surviving corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent will, and will cause the surviving corporation to, cause proper provisions to be made so that such successor or assign will expressly assume the obligations set forth in the Merger Agreement.

Section 16 Matters

Prior to the Effective Time, FARO and Parent will take all such steps as may be reasonably necessary to cause any dispositions of shares of FARO common stock (including derivative securities with respect to the shares of FARO common stock) resulting from the transactions contemplated by the Merger Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to FARO, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Litigation Relating to the Merger

FARO will give Parent the reasonable opportunity to participate in the defense or settlement of any shareholder litigation against FARO and/or its directors and officers relating to the transactions contemplated by the Merger Agreement and will consult with Parent with respect to the defense, settlement and prosecution of any shareholder litigation. FARO will promptly notify Parent of any such litigation and will keep Parent reasonably and promptly informed with respect to the status thereof. Prior to the Effective Time, FARO will not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any shareholder litigation unless Parent has consented thereto in writing (which consent will not be unreasonably withheld, conditioned or delayed).

Delisting and Deregistration of FARO common stock

The surviving corporation will cause FARO’s common stock to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time FARO will reasonably cooperate with Parent with respect thereto.

Conditions to the Closing of the Merger

The respective obligations of each party to consummate the Merger are subject to the satisfaction (or waiver, if permissible under law) at or prior to the Effective Time of each of the following conditions:

•	the Company Shareholder Approval having been obtained;

•

the consummation of the Merger not being restrained, enjoined or prohibited by any order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity; and

•

any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the Federal Trade Commission or the Department of Justice having the purpose or effect of committing a party not to close any of the transactions contemplated by the Merger Agreement before a certain date or event, will have expired or been terminated (collectively, the “HSR

Clearance”); and the clearances, approvals and consents of a governmental entity required to be obtained under the Regulatory Laws pertaining to competition filings of certain jurisdictions set forth in the FARO Disclosure Schedules will have been obtained.

The obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment (or waiver by Parent and Merger Sub) of the following conditions at or prior to the Effective Time:

•

Each representation and warranty of FARO relating to authority, execution and delivery and enforceability of the Merger Agreement, and broker’s fees, will be true and correct in all respects as of the date of the Merger Agreement and as of the closing date as though made on the closing date, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time);

•

the representations and warranties of FARO relating to the authorized and outstanding capital stock of FARO, including shares of FARO common stock subject to outstanding equity awards, the absence of agreements to issue capital stock or equity interests of FARO and no issuance of capital stock or equity interests since April 30, 2025, will be true and correct in all respects, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications, as of the date of the Merger Agreement and as of the closing date as though made on the closing date, except for inaccuracies that would not have the effect of changing the fully diluted equity value of FARO (including amounts payable under the Convertible Notes) by more than 0.5%;

•

each other representation and warranty of FARO not described in the first two bullets, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, will be true and correct as of the date of the Merger Agreement and as of the closing date as though made on the closing date (except for representations and warranties that relate to a specific date or time which need only be true and correct as of such date or time) and, in each case, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect;

•

FARO having performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under the Merger Agreement at or prior to the closing date of the Merger;

•	no Company Material Adverse Effect having occurred since the date of the Merger Agreement and still continuing; and

•

FARO having delivered to Parent a certificate signed by an executive officer of FARO and dated as of the closing date of the Merger, certifying the matters in the first four bullets above having been satisfied.

The obligation of FARO to effect the Merger is also subject to the fulfillment (or waiver by FARO) of the following conditions at or prior to the Effective Time:

•

each representation and warranty of Parent and Merger Sub contained in the Merger Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect (as defined in the Merger Agreement) or other similar qualifications contained therein, being true and correct as of the date of the Merger Agreement and as of the closing date of the Merger as though made on the closing date of the Merger, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect;

•

Parent and Merger Sub having performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under the Merger Agreement at or before the closing date of the Merger; and

•

Parent having delivered to FARO a certificate signed by an executive officer of Parent and dated as of the closing date of the Merger, certifying the matters in the foregoing two bullets having been satisfied.

No party to the Merger Agreement may rely on the failure of satisfaction of any conditions set forth therein if the primary cause of such failure was the failure of such party to perform its obligations under the Merger Agreement.

Termination of the Merger Agreement

The Merger Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of the terminating party or parties, as follows:

•	By mutual written consent of Parent and FARO, at any time prior to the Effective Time.

•	By either Parent or FARO:

•	if the Company Shareholder Approval is not obtained at a special meeting of the FARO shareholders duly convened therefor or any adjournment or postponement thereof;

•

if any court of competent jurisdiction or other governmental entity of competent jurisdiction acting pursuant to any Regulatory Law has issued an order or taken any other action permanently restraining, enjoining or prohibiting, prior to the Effective Time, the consummation of the Merger, and such order or other action has become final and non-appealable; provided that this right to terminate the Merger Agreement will not be available to any party who has breached its related obligations under the Merger Agreement in any material respect; or

•

if the Effective Time has not occurred by February 5, 2026 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions to closing the Merger have been satisfied, other than the condition that (i) the consummation of the Merger will not be restrained, enjoined or prohibited by any order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other governmental entity (solely if such order relates to Regulatory Laws pertaining to competition filings), and/or (ii) the expiration of or termination of any applicable waiting period under the HSR Act and the receipt of any required antitrust approvals in Germany, Austria and Romania, and other than conditions that by their nature can only be satisfied on the closing date of the Merger or closing conditions that have been waived by Parent and Merger Sub or FARO, then the Outside Date may be extended by Parent or FARO up to an additional 90 days, and if the Effective Time still has not occurred as of such extended date for the same reason then by Parent up to another additional 90 days (as applicable, the “Extended Outside Date” and together with the Initial Outside Date, as applicable, the “Outside Date”); provided, however, neither FARO nor Parent is permitted to terminate the Merger Agreement if it is in material breach of the Merger Agreement and such breach has primarily caused or resulted in the failure of the closing to have occurred prior to the Outside Date.

•	By FARO:

•

at any time prior to the receipt of the Company Shareholder Approval, if (i) FARO has received a Superior Proposal, (ii) the Board has authorized FARO to enter into a definitive agreement to consummate the Superior Proposal, and (iii) FARO has complied in all material respects with the ‘no solicitation” provisions of the Merger Agreement; provided, however, that FARO will pay the termination fee to Parent, as described in “—Termination Fees”;

•

at any time prior to the Effective Time, if (i) there has been a breach or failure to perform by Parent or Merger Sub of any of its representations, warranties, or covenants contained in the Merger Agreement such that any condition to the obligations of FARO to complete the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement, is not reasonably capable of being satisfied while such breach is continuing, (ii) FARO has delivered to Parent written notice of such breach, which notice states FARO’s intention to terminate the Merger Agreement and (iii) either such breach is not capable of cure prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to Parent and such breach has not been cured in all material respects; provided, however that FARO will not be permitted to terminate the Merger Agreement in this manner if there has been a material breach by FARO of its representations, warranties, or covenants contained in the Merger Agreement such that a condition to the obligations of Parent and Merger Sub to complete the Merger relating to (a) the truthfulness and correctness of FARO’s representations and warranties in the Merger Agreement or (b) FARO’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by FARO under the Merger Agreement, is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects; or

•

if (i) all the obligations of Parent and Merger Sub to complete the Merger have been satisfied or waived (other than conditions that by their nature are to be satisfied at the closing of the Merger, but which will then be capable of satisfaction if the closing of the Merger were to occur on such date), (ii) FARO has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations under the Merger Agreement, FARO is ready, willing and able to consummate the closing, and (iii) Parent fails to consummate the transactions contemplated by the Merger Agreement within three business days following delivery of such notice; provided, however, that during such three business day period after delivery of such notice by FARO, Parent will not be entitled to terminate the Merger Agreement.

•	By Parent:

•	at any time prior to the receipt of the Company Shareholder Approval, if the Board has effected a Change of Board Recommendation; or

•

at any time prior to the Effective Time, if (i) FARO has breached its “no solicitation” provisions of the Merger Agreement, or (ii) (A) there has been a breach by FARO of its representations, warranties, or covenants contained in the Merger Agreement (other than relating to the “no solicitation” provisions of the Merger Agreement) such that any condition to the obligations of Parent and Merger Sub to complete the Merger relating to the truthfulness and correctness of FARO’s representations and warranties in the Merger Agreement or FARO’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by FARO under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, (B) Parent has delivered to FARO written notice of such breach and Parent’s intention to terminate the Merger Agreement, and (C) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions described in clause (ii)(A) above prior to the applicable Outside Date or at least 30 days have elapsed since the date of delivery of such written notice to FARO and such breach will not have been cured in all material respects; provided, however, that Parent will not be permitted to terminate the Merger Agreement in this manner if there has been any material breach by Parent or Merger Sub of any of its representations, warranties, or covenants contained in the Merger Agreement such that a condition to the obligations of FARO to complete to the Merger relating to (a) the truthfulness and correctness of Parent and Merger Sub’s representations and warranties in the Merger Agreement or (b) Parent and Merger Sub’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by Parent and Merger Sub under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing, and such breach has not been cured in all material respects.

In the event of termination of the Merger Agreement by either FARO or Parent pursuant to the termination rights above, written notice of the termination will be given to the other party or parties, specifying the provisions of the Merger Agreement under which such termination is made and the basis therefor described in reasonable detail. The Merger Agreement will become void and have no further force and effect, and there will be no liability or obligation on the part of any party thereto or their respective subsidiaries, officers, directors or representatives, except with respect to certain limited sections of the Merger Agreement that survive termination, including the section regarding the termination fees described in “—Termination Fees”. However, nothing will relieve any party from liabilities or damages incurred or suffered as a result of a Willful and Material Breach by FARO, Parent or Merger Sub of any of their respective covenants or other agreements set forth in the Merger Agreement.

As used in this proxy statement, “Willful and Material Breach” means, with respect to any agreement or covenant of any party to the Merger Agreement, an action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that such party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such party would reasonably be expected to know would result in a material breach of such agreement or covenant.

Termination Fees

FARO will be required to pay Parent a termination fee of approximately $28 million under any of the following circumstances:

•	If the Merger Agreement is terminated (A) by Parent due to a Change of Board Recommendation or (B) by FARO with respect to the acceptance of a Superior Proposal;

•

If the Merger Agreement is terminated (A) by Parent due to a breach by FARO of the “no solicitation” provisions of the Merger Agreement; (B) by FARO or Parent because of the failure to close by the applicable Outside Date at a time when Parent had the right to terminate pursuant to FARO’s breach of the “no solicitation” provisions of the Merger Agreement; or

•

If (i) the Merger Agreement is terminated (A) by Parent or FARO because the Company Shareholder Approval has not been obtained, (B) by Parent due to a breach by FARO of its representations, warranties or covenants contained in the Merger Agreement (other than the “no solicitation” provisions of the Merger Agreement) such that any condition to the obligations of Parent and Merger Sub to complete the Merger relating to the truthfulness and correctness of FARO’s representations and warranties in the Merger Agreement or FARO’s performance of and compliance with, in all material respects, the covenants and agreements required to be performed or complied with by FARO under the Merger Agreement is not reasonably capable of being satisfied while such breach is continuing and such breach is not capable of cure or has not been cured in all material respects within thirty days, or (C) by Parent or FARO because of the failure to close by the applicable Outside Date at a time when Parent had the right to terminate due to FARO’s uncured breach of its representations, warranties or covenants contained in the Merger Agreement, (ii) after the date of the Merger Agreement and prior to the date of the special meeting of the FARO shareholders, an Acquisition Proposal has been publicly announced and not withdrawn and (iii) FARO or any of its subsidiaries has entered into a definitive agreement with respect to such Acquisition Proposal within 12 months after such termination and the transaction contemplated by such Acquisition Proposal is subsequently consummated (for purposes of the foregoing, references to “20%” in the definition of “Acquisition Proposal” will be deemed to be references to “50%”).

If (i) the Merger Agreement is terminated by FARO or Parent because the Company Shareholder Approval has not been obtained, and (ii) the Board effected a Change of Board Recommendation prior to the special meeting of the FARO shareholders (or any adjournment or postponement thereof), then FARO will pay Parent an amount equal to that required to reimburse Parent and its affiliates for all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

Parent will be required to pay FARO a termination fee of approximately $28 million under any of the following circumstances:

•

If FARO terminates the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance (or FARO or Parent terminates the Merger Agreement because of failure to close by the applicable Outside Date at a time when FARO could have terminated the Merger Agreement because of Parent’s breach of its obligations related to obtaining HSR Clearance); or

•

If FARO or Parent terminates the Merger Agreement because of failure to close by the applicable Outside Date and at the time of such termination (i) the conditions to closing with respect to an order restraining, enjoining or prohibiting the Merger shall not have been satisfied as a result of an order pursuant to Regulatory Laws pertaining to HSR Clearance or (ii) the conditions to closing with respect to the expiration or termination of any applicable waiting period under the HSR Act shall not have been satisfied as a result of failure to obtain HSR Clearance (including any circumstance in which the applicable waiting period under the HSR Act has expired, but Parent is party to an agreement with a governmental entity pursuant to which Parent has agreed to defer the consummation of the transactions contemplated by the Merger Agreement), and, in the case of each of clauses (i) or (ii), all of the other conditions to closing set forth in the Merger Agreement have been satisfied (other than conditions that by their nature can only be satisfied on the closing date) or have been waived by Parent and Merger Sub or FARO, as applicable.

In circumstances where any termination fee is payable by FARO or by Parent, as circumstances dictate, the other party’s receipt in full of the termination fee will be such party’s sole and exclusive remedy against the other and its subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, shareholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other transactions to be consummated, for any breach or failure to perform under the Merger Agreement, and upon payment of the termination fee, no such person will have any further liability or obligation relating to the Merger Agreement or the transactions contemplated by the Merger Agreement, except with respect to a Willful and Material Breach.

The parties acknowledge and agree that any payment of the termination fee by either Parent or FARO, as circumstances dictate, is not a penalty but is liquidated damages in a reasonable amount that is intended to compensate the other party for any losses suffered or incurred by such party or any other person in connection with the Merger Agreement for the efforts and resources expended and the opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the transactions contemplated by the Merger Agreement; provided, however, that in the case of a Willful and Material Breach by Parent or Merger Sub, on the one hand, or FARO, on the other hand, such other party will be permitted to seek damages in excess of the termination fee.

Specific Performance; Other Remedies

If the Merger Agreement has not been validly terminated, each party will have the right to specific performance. In addition to any other remedy to which they are entitled, the parties will be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement and to specific performance as to its terms, including the right of a party to cause the other parties to consummate the Merger, and the parties waive any requirement to show proof of actual damages or secure or post any bond in connection with the obtaining of any specific performance or injunctive relief and will waive, in any action for specific performance, the defense of adequacy of a remedy at law. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Mergers pursuant to a claim for specific performance brought against Parent and Merger Sub, and has instead granted an award of damages for such breach, FARO may enforce such award and accept damages for such breach on behalf of its shareholders. FARO’s or Parent’s pursuit of specific performance will not preclude the pursuing party from the right to pursue any other right or remedy to which such party may be entitled.

Notwithstanding anything to the contrary in the Merger Agreement, if prior to the Outside Date any party initiates a legal proceeding to prevent breaches (or threatened breaches) of the Merger Agreement and to enforce specifically the terms of the Merger Agreement, then the Outside Date will be automatically extended by (i) the amount of time during which such legal proceeding is pending plus 10 business days after the dismissal, settlement or entry of a final order with respect to such legal proceeding; or (ii) such other time period established by the court presiding over such legal proceeding.

In the event that the representations of FARO with respect to corporate organization, capitalization, authority, execution and delivery, enforceability and broker’s fees are true and correct in all respects as of the closing date and no Company Material Adverse Effect has occurred, at the time that a legal proceeding was brought to seek specific performance of Parent’s or Merger Sub’s obligation to effect the closing of the Merger, Parent and Merger Sub shall not subsequently be permitted to assert the failure of such condition and Parent shall not be entitled to terminate the Merger Agreement on the basis that the Initial Outside Date or Extended Outside Date, as applicable, has passed.

Fees and Expenses

Except as otherwise expressly provided in the Merger Agreement, all fees and expenses incurred in connection with the transactions contemplated by the Merger Agreement will be paid by the party that incurred such fees or expenses.

No Third Party Beneficiaries

The Merger Agreement will be binding upon and inure solely to the benefit of FARO, Parent and Merger Sub and their respective successors and permitted assigns. Nothing in the Merger Agreement, express or implied, is intended to or will confer any rights, benefits or remedies of any nature upon any person (except with respect to the requirement that Parent provide specified director and officer indemnification and insurance, as described in “—Directors’ and Officers’ Indemnification and Insurance”) other than FARO, Parent and Merger Sub and their respective successors and permitted assigns.

Amendments; Waivers

The Merger Agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors at any time before the Effective Time. However, after receipt of the Company Shareholder Approval, no amendment may be made which, by law or in accordance with the rules of any relevant stock exchange, requires further approval by FARO’s shareholders without such approval. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and FARO, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained in the Merger Agreement or in any document delivered pursuant thereto or (iii) waive compliance by the other with any of the agreements or covenants contained in the Merger Agreement; provided, however, that after receipt of the Company Shareholder Approval, there may not be any extension or waiver of the Merger Agreement which decreases the Merger Consideration or which adversely affects the rights of FARO’s shareholders under the Merger Agreement without the approval of the shareholders of FARO.

PROPOSAL 1: ADOPTION AND APPROVAL OF THE MERGER AGREEMENT

The Merger Agreement Proposal

We are asking you to approve a proposal to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. For a detailed discussion of the terms and conditions of the Merger Agreement, see “The Merger Agreement”. A copy of the Merger Agreement is attached as Appendix A of this proxy statement. The adoption and approval of the Merger Agreement and the transactions contemplated thereby is one of the conditions to closing the Merger.

Vote Required and Board Recommendation

As discussed in “The Merger—Recommendation of Our Board of Directors and Reasons for the Merger”, after considering various factors described in such section, the Board unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of FARO and its shareholders, (ii) adopted and approved the Merger Agreement and the transactions contemplated thereby, upon the terms and subject to the conditions set forth in the Merger Agreement, (iii) directed that the Merger Agreement be submitted to the shareholders of FARO for its approval, and (iv) recommended that FARO’s shareholders vote to adopt and approve the Merger Agreement.

The approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the shares of FARO common stock outstanding and entitled to vote on the matter as of the Record Date. You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting on, the Merger Proposal. Abstentions and broker non-votes, if any, will have the same effect as a vote “AGAINST” the Merger Proposal.

The Board unanimously recommends that you vote “FOR” the Merger Proposal.

PROPOSAL 2: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

We are asking you to approve a proposal to approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting. If our shareholders approve the Adjournment Proposal, we could adjourn the special meeting and any adjourned session of the special meeting to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against adoption and approval of the Merger Agreement. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption and approval of the Merger Agreement such that the Merger Proposal would be defeated, we could adjourn the special meeting without a vote on the adoption and approval of the Merger Agreement and seek to convince the holders of those shares of FARO common stock to change their votes to votes in favor of adoption and approval of the Merger Agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

If the special meeting is adjourned, shareholders who have already submitted their proxies will be able to revoke them at any time prior to the vote on the proposals.

Vote Required and Board Recommendation

Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast at the special meeting. You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting on, the Adjournment Proposal. Broker non-votes, if any, and abstentions will not have any effect on the outcome of the vote on the Adjournment Proposal.

The Board believes that it is in the best interests of FARO and its shareholders to be able to adjourn the special meeting to a later date or dates if necessary for the purpose of soliciting additional votes in respect of the Merger Proposal if there are insufficient votes to adopt and approve the Merger Agreement at the time of the special meeting.

In addition, if a quorum is not present at the special meeting, the chairperson of the meeting or the affirmative vote of the holders of a majority of all the shares of FARO common stock represented at the special meeting, in person or by proxy, and entitled to vote thereon, although less than a quorum, may adjourn the meeting to another place, date or time.

The Board unanimously recommends that you vote “FOR” the Adjournment Proposal.

PROPOSAL 3: ADVISORY VOTE ON MERGER-RELATED NAMED EXECUTIVE OFFICER COMPENSATION

The Compensation Proposal

In accordance with Section 14A of the Exchange Act, FARO is providing its shareholders with the opportunity to cast a non-binding, advisory vote on certain compensation that will or may become payable to the named executive officers of FARO in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, the value of which is set forth in “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Named Executive Officer Golden Parachute Compensation”.

For purposes of this proxy statement, our named executive officers consist of:

•	Peter Lau, President and Chief Executive Officer,

•	Matthew Horwath, Senior Vice President and Chief Financial Officer,

•	Phillipe Delnick, Senior Vice President, Global Sales,

•	Yuval Wasserman, Former Executive Chairman,

•	Allen Muhich, Former Chief Financial Officer, and

•	Jeff Sexton, Former Senior Vice President of Sales.

The Board encourages you to carefully review the named executive officer Merger-related compensation information disclosed in this proxy statement. As required by Section 14A of the Exchange Act, FARO is asking its shareholders to vote on the adoption and approval of the following resolution:

“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation that will or may become payable to FARO’s named executive officers in connection with the Merger, including the agreements and understandings pursuant to which such compensation will or may become payable, as disclosed in “The Merger—Interests of the Directors and Executive Officers of FARO in the Merger—Named Executive Officer Golden Parachute Compensation” in FARO’s proxy statement for the special meeting.”

Shareholders should note that this proposal is separate and apart from Proposal 1 above and is not a condition to completion of the Merger, and as an advisory vote, the result will not be binding on FARO, the Board or Parent. Further, the underlying plans and arrangements are contractual in nature and payments made pursuant to the terms of these plans and agreements are not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the Merger is consummated, our named executive officers will be eligible to receive the compensation that is based on or otherwise relates to the Merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board Recommendation

Approval of the Compensation Proposal requires the affirmative vote of a majority of the votes cast at the special meeting. You may vote “FOR” or “AGAINST,” or “ABSTAIN” from voting on, the Compensation Proposal. Broker non-votes, if any, and abstentions will not have any effect on the outcome of the vote on the Compensation Proposal.

The Board unanimously recommends that you vote “FOR” the Compensation Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding the beneficial ownership of FARO common stock as of [ ● ], 2025, the Record Date, (except as otherwise noted in the footnotes below) by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the outstanding shares of FARO common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group. Such information (other than with respect to our directors and executive officers and their affiliates) is based on a review of statements filed with the SEC pursuant to Sections 13(d) and 13(g) of the Exchange Act with respect to our common stock. The percentage of beneficial ownership is based on [ ● ] shares of common stock outstanding as of the Record Date (or such other date, as indicated).

The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are not deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities, and some persons may be deemed to be beneficial owners of securities as to which such persons have no economic interest.

Except as otherwise indicated in these footnotes, each of the beneficial owners listed has, to our knowledge, sole voting and investment power with respect to the shares of our common stock reported and the business address of each such beneficial owner is c/o FARO Technologies, Inc., 125 Technology Park, Lake Mary, Florida 32746.

Name of Beneficial Owner	Number of Shares of Common Stock(1)	Percent of Outstanding Common Stock(1)
Named Executive Officers and Directors: (1)
John Donofrio	[64,336]		*
Yuval Wasserman	[153,512]		*
Jeroen van Rotterdam	[38,689]		*
Alex Davern	[118,843]		*
Moonie Chin	[28,798]		*
Rajani Ramanathan	[21,948]		*
Peter J. Lau	[29,319]		*
Matthew Horwath	[10,977]		*
Phillipe Delnick	[—]		*
Allen Muhich	[34,736]		*
Jeff Sexton	[27,055]		*
All current directors and executive officers as a group (9 persons)	[466,422]	[ ● ]	%
Greater than 5% Shareholders:
Blackrock, Inc.(2)	[1,471,697]	[ ● ]	%
Vanguard Group, Inc.(3)	[1,525,424]	[ ● ]	%
Magnetar Financial LLC(4)	[1,361,819]	[ ● ]	%
Royce & Associates LP(5)	[1,053,329]	[ ● ]	%
Harvey Partners, LLC(6)	[1,006,000]	[ ● ]	%
Needham Investment Management, L.L.C.(7)	[1,029,250]	[ ● ]	%
T. Rowe Price Investment Management, Inc.(8)	[1,442,512]	[ ● ]	%

*	Represents less than one percent of our outstanding common stock.

(1)

Assumes in the case of each shareholder listed above that all options exercisable within 60 days and all shares of restricted stock vesting within 60 days were exercised or vested, as applicable, and the related shares were owned by such shareholder. With respect to each company listed above, the amounts represent the number of shares beneficially owned, as disclosed in company reports regarding beneficial ownership filed with the SEC. To our knowledge, except as noted above, no person or entity is the beneficial owner of more than 5% of the voting power of FARO’s common stock. For each of the Directors, the Number of Shares Beneficially Owned includes [10,404] shares of common stock issuable upon the vesting of RSUs within 60 days of [ ● ], 2025. In addition, the amount included for “All current directors and executive officers as a group” includes [ ● ] shares of common stock issuable upon the vesting of RSUs within 60 days of [ ● ], 2025.

(2)

The number of shares reported is based solely on the Schedule 13G/A filed with the SEC on April 17, 2025, by BlackRock, Inc., a parent holding company or control person, reporting holdings as of March 31, 2025. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The Schedule 13G/A reports that BlackRock, Inc. has sole voting power with respect to 1,446,260 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,471,697 shares and shared dispositive power with respect to 0 shares.

(3)

The number of shares reported is based solely on the Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, Inc., an investment adviser, reporting holdings as of December 29, 2023. The Vanguard Group, Inc.’s address is 100 Vanguard Blvd., Malvern, PA 19355. According to the Schedule 13G/A, The Vanguard Group, Inc. does not have sole voting power over any shares, they have shared voting power with respect to 10,519 shares, sole dispositive power with respect to 1,507,382 shares and shared dispositive power with respect to 17,592 shares.

(4)

The number of shares reported is based solely on the Schedule 13D filed with the SEC on May 14, 2025, by Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC and David J. Snyderman (the “Reporting Persons”), reporting holdings as of May 8, 2025. The address of the Reporting Persons, is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. The Schedule 13D reports that each of the Reporting Persons has sole voting power with respect to 0 shares, shared voting power with respect to 1,361,819 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 1,361,819 shares.

(5)

The number of shares reported is based solely on the Schedule 13G/A filed with the SEC on April 29, 2025, by Royce & Associates LP, a parent holding company or control person, reporting holdings as of March 31, 2025. The address of Royce & Associates LP, is 745 Fifth Avenue, New York, NY 10151. The Schedule 13G/A reports that Royce & Associates LP has sole voting power with respect to 1,053,329 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,053,329 shares and shared dispositive power with respect to 0 shares.

(6)

The number of shares reported is based solely on the Schedule 13G filed with the SEC on November 14, 2024, by Harvey Partners, LLC, a parent holding company or control person. As of September 30, 2024, Harvey SMidCap Fund, LP, a Delaware limited partnership (“SMidCap Fund”), held 66,019 shares and Harvey Master Fund, L.P., a Cayman Islands exempted limited partnership (“Master Fund”), held 38,927 shares. Harvey Partners, LLC is the investment manager of SMidCap Fund and Master Fund, and as such, possesses the sole power to vote and the sole power to direct the disposition of all shares held by SMidCap Fund and Master Fund. As of September 30, 2024, Harvey Partners, LLC held 901,054 shares in managed accounts. James A. Schwartz and Jeffrey C. Moskowitz, the Managing Members of Harvey Partners, LLC, share voting and investment power with respect to all shares beneficially owned by Harvey Partners, LLC. The address of Harvey Partners, LLC is 120 White Plains Road, Suite 430, Tarrytown, NY 10591. As of September 30, 2024, Harvey Partners, LLC is deemed to have sole dispositive authority with respect to 1,006,000 shares and sole voting authority over 1,006,000 shares.

(7)

Based solely on the Schedule 13G/A filed with the SEC on November 13, 2024, Needham Asset Management, LLC is the managing member of Needham Investment Management L.L.C., which serves as investment adviser to various series of The Needham Funds, Inc. and the general partner to certain private investment funds that hold 1,029,250 shares of common stock of the Issuer. Needham Investment Management L.L.C. serves as investment adviser to various series of The Needham Funds, Inc. and general partner to certain private investment funds that hold 1,029,250 shares of common stock of the Issuer. George A. Needham is a control person of Needham Asset Management, LLC, which is the managing member of Needham Investment Management L.L.C., which serves as investment adviser to various series of The Needham Funds, Inc. and the general partner to certain private investment funds that hold 1,029,250 shares of common stock of the Issuer. Needham Asset Management, LLC, Needham Investment Management L.L.C. and George A. Needham share voting and investment power with respect to all shares. The address for Needham Asset Management is 250 Park Avenue, 10th Floor, New York, New York 10117.
(8)

The number of shares reported is based solely on the Schedule 13G filed with the SEC on May 149, 2025, by T. Rowe Price reporting holdings as of March 31, 2025. The address of T. Rowe Price is 1307 Point Street, Baltimore, MD 21231. The Schedule 13G reports that T. Rowe Price has sole voting power with respect to 1,442,512 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,442,512 shares and shared dispositive power with respect to 0 shares.

FUTURE SHAREHOLDER PROPOSALS

If the Merger is completed, we will have no public shareholders and there will be no public participation in any future meetings of the shareholders of FARO. However, if the Merger is not completed, our shareholders will continue to be entitled to attend and participate in our shareholders’ meetings. FARO will hold an annual meeting of shareholders in 2026 (the “2026 Annual Meeting”) only if the Merger has not already been completed.

If a shareholder wants to have a proposal formally considered at the 2026 Annual Meeting and included in our proxy statement for that meeting pursuant to SEC Rule 14a-8, we must receive the proposal in writing on or before December 11, 2025 and the proposal must comply with SEC rules; provided, however, that if the date of our 2026 Annual Meeting is more than 30 days before or after May 21, 2026 (the one-year anniversary of our 2025 annual meeting of shareholders), the deadline will be a reasonable time before we begin to print and send our proxy materials to shareholders.

In addition, if a shareholder wants to make a proposal for consideration at the 2026 Annual Meeting other than pursuant to SEC Rule 14a-8, the shareholder must comply with the advance notice provisions and other requirements set forth in our Bylaws. Under our Bylaws, we must receive the proposal not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. In the event that the date of the annual meeting is advanced more than 30 days before or delayed more than 60 days after such anniversary date, notice by the shareholder must be received not more than 120 days prior to such annual meeting and not less than the later of 90 days prior to such annual meeting or ten days following the day on which public announcement of the date of the annual meeting is first made. For the 2026 Annual Meeting, we must receive the proposal, which must conform to the notice requirements set forth in our Bylaws, between January 21, 2026 and February 20, 2026.

If a shareholder wants to nominate a person for election to the Board of Directors, the shareholder must comply with the advance notice provisions and other requirements set forth in our Bylaws. In addition to satisfying the requirements of our Bylaws, shareholders who intend to nominate directors other than the directors we have nominated must also comply with the additional requirements of Rule 14a-19 under the Exchange Act and must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

If we do not receive a shareholder proposal or director nomination by the appropriate deadline and in compliance with applicable requirements, then such proposal may not be brought before the 2026 annual meeting of shareholders.

WHERE YOU CAN FIND MORE INFORMATION

Statements contained in this proxy statement, or in any document incorporated by reference herein, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following FARO filings with the SEC are incorporated by reference:

•	FARO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	FARO’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on April 24, 2025;

•	FARO’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 10, 2025; and

•	FARO’s Current Reports on Form 8-K filed with the SEC on May 6, 2025, May 7, 2025 and May 21, 2025.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the Merger Agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials. The information provided on our website is not part of this proxy statement and is not incorporated by reference herein.

Any reports, statements or other information that we file with the SEC are available to the public at www.sec.gov. In addition, shareholders may obtain free copies of the documents filed with the SEC by FARO through the “Investor Relations” section of our website, FARO.com, and the “SEC Filings & Proxy Voting” section therein. Our website address is provided as an inactive textual reference only. The information contained on (or accessible through) our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC.

You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

FARO Technologies, Inc.

Attn: Corporate Secretary

125 Technology Park

Lake Mary, Florida 32746

(407) 333-9911

If you would like to request documents from us, please do so by [ ● ], 2025, to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one business day after we receive your request.

If you have any questions about this proxy statement, the special meeting or the Merger or need assistance with voting procedures, you should contact our proxy solicitor:

7 Penn Plaza, Suite 503

New York, NY 10001

proxy@mackenziepartners.com

(212) 929-5500

Toll-Free: (800) 322-2885

MISCELLANEOUS

FARO has supplied all information relating to FARO, and Parent has supplied all of the information relating to Parent and Merger Sub, contained in “Summary—Parties Involved in the Merger,” and “The Merger—Parties Involved in the Merger”.

You should not send in your FARO stock certificates until you receive transmittal materials after the Merger is completed.

You should rely only on the information contained in this proxy statement, including its appendices and all documents incorporated by reference therein, to vote on the Merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated as of [ ● ], 2025. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

Appendix A

AGREEMENT AND PLAN OF MERGER

by and among

AMETEK, INC.,

AMETEK TP, INC.

and

FARO TECHNOLOGIES, INC.

Dated as of May 5, 2025

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of May 5, 2025 (this “Agreement”), is made by and among AMETEK, Inc., a Delaware corporation (“Parent”), AMETEK TP, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and FARO Technologies, Inc., a Florida corporation (the “Company”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

WHEREAS, the Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the Florida Business Corporation Act, as amended (the “FBCA”), and the Delaware General Corporation Law, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.001 per share, of the Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock” or the “Shares”) shall be converted into the right to receive the Merger Consideration.

WHEREAS, the Board of Directors of Merger Sub has approved for Merger Sub to enter into this Agreement and consummate the Transactions, upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of Parent has approved this Agreement and the Transactions upon the terms and subject to the conditions set forth herein.

WHEREAS, the Board of Directors of the Company (the “Company Board”) has (i) determined that this Agreement and the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopted and approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein, (iii) directed that this Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommended that the Company’s shareholders vote to approve this Agreement.

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the FBCA, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and as a wholly owned Subsidiary of Parent. The

Merger shall be effected pursuant to the FBCA and shall have the effects set forth in this Agreement, the applicable provisions of the FBCA and the Articles of Merger. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, as provided in the FBCA. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the articles of incorporation of the Surviving Corporation shall be amended and restated so as to read in their entirety in the form set forth as Exhibit A hereto, and as so amended and restated, shall be the articles of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in their entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation. The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Surviving Corporation from and after the Effective Time, each to hold office in accordance with the articles of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time of the Merger.

The closing of the Merger (the “Closing”) will take place no later than the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in ARTICLE 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages, unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date.” At the Closing, the Company shall deliver to the Florida Department of State for filing the articles of merger relating to the Merger (the “Articles of Merger”), executed and acknowledged in accordance with the relevant provisions of the FBCA, and to the Delaware Secretary of State for filing the certificate of merger relating to the Merger (the

“Certificate of Merger”), in each case executed and acknowledged in accordance with the relevant provisions of the FBCA and the DGCL, as applicable, and Merger Sub and the Company shall make all other filings required under the FBCA and the DGCL, as applicable. The Merger shall become effective at the time when the Articles of Merger have been duly filed with the Florida Department of State and the Certificate of Merger has been filed with the Delaware Secretary of State, or such later date and time as is agreed upon by the parties and specified in the Articles of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share, other than (i) Shares to be cancelled pursuant to Section 2.1(b) (“Excluded Shares”), and (ii) Shares that are Dissenting Shares, shall be converted automatically into the right to receive $44.00 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, with payment upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c) Merger Sub Equity Interests. All shares of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become (in the aggregate) one newly and validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Corporation and shall constitute the only outstanding share of capital stock of the Surviving Corporation as of immediately after the Effective Time.

2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized bank or trust company to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this ARTICLE 2 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares (other than Dissenting Shares) shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1, Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Until disbursed in accordance with this Agreement, the funds deposited with the Paying Agent shall be invested by the Paying Agent as directed by Parent; provided, however, that any such investments shall be in obligations of, or guaranteed by, the United States government or rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively. No losses with respect to any investments of the funds will affect the amounts payable to the holders of Shares. Earnings from such investments shall be the sole and exclusive property of Parent payable to Parent promptly upon its request, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender

(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares (other than Excluded Shares and Dissenting Shares) represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement: (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and any Certificate so surrendered shall be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate (other than Shares cancelled pursuant to Section 2.1(b) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Dissenting Shares) held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company: (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (subject to any withholding of Taxes required by applicable Law as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share (other than Shares cancelled pursuant to Section 2.1(b) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the share transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. If, after the Effective Time, any Certificates formerly representing Shares (or affidavits of loss in lieu thereof in accordance with Section 2.2(e)) are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an Affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective Affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a). The Surviving Corporation may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary (but subject to the other provisions of this Section 2.3), if required by the FBCA (but only to the extent required thereby), any shares of Company Common Stock for which the holder thereof (i) has not voted in favor of the Merger or consented to it in writing and (ii) has validly demanded (and not withdrawn) the appraisal of such shares in accordance with, and has complied in all respects with, the FBCA (collectively, the “Dissenting Shares”), shall not be converted into the right to receive the Merger Consideration in accordance with Section 2.1(a). At the Effective Time, (A) all Dissenting Shares shall be canceled and cease to exist and (B) the holders of Dissenting Shares shall be entitled only to such rights as may be granted to them under the FBCA.

(b) Notwithstanding the provisions of Section 2.3(a), if any holder of Dissenting Shares effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then that holder’s Shares (i) shall be deemed no longer to be Dissenting Shares and (ii) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the Merger Consideration, without interest thereon, in accordance with Section 2.1(a).

(c) The Company shall give Parent reasonably prompt notice of any written demand for appraisal of any Shares of Company Common Stock, any withdrawals or attempted withdrawals of such demands and any other instrument served on the Company under the FBCA. Parent shall have the right to participate in and direct and control all negotiations and proceedings with respect to such demands for appraisal, at Parent’s sole cost and expense. Except to the extent required by applicable Law, the Company shall not offer to make or make any payment with respect to any such demands for appraisal or otherwise settle any such demands, or agree to do any of the foregoing, without the prior written consent of Parent, which consent shall not be unreasonably withheld, delayed or conditioned.

2.4 Treatment of Stock Options, Restricted Stock Units, and Performance-Based Restricted Stock Units.

(a) Treatment of Options. At the Effective Time, without any further action on the part of Parent, Merger Sub, the Company or the holder thereof, each option to purchase Shares (each a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically be cancelled and converted into the right to receive (without interest) from the Surviving Corporation an amount in cash (less applicable Tax withholdings as provided in Section 2.5) equal to the product of (x) the total number of Shares underlying such Company Option immediately prior to the Effective Time multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option; provided that, any such Company Option with respect to which the exercise price per share subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.

(b) Treatment of Restricted Stock Units and Performance-Based Restricted Stock Units. Effective as of immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder thereof, (i) each outstanding award of Company performance-based restricted stock units or service-based restricted stock units, in each case, that is subject solely to service-based vesting conditions immediately prior to the Effective Time (collectively, “Company RSUs”) including, for the avoidance of doubt, any award of Company RSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the total number of Shares underlying such award of Company RSUs immediately prior to the Effective Time, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance-based restricted stock units that is subject to performance-based vesting conditions immediately prior to the Effective Time (“Company PRSUs”), including, for the avoidance of doubt, any award of Company PRSUs that is subject to a deferral election, shall automatically be cancelled and converted into the right to receive (without interest) an amount in cash (less applicable Tax withholdings) equal to (x) the total number of Shares underlying such Company PRSUs that would become vested as of immediately prior to the Effective Time if the Effective Time were the last day of the relevant performance period and the achievement of all relevant performance-based vesting requirements were determined at such time, multiplied by (y) the Merger Consideration, and the remaining portion of any such Company PRSUs will be canceled for no consideration.

(c) Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Options, Company RSUs and Company PRSUs the

amounts described in Section 2.4(a) and Section 2.4(b), less any Taxes required to be withheld under applicable Law with respect to such payments, as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than ten Business Days following the Closing Date, except that any such amounts that relate to Company RSUs or Company PRSUs which constitute, either in whole or in part, a deferral of compensation subject to Section 409A of the Code, will, to the extent necessary to comply with Section 409A of the Code, instead be paid by, or at the direction of, the Surviving Corporation at the time when the related Company RSUs or Company PRSUs would otherwise have been settled in accordance with their terms; provided that payments to the former directors of the Company (who are not otherwise employees of the Company) shall be made by the Surviving Corporation directly.

(d) Termination of Company Equity Plans. As of the Effective Time, the Company Equity Plans shall be terminated and no further Shares, Company Options, Company RSUs, Company PRSUs, other Equity Interests in the Company or other rights with respect to Shares or other Equity Interests in the Company shall be granted thereunder or otherwise after the Effective Time. Following the Effective Time, no such Company Option, Company RSU, Company PRSU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4 in accordance with the terms set forth above, which is the sole consideration each former holder of any such Company Option, Company RSU, Company PRSU, Equity Interest or other right is entitled to receive under such Company Option, Company RSU, Company PRSU, Equity Interest or other right or otherwise upon cancellation of each such Company Option, Company RSU, Company PRSU, Equity Interest or other right in connection with the Merger.

(e) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are necessary and appropriate (including obtaining any required consents from the holders of any Company Option, Company RSU, Company PRSU, Equity Interest or other right) to effect the transactions described in this Section 2.4, provided that such actions shall expressly be conditioned upon the consummation of the Merger and shall be of no effect if this Agreement is terminated without consummation of the Merger.

2.5 Withholding Rights.

The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event that Parent determines that any such deduction or withholding is applicable other than with regard to payments described in Section 2.4, (a) Parent shall use reasonable best efforts to notify the Company prior to the date on which such deduction or withholding is anticipated to occur, and (b) Parent and the Company shall reasonably cooperate to minimize or eliminate such deduction or withholding as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6 Adjustments.

In the event that, between the date of this Agreement and the Effective Time, any change in the outstanding Shares shall occur as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event, the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrent with the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 3 to which the information in such schedule relates); provided, that, disclosure in the Company Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections, and (b) as otherwise disclosed in any reports, schedules, forms, statements, registration statements, prospectuses and other documents filed by the Company with the SEC on or after January 1, 2024 and publicly available at least five Business Days prior to the date hereof (other than any forward-looking disclosures contained in the “Forward Looking Statements” and “Risk Factors” sections of the Company SEC Documents but including any historical or factual matters disclosed in such sections), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Organization.

Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in active status or good standing under the Laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except, in the case of the Company’s Subsidiaries, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Amended and Restated Articles of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation in any material respect of any of the provisions of the Company Charter or the Company Bylaws.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of fifty million (50,000,000) shares of Company Common Stock and ten million (10,000,000) shares of preferred stock, par value $0.001 per share. As of the close of business on April 30, 2025 (the “Specified Date”), (i) 19,226,204 Shares (other than treasury shares) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, and no shares of preferred stock were issued and outstanding, (ii) 1,961,767 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) zero Shares are subject to outstanding Company Options, (iv) 946,985 Shares are subject to outstanding Company RSUs, and (v) (x) 515,262 Shares are subject to Company PRSUs (assuming target level of performance) and (y) 1,030,524 Shares are subject to Company PRSUs (assuming maximum level of performance). Except for Company RSUs, Company PRSUs, Company Options and Convertible Notes, convertible into an aggregate of 1,699,718 Shares (determined as of the Specified Date and without taking into consideration interest or conversion rates), or as otherwise set forth in the Company Charter, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. Since the close of business on the Specified Date, except for the issuance of Shares upon exercise of the Company Options, the settlement of

Company RSUs or Company PRSUs or the conversion of the Convertible Notes, in each case in accordance with their terms, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests, other than those shares of capital stock reserved for issuance described in this Section 3.2(a). Other than the Convertible Notes, there are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (whether on an as-converted basis or otherwise) (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote.

(b) With respect to each Company Award, Section 3.2(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the identification number of each holder of such Company Award, the type of Company Award, the date of grant, the number of vested and unvested Shares covered by such Company Award (including, if applicable, at target and at maximum performance), the cash exercise price per share of Company Common Stock of such Company Award (if applicable), and the applicable expiration date thereof. All Shares subject to issuance under a Company Equity Plan, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries. All Company Awards have been granted in compliance with applicable Laws and the applicable Company Equity Plans. All Company Options were granted with a per share exercise price at least equal to the fair market value of the underlying share of Company Common Stock on the date such Company Option was granted (within the meaning of Section 409A and the Treasury Regulations promulgated thereunder).

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company, together with its jurisdiction of incorporation or organization, and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly owned Subsidiaries free and clear of all Liens, other than Permitted Liens. As of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary.

(d) Except for the capital stock of, or other equity or voting interests in, the Subsidiaries, neither the Company nor any Subsidiary of the Company has any contractual or other obligation to acquire any capital stock, membership interests, partnership interests, joint venture interest, or voting securities of, or other direct or indirect equity or voting interests in, or any interest convertible into or exchangeable or exercisable for capital stock, membership interests, partnership interests, joint venture interest or voting securities of, or other equity in, any Person.

(e) As of the date hereof, no dividends or other distributions with respect to the Shares have been declared which have not been paid in full.

3.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to the receipt of the Company Shareholder Approval and compliance with Regulatory Laws, to consummate the Transactions. The execution and delivery by the Company of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by the Company with each of its obligations herein and therein, and the consummation by it of the Transactions and the transactions contemplated by such Ancillary Agreements have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Shareholder Approval, and no other corporate proceedings on the part of the Company and no other shareholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party dated on or before the date hereof and, assuming the due authorization, execution and delivery by Parent and Merger Sub, each of this Agreement and such Ancillary Agreements constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, or by general equitable principles.

(b) The Company Board, at a meeting duly called and held, adopted resolutions (i) determining that the Transactions are advisable, fair to and in the best interests of the Company and its shareholders, (ii) adopting and approving this Agreement and the Transactions, (iii) directing that this Agreement be submitted to the shareholders of the Company for its approval, and (iv) recommending that the Company’s shareholders approve this Agreement and the Transactions (the “Company Board Recommendation”).

(c) The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt or approve this Agreement is the approval of this Agreement by the holders of a majority of the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Shareholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions.

3.4 No Conflicts.

(a) The execution and delivery of this Agreement by the Company does not and will not, and the performance of this Agreement by the Company will not, (i) assuming the Company Shareholder Approval is obtained, conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than Permitted Liens) on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(b) The execution and delivery of this Agreement by the Company does not and will not, and, assuming the accuracy of the representations and warranties of Parent and Merger Sub in Section 4.3(b), the consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or declaration or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of NASDAQ and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of the Articles of Merger as required by the FBCA and the

Certificate of Merger as required DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to (x) materially impair or materially delay the ability of the Company to consummate the Merger or perform its obligations under this Agreement or (y) materially and adversely affect the operation of the business of the Company and its Subsidiaries, taken as a whole, following the Effective Time.

3.5 SEC Documents; Financial Statements; Undisclosed Liabilities; Subsidiaries.

(a) The Company has filed or furnished on a timely basis all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2022 (collectively, the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.

(b) As of its respective filing date (or, if amended or supplemented prior to the date of this Agreement, as of the date of the most recent amendment or supplement and giving effect to such amendment or supplement), each Company SEC Document complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has made available to Parent all comment letters and all material correspondence between the SEC and the Company since January 1, 2022. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act, and, to the Knowledge of the Company, none of the Company SEC Documents is the subject of outstanding SEC comment or outstanding SEC investigation or other governmental investigation regarding the Company. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.

(c) The consolidated financial statements of the Company included in or incorporated by reference in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) when filed complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing and fairly present, in all material respects, the financial condition and the results of operations, cash flows and changes in shareholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, and were prepared in accordance with GAAP as applied on a consistent basis (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and other presentation items as permitted by the applicable rules and regulations of the SEC. None of the Company or its Subsidiaries is a party to, or has any obligation or other commitment to become a party to, any “off balance sheet arrangement”(as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(d) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and accumulated and communicated on a timely basis to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. To the Knowledge of the Company, such disclosure controls and procedures are effective in timely alerting the principal executive officer and principal financial officer of the Company to material information required to be included in the Company’s periodic reports required under the Exchange Act. Since January 1, 2022, no “significant deficiencies” or “material weaknesses” (each as defined in Rule 12b-2 of the Exchange Act), and no fraud that involves management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting, have been identified in the Company’s assessment of its internal control over financial reporting. Since January 1, 2022, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any director, officer, employee, or independent auditor, has received or made any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls.

(e) As of the date hereof, except as disclosed in the Company’s definitive proxy statements included in the Company SEC Documents, neither the Company nor any of its Subsidiaries is a party to any Contract or transaction with or for the benefit of any Person that is required to be reported by the Company pursuant to Item 404 of Regulation S-K.

(f) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued), required by GAAP to be reflected or reserved on a consolidated balance sheet of the Company (or the notes thereto) except (i) as disclosed, reflected or reserved against in the most recent audited balance sheet included in the Company SEC Financial Statements or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business consistent with past practice (“Ordinary Course of Business”) since the date of the most recent audited balance sheet included in the Company SEC Financial Statements, (iii) for liabilities and obligations arising out of or in connection with this Agreement, the Merger or the Transactions and (iv) for liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(g) The Subsidiaries are not in violation in any material respect of any of the provisions of their respective certificates of incorporation (including any certificate of designations), by-laws or similar organizational documents.

3.6 Absence of Certain Changes or Events.

Since December 31, 2024 through the date of this Agreement, (a) the Company and its Subsidiaries have conducted their businesses in all material respects in the Ordinary Course of Business and (b) there has not been any change, event, development, condition or occurrence that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect. Since December 31, 2024 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to Section 5.1 had the covenants therein applied since December 31, 2024.

3.7 Proxy Statement.

None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the time the Proxy Statement is filed with the SEC, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company with respect to such portions thereof that relate to Parent and its Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and other applicable Law.

3.8 Legal Proceedings.

There are no Proceedings pending, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective assets or properties or any of the officers or directors of the Company, except, in each case, for those that, individually or in the aggregate, would not reasonably be expected to (a) be material to the Company and its Subsidiaries, taken as a whole, or (b) if determined adversely, prevent or materially delay the consummation of the Transaction. Neither the Company nor any of its Subsidiaries nor any of their respective assets or properties is or are subject to any Order, except for those that, individually or in the aggregate, would not reasonably be expected to (a) be material to the Company and its Subsidiaries, taken as a whole, or (b) prevent or materially delay the consummation of the Transaction. There is no internal investigation or inquiry being conducted by the Company, the Company Board (or any committee thereof) or, to the Knowledge of the Company, any third party or Governmental Entity, concerning any financial, accounting, conflict of interest, self-dealing, fraudulent, or deceptive conduct or other misfeasance or malfeasance issues by any officer or director of the Company.

3.9 Compliance with Laws and Orders.

(a) The Company and its Subsidiaries are in compliance and since January 1, 2022 have been in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for any such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), except where any such non-compliance, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2022 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any such Law or Order in any material respect. To the Knowledge of the Company, the Company and its Subsidiaries are not under investigation by any Governmental Entity with respect to any violation by the Company or its Subsidiaries of any applicable Law or Order.

(b) The Company and its Subsidiaries are in compliance and since January 1, 2022 have been in compliance with all Laws relating to U.S. export control and trade embargo statutes, regulations, decrees, orders, guidelines and policies of the United States government and the government of any country in which it conducts business including but not limited to the Export Administration Regulations (“EAR”) (15 C.F.R. Parts 730-774 (2022)) of the U.S. Department of Commerce; the U.S. antiboycott regulations and guidelines, including those under the EAR and U.S. Department of the Treasury regulations; the various economic sanctions regulations and guidelines of the U.S. Department of the Treasury, Office of Foreign Assets Control; including restrictions against dealings with certain prohibited, debarred, denied or specially designated entities or individuals under statutes, regulations, orders, and decrees of various agencies of the United States government, except, in each case, where any such non-compliance, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(c) Neither the Company nor any of its Subsidiaries or any of their respective current or former directors, officers or employees or, to the Knowledge of the Company, any other Representative or Affiliate of the Company or any of its Subsidiaries (acting in their capacity as such) has taken any action, directly or indirectly, that has resulted or would reasonably be expected to result in or constitute: (i) a violation by any such Person of the FCPA; or (ii) a violation by any such Person of any other Laws relating to bribery, corruption or money laundering (“Anti-Corruption Laws”). The Company has made available to Parent any and all voluntary disclosures or referrals made to any Governmental Entity on behalf of the Company since January 1, 2022 with regards to the Anti-Corruption Laws, and regulations promulgated thereunder. Neither the Company nor any of its Subsidiaries is currently subject to any consent decrees or deferred prosecution agreements, nor any third-party government appointed monitors as a result of any such consent decree or deferred prosecution agreement.

3.10 Permits.

The Company and each of its Subsidiaries have, and have had since January 1, 2022, all required licenses, permits, certificates, approvals, exemptions, registrations, clearances and authorizations of any Governmental Entity (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where any such failure to have or maintain such Permit, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, the operation of the Company and its Subsidiaries as currently conducted is not, and since January 1, 2022 has not been, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit or result in the revocation, withdrawal, suspension, cancellation, termination or modification of any material Permit. There are no Proceedings pending or, to the Knowledge of the Company, threatened that seek the revocation, cancellation or modification of any Permit, except where any such revocation, cancellation or modification, individually or in the aggregate, has not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each Company Benefit Plan. “Company Benefit Plan” means each: (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA; (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention, incentive or similar plan, agreement, arrangement, program or policy; and (iii) other benefit or compensation plan, agreement policy or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, restricted stock units (whether service or performance-based), equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay, sick time or other paid time off, bonus or other incentive plans, medical, retiree medical, vision, dental, drug or other health plans, life insurance plans, disability (long term or short term), fringe benefit, cafeteria, spending account, supplemental unemployment, and other employee benefit plans or fringe benefit plans (whether written or oral, funded or unfunded), in each case, (x) that is sponsored, maintained, administered, contributed to or entered into by the Company or any of its Subsidiaries or any of their ERISA Affiliates for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries or any of their ERISA Affiliates (each, a “Service Provider”) and/or the spouses, dependents or beneficiaries of any of them, or (y) with respect to which the Company or any of its Subsidiaries or any of their ERISA Affiliates has or may have any liability or obligation (directly or indirectly, contingent or otherwise) including as a result of the previous termination of, or withdrawal from, any such plan, agreement, arrangement, program or policy, or by agreement, guaranty, indemnity or otherwise. The Company has separately identified in Section 3.11(a) of the Company Disclosure Schedule each Company Benefit Plan that is maintained, sponsored, contributed to, or required to be contributed to by the Company or any of its Subsidiaries or any of their ERISA Affiliates primarily for the benefit of Service Providers outside of the United States (a “Non-U.S. Benefit Plan”).

(b) With respect to each Company Benefit Plan, the Company has made available to Parent a current, accurate and complete copy thereof and any amendments thereto (or if the plan is not written, a written description thereof) and, to the extent applicable (i) any related trust agreement, insurance policy or other funding instrument and all amendments thereto, (ii) all Contracts with any parties providing services or insurance to such plan, (iii) the most recent IRS determination from the IRS, or opinion issued to the prototype sponsor with respect to each such Company Benefit Plan intended to qualify under Section 401 of the Code, (iv) any summary plan description or summary of material modifications, summary annual reports, booklets and personnel manuals and any other reports or summaries required under ERISA, the Code and all other applicable Laws, (v) for the three most recent plan years, (A) the IRS Form 5500 and all schedules thereto, (B) audited financial statements and (C) actuarial or other valuation reports, (vi) copies of any non-routine, material notices, letters, or other correspondence to or from any Governmental Entity or agency thereof within the last three years, including any filings or applications to any Governmental Entity pursuant to any amnesty or correction program, (vii) the IRS Forms 1094-C and 1095-C filed with the IRS and provided to employees for the past three years, and (viii) such other documents with respect to each Company Benefit Plan as were requested by Parent prior to the date of this Agreement. No “employer” within the meaning of Section 3(5) of ERISA that is not an ERISA Affiliate participates in any Company Benefit Plan.

(c) With respect to the Company Benefit Plans, except to the extent that the inaccuracy of any of the representations set forth in this Section 3.11 would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(i) each Company Benefit Plan complies with, and has been established, maintained, operated, invested and administered in accordance with, its terms and all applicable Laws, including ERISA and the Code;

(ii) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code is so qualified and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code are so exempt; each such Company Benefit Plan has received a favorable determination letter or is the subject of and entitled to rely on an opinion or advisory letter from the IRS as to its qualified status and that the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code, and, no fact or event has occurred, and no condition exists, that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust; and neither the Company nor any Subsidiary of the Company has taken any corrective action or made a filing under any voluntary correction program of the IRS, the United States Department of Labor or any other Governmental Entity with respect to any Company Benefit Plan that has not been resolved favorably to the Company or such Subsidiary;

(iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan;

(iv) no Proceeding (including any investigation, audit or other administrative proceeding) has been brought, or to the Knowledge of the Company is threatened, against, is related to or with respect to any Company Benefit Plan, any fiduciaries thereof with respect to their duties to the Company Benefit Plan or the assets of any Company Benefit Plan, including any audit or inquiry by the IRS, the United States Department of Labor or any other Governmental Entity (other than routine benefits claims in the ordinary course and consistent with the terms of the plan); and, to the Knowledge of the Company, there exists no state of facts which after notice or lapse of time or both reasonably could be expected to give rise to any such Proceeding (including any investigation, audit or other administrative proceeding) by the IRS, the United States Department of Labor or any other Governmental Entity or by any Company Benefit Plan participant or beneficiary or other party or otherwise or adversely affect the qualification of any Company Benefit Plan intended to be qualified within the meaning of Section 401(a) of the Code;

(v) neither the Company nor any Subsidiary has incurred, and, to the Knowledge of the Company, no facts exist which reasonably could be expected to result in, any liability (direct or indirect, contingent or otherwise) to the Company or any Subsidiary of the Company with respect to any Company Benefit Plan including any liability, Tax, penalty or fee under ERISA, the Code or any other applicable Laws (other than to pay premiums, contributions or benefits in the ordinary course consistent with the terms of such plan);

(vi) all contributions, remittances or premiums required to be made by the Company or any Subsidiary of the Company under the terms of each Company Benefit Plan or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Company Benefit Plan; there are no outstanding defaults or violations by any party to any Company Benefit Plan, and no Taxes, penalties or fees are owing under any Company Benefit Plan. All reports and information relating to each Company Benefit Plan required to be filed with any Governmental Entity have been timely filed, all reports and information relating to each Company Benefit Plan required to be disclosed or provided to participants or their dependents or beneficiaries have been timely disclosed or provided, and, in each case, all information and disclosures contained therein were true, correct and complete in all respects when disclosed;

(vii) each Company Benefit Plan that is subject to Section 409A of the Code has been maintained in writing and operated in compliance with Section 409A of the Code and all applicable regulatory guidance (including notices, rulings, and proposed and final regulations); each Company Option, Company RSU, and Company PRSU that is outstanding as of immediately prior to the Effective Time is exempt from or compliant with Section 409A of the Code;

(viii) each Company Benefit Plan that is a “group health plan” within the meaning of Section 5000(b)(1) of the Code is in compliance with the applicable terms of the Patient Protection and Affordable Care Act of 2010, as amended, including the market reform mandates and the employer-shared responsibility requirements, the Health Care and Education Reconciliation Act and all regulations and guidance issued thereunder, to the extent applicable; the Company and its Subsidiaries have complied with the annual health insurance coverage reporting requirements under Sections 6055 and 6056 of the Code; and no event has occurred, and, to the Knowledge of the Company, no condition exists that would reasonably be expected to cause the Company or any of its Subsidiaries to be subject to any Taxes assessable under Sections 4980H(a) and 4980H(b) of the Code; and

(ix) the Company and/or its Subsidiaries has the right under the terms of each Company Benefit Plan and under applicable Law to amend, revise, merge or terminate such plan (or its participation in such plan) (without incurring any costs or expenses other than normal administrative costs relating to the termination) and no additional contributions or funding would be required to properly effect such termination.

(d) Neither the Company, any of its Subsidiaries, nor any of their respective ERISA Affiliates has in the past six years sponsored or been obligated to contribute to, or had any liability (contingent or otherwise) in respect of, (i) an “employee pension benefit plan” (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA and/or subject to the minimum funding standards under Section 412 or 430 of the Code or Section 302 or Title IV of ERISA, (ii) a “multiple employer plan” as defined in Section 413(c) of the Code or within the meaning of Section 4063, Section 4064 or Section 4066 of ERISA, (iii) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA, (iv) a “multiemployer plan” within the meaning of Section (3)(37) or Section 4001(a)(3) of ERISA, or (v) a trust that is intended to meet the requirements of Section 501(c)(9) of the Code.

(e) Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment or other service) will (i) entitle any current or former Service Provider or any spouse, dependent or beneficiary thereof to any compensation or benefit (including any bonus, retention or severance pay) under any of the Company Benefit Plans or otherwise or any increase in any compensation or benefit under any of the Company Benefit Plans or otherwise, or (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans or otherwise or (iii) limit the right to merge, amend or terminate any Company Benefit Plan (except any limitations imposed by applicable Law). Neither the execution and delivery of this Agreement nor the consummation of the Transactions contemplated hereby shall, either alone or in connection with any other event(s) including any termination of employment or other service, give rise to any “excess parachute payment” as defined in Section 280G(b)(1) of the Code, any excise tax owing under Section 4999 of the Code, or any other amount that would be nondeductible to the Company pursuant to Section 280G of the Code or otherwise. Neither the Company nor any of its Subsidiaries has any obligation to indemnify or provide any gross-up or other payment to any individual for any Tax incurred pursuant to Section 409A or 4999 of the Code.

(f) No Company Benefit Plan provides post-employment, medical, disability, life insurance or other welfare benefits to any former employee or their dependents, other than as required by Law, the full cost of which is borne on an after-tax basis by the employee or former employee (or any beneficiary of the employee or former employee).

(g) All employees and independent contractors of the Company and each Subsidiary of the Company have been properly classified as such for all purposes, including any Company Benefit Plan.

(h) Each Company Benefit Plan that is a “pension plan” within the meaning of Section 3(2) of ERISA but is not qualified under Code Section 401(a) is exempt from Parts 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and the Company has made the one-time filing with the United States Department of Labor with respect to each such plan on a timely basis. No assets of any Company Benefit Plan are allocated to or held in a “rabbi trust” or similar funding vehicle and the transactions contemplated by this Agreement will not cause or require the Company or any of its Subsidiaries to establish or make any contribution to a rabbi trust or similar funding vehicle.

(i) No Service Provider is entitled to participate in any Non-U.S. Benefit Plan other than any such Non-U.S. Benefit Plan that is mandated by the Laws of the foreign jurisdiction in which the Service Providers are located and for which the sole obligations of the Company and its Subsidiaries are to remit contributions on behalf of the Service Providers. No Service Provider has any claim or right under any Non-U.S. Benefit Plan in respect of any benefits payable on early retirement or redundancy under any such plan which is an occupational pension plan, which claim or right was transferred with such Service Provider to the Company or any of its Subsidiaries pursuant to the transfer regulations or Laws of the applicable foreign jurisdiction. Each Non-U.S. Benefit Plan that is intended to be funded and/or book reserved is funded and/or book-reserved, as appropriate, based upon reasonable actuarial assumptions.

3.12 Employee and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is, or has been in the past three years, a party to a collective bargaining agreement or other agreement with any union, employee representative association, or works council or similar labor contract. With respect to the employees of the Company and its Subsidiaries, in the past three years there have not been any, and to the Knowledge of the Company, there are no current pending or threatened, (i) representation or certification proceedings or unfair labor practice complaints brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority, (ii) labor organizing efforts or campaigns or (iii) labor strike, dispute, lockout, slowdown, stoppage or other organized work interruption or labor-related grievance.

(b) The Company and its Subsidiaries are, and for the past three years, have been, in compliance in all material respects with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, child labor, immigration and work authorizations, employment discrimination, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, social welfare obligations and unemployment insurance. In the past three years there have not been, and there are no currently pending, or to the Knowledge of the Company, threatened Proceedings against the Company or any of its Subsidiaries in connection with the employment or termination of employment of any current or former employee of the Company or any of its Subsidiaries, the retention of use of any independent contractor or leased employee, or any other labor or employment practices or Laws. In the past three years, except as provided in Section 3.12(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has implemented any plant closing, mass layoff, or other employment losses that implicated the Worker Adjustment Retraining and Notification Act or comparable state, local and foreign Laws.

3.13 Environmental Matters.

(a) Each of the Company and its Subsidiaries (i) is, and has been, in compliance with, and is not subject to any liability with respect to any noncompliance with, any Environmental Laws or Environmental Permits, and (ii) holds, and has timely applied for renewal of, all Environmental Permits, all of which are in full force and effect. Neither the Company nor any of its Subsidiaries has received any (x) Environmental Notice, or (y) written request for information from any Governmental Entity pursuant to any Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements as of the Closing Date.

(b) There are no Environmental Claims pending or threatened in writing against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials. Neither the Company nor any Subsidiary has received any Environmental Notice that any real property currently or formerly owned, operated or leased in by any member of the Company Group (including soils, groundwater, surface water, buildings and other structure located on any such real property) has been contaminated with any Hazardous Material in a manner that would reasonably be expected to result in an Environmental Claim against the Company or any of its Subsidiaries. There has been no Release of Hazardous Materials with respect to the business or assets of the Company or any of its Subsidiaries or at any real property currently or, to the Knowledge of the Company, formerly owned, operated or leased by Company or any of its Subsidiaries, in contravention of Environmental Laws or in a manner that would otherwise reasonably be expected to result in an Environmental Claim. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has transported or disposed, or arranged for the transport or disposal of any Hazardous Materials at any off-site location which would reasonably be expected to result in an Environmental Claim.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or threatened in writing with respect thereto, or (ii) is an indemnitor in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.

(d) No products currently or to the Knowledge of the Company, formerly manufactured, sold, serviced or repaired by any member of the Company Group contained asbestos, polychlorinated biphenyls (“PCBs”) and Per- and Polyfluoroalkyl (“PFAS”), and no workers’ compensation claims have been filed by any employees of the Company Group and no other Proceedings have been threatened or asserted by any current or former employee, customer or other Person alleging exposure to asbestos, PCBs or PFAS in any products manufactured, sold, serviced or repaired by the Company Group. To the Knowledge of the Company, there is no friable asbestos, PCBs or PFAS located in or on any Company Real Property and other tangible properties owned, leased or operated by the Company Group.

3.14 Real Property; Title to Assets.

(a) Neither the Company nor any of its Subsidiaries owns any real property.

(b) Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all material real property leased, subleased or otherwise occupied or used by the Company or any of its Subsidiaries (collectively, the “Company Real Property”), including for each parcel of Company Real Property (i) the address, (ii) the current rent as of the date specified in Section 3.14(b) of the Company Disclosure Schedule and (iii) the scheduled expiration date of the lease, sublease or other applicable Contract. The Company has made available to Parent true and complete copies of all leases and amendments thereto relating to the Company Real Property (collectively, the “Real Property Leases”), and Section 3.14(b) of the Company Disclosure Schedule sets forth a true and complete list of all Real Property Leases and all amendments thereto, including the identification of the lessee and lessor thereunder. No Company Real Property is subject to any Lien, other than Permitted Liens. Except as set forth in the Real Property Leases, there are no outstanding options, repurchase rights or rights of first refusal to purchase or lease any real property, or any portion thereof or interest therein, to which the Company or any of its Subsidiaries is a party. The Company Real Property constitutes all of the material real property used or occupied by the Company and its Subsidiaries and includes all real property necessary or required to operate the business of the Company and its Subsidiaries as currently conducted in all material respects. Neither the Company nor any of its Subsidiaries has received written notice that (i) relates to violations of building, safety, fire or other ordinances or regulations, (ii) claims any defect or deficiency with respect to any of the Company Real Property or (iii) requests the performance of any repairs, alterations or other work to or in any of such Company Real Property, where any such violation, claim or request remains outstanding and, if unaddressed, would have a Company Material Adverse Effect on the use of the Company Real Property.

(c) To the Company’s Knowledge, except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, each parcel of Company Real Property is, and since January 1, 2022 has been, in compliance with all existing Laws applicable to such Company Real Property. Neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company’s Knowledge there are no such Proceedings threatened, affecting any portion of the Company Real Property. The Company and its Subsidiaries have not subleased, licensed or otherwise granted any person the right to use or occupy the Company Real Property or any portion thereof and there are no third parties occupying or otherwise in possession of the Company Real Property.

(d) The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all tangible personal property necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens), except as would not, in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. All such tangible personal property is in good operating condition and repair in all material respects (subject to routine maintenance), except as would not reasonably be expected to have, individually or, in the aggregate, a Company Material Adverse Effect.

3.15 Tax Matters.

(a) All income and other material Tax Returns that are required by applicable Law to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate.

(b) Each of the Company and its Subsidiaries has timely paid all Taxes (whether or not shown as due and payable by it on any Tax Return) due and payable by it (including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party or collected with respect to any sales or use), other than Taxes being contested, or that will be contested, in good faith and for which adequate reserves have been established in accordance with GAAP on the Company SEC Financial Statements.

(c) No claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that any such Person is required to file such Tax Return (or otherwise may be subject to Tax) in such jurisdiction. No Governmental Entity has asserted in writing, or has given written notice of any intention to assert, any material deficiency, claim or issue with respect to Taxes or any material adjustment to Taxes against the Company or any of its Subsidiaries with respect to any taxable period for which the period of assessment or collection remains open. Neither the Company nor any of its Subsidiaries has, or has ever had, a permanent establishment in any country other than its jurisdiction of formation.

(d) No deficiencies for Taxes have been asserted or assessed by any Governmental Entity in writing against the Company or any of its Subsidiaries except for deficiencies that have been withdrawn, settled with no outstanding liability for the Company or any of its Subsidiaries or fully satisfied by payment.

(e) There is no ongoing audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has received written notice from any Governmental Entity that any such audit, examination, investigation or other proceeding is contemplated or pending.

(f) Neither the Company nor any of its Subsidiaries has waived or extended any statute of limitations with respect to any Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, which such waiver or extension remains in effect.

(g) Neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement.

(h) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period described in Section 897(c)(1)(A)(ii) of the Code.

(i) Neither the Company nor any of its Subsidiaries is a party to any Tax allocation, sharing or indemnity agreement or arrangement (each a “Tax Sharing Agreement”) (other than (A) any agreement or arrangement entered into in the Ordinary Course of Business and the primary purpose of which is not related to Taxes and (B) any Tax Sharing Agreement the only parties to which are the Company and its Subsidiaries).

(j) Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than the Taxes of the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any analogous or similar state, local or non-U.S. Law) or as a transferee or successor.

(k) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting pursuant to Section 481 of the Code (or any similar provision of state, local or non- U.S. Law) for a taxable period ending on or prior to the Closing Date, (ii) installment sale or open transaction disposition made prior to the Closing, (iii) prepaid amount received prior to the Closing, (iv) an intercompany item under Treasury Regulation Section 1.1502-13 or an excess loss account under Treasury Regulation Section 1.1502-19, (v) “closing agreement” within the meaning of Section 7121 of the Code (or any similar provision of state, local or non-U.S. Law) executed prior to the Closing, or (vi) any inclusion under Section 951(a) or Section 951A of the Code attributable to (A) “subpart F income,” within the meaning of Section 952 of the Code, (B) direct or indirect holding of “United States property,” within the meaning of Section 956 of the Code, (C) “global intangible low-taxed income,” as defined in Section 951A of the Code, in each case, determined as if the relevant taxable years ended on the Closing Date or (D) any inclusion under Section 965 of the Code.

(l) There are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens.

(m) The aggregate unpaid Taxes of the Company and its Subsidiaries (i) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Company SEC Financial Statements in accordance with GAAP and (ii) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company and its Subsidiaries in filing their Tax Returns.

(n) Neither the Company nor any of its Subsidiaries has entered into a closing agreement with any Governmental Entity, there are no outstanding rulings or requests for rulings with respect to Taxes of the Company or any of its Subsidiaries from any Governmental Entity, and no power of attorney is currently in force with respect to any Tax matter from or with respect to the Company or any of its Subsidiaries.

(o) Neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) (or any similar provision or requirement of any state, local or non-U.S. Tax Law).

(p) Neither the Company nor any of its Subsidiaries has (i) obtained (nor has any Affiliate that would be aggregated with the Company and treated as one employer for purposes of Section 2301 of the CARES Act sought or intend to seek) a covered loan under paragraph (36) of Section 7(a) of the Small Business Act (15 U.S.C. 636(a)), as added by Section 1102 of the CARES Act, or (ii) claimed the employee retention credit pursuant to Section  2301 of the CARES Act.

3.16 Material Contracts.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):

(i) Contracts with any Material Customer;

(ii) Contracts with any Material Supplier;

(iii) other than any Contract that is covered by clause (i) or (ii) above, any individual customer or supplier Contracts involving consideration in excess of $1,000,000 annually;

(iv) Contracts concerning the establishment or operation of a partnership, joint venture or limited liability company;

(v) Contracts that materially affect the use or enforcement by the Company or its Subsidiaries of any material Company Owned Intellectual Property (including settlement agreements, covenants not to assert, and consents to use) and Contracts by which the Company or any of its Subsidiaries have acquired rights in Third Party Intellectual Property rights, but excluding any Incidental IP Contracts;

(vi) Contracts that relate to the sale of all or a material portion of the assets of any Company Group Member (including the sale, spin-off, outsourcing or disposition of any business unit, product line or material business operation);

(vii) Contracts containing (A) a covenant materially restricting the ability of any Company Group Member to engage or participate in any line of business in any geographic area or market or to compete with any Person, to market any product or to solicit customers; or (B) a provision granting the counterparty “most favored nation” status or equivalent preferential pricing terms;

(viii) all Contracts that relate to the acquisition of a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise);

(ix) all Contracts for the lease or sublease of personal property by any Company Group Member that requires the payment of an amount in excess of $500,000 in any twelve month period;

(x) Contracts providing for the settlement of any material Proceeding under which the Company or any of its Subsidiaries has any material continuing obligations (monetary or otherwise);

(xi) each Government Contract requiring annual payment by or to the Company and its Subsidiaries, taken as a whole, in excess of $500,000;

(xii) (A) Contracts that provide a term of employment or engagement that establish anything other than at-will employment or engagement terminable without notice; and (B) except for Company Benefit Plans listed in Section 3.11(a) of the Company Disclosure Schedule, Contracts that (i) provide for payment upon a sale or change of control of any Company Group Member, whether alone or together with any other occurrence or event (including the passage of time and/or termination of employment or other service); and/or (ii) provide for severance, termination or similar payments due upon termination of employment or other service (other than accrued wages and reimbursable expenses incurred through the effective date of termination);

(xiii) any collective bargaining agreement or agreement with any labor organization, union or association to which any Company Group Member is a party; or

(xiv) indentures, credit agreements, loan agreements or any other instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries.

(b) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, (i) all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (except to the extent subsequently terminated or superseded), together with the Real Property Leases (the “Company Material Contracts”) are valid, binding and in full force and effect and are enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles, (ii) the Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, (iii) to the Knowledge of the Company, no event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder, and (iv) since January 1, 2022, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract. The Company has made available to Parent true and complete copies of each Company Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder).

3.17 Intellectual Property; Privacy and Data Protection.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all registrations and applications for the Company Owned Intellectual Property (the “Company Registered Intellectual Property”), including (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations. The Company Owned Intellectual Property is valid, enforceable and subsisting, and no Proceeding is pending or, to the Knowledge of the Company, is threatened, and neither of the Company nor any of its Subsidiaries has since

January 1, 2022 received any notice of any claim that challenges the validity, enforceability, effectiveness, registration or ownership of any Company Registered Intellectual Property. There are no Proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation Proceedings, pending that relate to any of the Company Intellectual Property to which any of the Company or any of its Subsidiaries is a party, other than examination of pending patent and trademark applications included in the Company Registered Intellectual Property, and to the Company’s Knowledge, no such Proceedings are threatened or contemplated by any Governmental Entity or any other Person.

(b) The Company or one of its Subsidiaries (i) is the owner of and possesses all right, title and interest in and to all of the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens) and (ii) has a valid right to use all other Intellectual Property as the same is currently used by the Company Group (together with the Company Owned Intellectual Property collectively, the “Company Intellectual Property”). The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (with or without notice or lapse of time or both) contravene, violate, conflict with, alter, impair or cause the forfeiture or termination of any of the Company’s or any of its Subsidiaries’ rights in the Company Intellectual Property.

(c) Neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating, or has infringed, misappropriated, diluted, or otherwise violated the Intellectual Property of any Person in the operation of the business of the Company Group as heretofore or presently conducted. Except as set forth on Section 3.17(c) of the Company Disclosure Schedule, no Proceeding is pending or, to the Knowledge of the Company, is threatened, and neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice since January 1, 2022, alleging any such infringement, misappropriation, dilution, or violation, including any letter or other communication suggesting or offering that any of the Company or any of its Subsidiaries obtain a license to any right to Intellectual Property of another Person. To the Knowledge of the Company, no Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property.

(d) The Company Group does take and has taken reasonable actions to protect and preserve the confidentiality of any trade secrets and other confidential information included in the Company Intellectual Property. Without limiting the generality of the foregoing, each Person who is a Service Provider: (i) is party to a written agreement with a member of the Company Group requiring such Person to protect such member of the Company Group’s confidential information and (ii) with respect to any such Person who has been or is currently involved in the conception or development or maintenance of any of the Company Owned Intellectual Property, has assigned to the Company or one of its Subsidiaries, as applicable, in writing all of his or her rights in such Intellectual Property that did not initially vest in the Company or one of its Subsidiaries, as applicable, by operation of applicable Law.

(e) To the Knowledge of the Company, none of the Company Software contains any virus, Trojan Horse, worm or other device, code, software routines or hardware components designed to, or that could reasonably be expected to, permit unauthorized access to, or to disrupt, disable, erase or otherwise impair or harm the normal and authorized operation of, the IT Systems or the data relating to the customers of the respective businesses of the Company Group. All Company Software has been developed and is maintained using industry standard practices. The Company or one of its Subsidiaries has in its possession (i) the source code and object code for all Company Software and (ii) technical documentation (including any and all engineering specifications and design documentation) for all releases or versions of the same that are currently, or were in the past five years, in use by the Company Group, made available for distribution to customers or supported by the Company or any of its Subsidiaries. Except as disclosed in Section 3.17(e) of the Company Disclosure Schedule, no Person has any right to access or use any source code for any Company Software, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time, or both) will, or would reasonably be expected to, nor will this Agreement or the consummation of the Transactions result in the disclosure or release of such source code by the Company Group, any escrow agent(s), or any other Person to any Person.

(f) To the Knowledge of the Company, none of the Company Software incorporates, was developed using or is comprised of or distributed with any Publicly Available Software, or is otherwise subject to the provisions of any Contract, that (i) requires the licensing, disclosure or distribution of the source code for any of the Company Software to any other Person; (ii) prohibits or limits the Company’s or any of its Subsidiaries’ freedom to seek compensation in connection with marketing, licensing and distributing the Company Software or (iii) allows any other Person or requires that any other Person have the right to decompile, disassemble or otherwise reverse engineer any of the Company Software. The Company and its Subsidiaries have complied in all material respects with the terms of all Contracts to which the Company or any of its Subsidiaries is a party or that are otherwise binding on the Company or any of its Subsidiaries, in each case governing the use or distribution of Publicly Available Software currently being used by the Company or any of its Subsidiaries in the operation of the business of the Company and its Subsidiaries. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries has received any request from any other Person to license, disclose or distribute the source code for any of the Company Software pursuant to a license governing Publicly Available Software.

(g) The computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) operate in accordance with their documentation and functional specifications and are in sufficiently good working condition, and are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company Group uses reasonable and appropriate efforts, consistent with commercially reasonable industry practices, to protect the integrity and security of the IT Systems and Personal Information or other proprietary or confidential information collected, maintained, transmitted, used or stored by the Company Group in the conduct of its business (collectively, “Company Data”). The Company Group (i) maintains policies or processes that include reasonable and appropriate controls designed to ensure the integrity and security of transactions executed through the IT Systems and Company Data, including reasonable and appropriate backup and data recovery for Company Data, information technology incident and escalation, and disaster recovery plans and procedures; (ii) acts in compliance therewith; and (iii) evaluates such plans and procedures on a regular basis.

(h) To the Knowledge of the Company, since January 1, 2022, there has been no unauthorized access, use, intrusion, or breach of security, or failure, breakdown, performance reduction, or other adverse event affecting any of the IT Systems, that has caused or could reasonably be expected to cause any: (i) material disruption of or interruption in or to the use of such IT Systems or the conduct of the Company Group’s business; (ii) loss, damage, unauthorized access, use, destruction or modification or other harm of or to the Company Group or Company Data or action or circumstance requiring any member of the Company Group to notify a Governmental Entity or other Person of a data security breach (including any “Breach” of “Unsecured Protected Health Information” as such terms are defined at 45 C.F.R. § 164.402) or violation of any Information Privacy Laws; or (iii) liability of any Company Group Member.

(i) The Company Group complies, and has complied, in all material respects with applicable Information Privacy and Data Protection Obligations. The Company Group has all rights necessary to Process the Personal Information used in the businesses of the Company and such Subsidiary. Except as set forth on Section 3.17(i) of the Company Disclosure Schedule, neither the Company, nor any Subsidiary of the Company, has received written notice of, and no Proceeding has been filed or commenced or, to the Knowledge of the Company, threatened against, the Company or any of its Subsidiaries, and no Company or any of its Subsidiaries has had complaints filed against or received by the Company or such Subsidiary, alleging any failure to comply with any Information Privacy and Data Protection Obligation or with respect to the Processing of Personal Information by the Company or any Subsidiary. The Company Group is not subject to any pending governmental investigation or written inquiry relating to data privacy or cybersecurity.

3.18 Insurance.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and (ii) all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending before the Closing Date). Except as would not, individually or in the aggregate, reasonably be expected have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is in breach or default, and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, to the Knowledge of the Company, no written notice of cancellation or termination, other than in the Ordinary Course of Business, has been received with respect to any such policy.

3.19 Broker’s Fees.

Except for the fees and expenses of Evercore Group L.L.C., the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, investment banker or broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

3.20 Takeover Statutes.

The Company Board has adopted and approved this Agreement and the Transactions, as required to render inapplicable to this Agreement and such Transactions the restrictions on “business combinations,” “affiliated transactions” and “control-share acquisitions” set forth in Section 607.0901 and Section 607.0902 of the FBCA or any other “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” Law.

3.21 Opinion of Financial Advisor.

Evercore Group L.L.C., the Company’s financial advisor, has delivered to the Company Board its oral opinion, which will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of the Company Common Stock pursuant to this Agreement is fair from a financial point of view to such holders. Such opinions have not been withdrawn, revoked, modified or rescinded in any respect as of the date hereof.

3.22 Government Contracts.

(a) No Government Contract to which the Company or any of its Subsidiary is or was a party is currently or has been, the subject of bid protest proceedings before the U.S. Government Accountability Office or Court of Federal Claims.

(b) Since January 1, 2022, (i) the Company and its Subsidiaries have complied in all material respects with the terms and conditions of each Government Contract to which the Company or the applicable Subsidiary of the Company is a party and all Laws applicable to each such Government Contract; (ii) to the Company’s Knowledge, the representations and certifications made by the Company or the applicable Subsidiary of the Company with respect to each such Government Contract were accurate, in all material respects, as of their respective effective dates; (iii) no written cure notices or show cause notices have been received by the Company or any of its Subsidiaries with respect to any Government Contract; and (iv) no Government Contract to which the Company or the applicable Subsidiary of the Company is a party has been terminated based on the Company’s or its applicable Subsidiary’s default.

(c) Neither the Company nor any Subsidiary of the Company nor, to the Knowledge of the Company, the Principals (as defined in Federal Acquisition Regulation 2.101) of the Company or any of its Subsidiaries is, or has been since January 1, 2022, debarred, suspended, proposed for debarment or otherwise excluded from participation in the award of Government Contracts (excluding ineligibility to bid on certain contracts due to generally applicable bidding requirements). Neither the Company, nor any of its Subsidiaries, nor to the Company’s Knowledge any of their respective Principals, or employees have (A) been under administrative, civil or criminal investigation or indictment by any Governmental Entity for commission of fraud or a criminal offense in connection with a Government Contract; or (B) been found ineligible for contracting by a Governmental Entity.

3.23 Product Liability; Warranties.

Except as set forth on Section 3.23 of the Company Disclosure Schedule and as would not, individually or in the aggregate, reasonably be expected have a Company Material Adverse Effect, (a) the Company and its Subsidiaries do not have any liability for replacement or repair of any product manufactured by any Company Group Member or other damages in connection therewith, and (b) since January 1, 2022, there has not been any recall, market withdrawals or similar actions concerning any such product conducted by or on behalf of the Company and its Subsidiaries or, to the Knowledge of the Company, any third party as a result of any alleged defect in any such product.

3.24 Affiliate Transactions.

Except as set forth in the Company SEC Documents prior to the date hereof, there are no transactions, agreements, arrangements or understandings between the Company or any Subsidiary of the Company, on the one hand, and any Affiliate including any officer or director thereof, but not including any Subsidiary of the Company, on the other hand, that are required to be disclosed under Item 404 of Regulation S-K of the SEC that are not so disclosed (each, an “Affiliate Transaction”).

3.25 Customers and Suppliers.

Section 3.25 of the Company Disclosure Schedule lists the Company Group’s (a) ten largest customers in terms of sales during the period of twelve months ending as of December 31, 2024 (“Material Customers”), and the total amount for which each such Material Customer was invoiced by the Company Group during such period, and (b) ten largest suppliers during the period of twelve months ending as of December 31, 2024 (“Material Suppliers”), and the total amount for which each such Material Supplier invoiced the Company Group during such period. As of the date of this Agreement, (i) no such Material Customer or Material Supplier has cancelled or terminated its relationship with the Company Group or has threatened in writing to do so, and (ii) no Company Group Member is involved in any written disputes with any Material Customers or Material Suppliers.

3.26 No Other Representations or Warranties.

Except for the representations and warranties expressly set forth in this ARTICLE 3, none of the Company, any of its Affiliates or any other Person on behalf of the Company, makes any express or implied representation or warranty (and there is, and has been, no reliance by Parent, Merger Sub or any of their respective Affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person will have or be subject to any liability or other obligation to Parent, Merger Sub or their Representatives or Affiliates or any other Person resulting from Parent’s, Merger Sub’s or their Representatives’ or Affiliates’ use of any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or Affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this ARTICLE 3.

The Company acknowledges and agrees that, except for the representations and warranties contained in ARTICLE 4, none of Parent, Merger Sub, or their Representatives or Affiliates makes or has made any representation or warranty, either express or implied, concerning Parent, Merger Sub or the Transactions.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the disclosure schedule delivered by Parent and Merger Sub to the Company (the “Parent Disclosure Schedule”) prior to the execution of this Agreement (with specific reference to the representations and warranties in this ARTICLE 4 to which the information in such schedule relates; provided, that, disclosure in the Parent Disclosure Schedule as to a specific representation or warranty shall qualify any other sections of this Agreement to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent that such disclosure relates to such other sections), Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Corporate Organization.

Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

4.2 Authority, Execution and Delivery; Enforceability.

(a) Each of Parent and Merger Sub has all necessary power and authority to enter into, execute and deliver this Agreement and any Ancillary Agreement to which it is a party, to perform and comply with each of its obligations under this Agreement and such Ancillary Agreements and, subject to compliance with Regulatory Laws, to consummate the Transactions applicable to such party. The adoption, execution and delivery by each of Parent and Merger Sub of this Agreement and the Ancillary Agreements to which it is a party, the performance and compliance by Parent and Merger Sub with each of its obligations herein and therein and the consummation by Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, and no other corporate proceedings on the part of Parent or Merger Sub and no shareholder votes are necessary to authorize this Agreement or the consummation by Parent and Merger Sub of the Transactions to which it is a party. Each of Parent and Merger Sub has duly and validly executed and delivered this Agreement and the Ancillary Agreements to which it is a party and, assuming the due authorization, execution and delivery by the Company of this Agreement and each Ancillary Agreement to which it is a party, this Agreement and each Ancillary Agreement to which each is a party constitutes Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally or by general equitable principles.

(b) The respective Boards of Directors of Parent and Merger Sub, by resolutions duly adopted at duly held meetings or written consents in lieu of a meeting, have each approved and declared advisable this Agreement and the Transactions. Parent, as the sole shareholder of Merger Sub, has approved and adopted this Agreement and the Transactions, effective as of immediately following the execution and delivery of this Agreement.

4.3 No Conflicts.

(a) The execution and delivery of this Agreement by Parent and Merger Sub, does not and will not, and the performance of this Agreement by Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.3(b) have been obtained and all filings and notifications described in Section 4.3(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any other Subsidiary of Parent (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under or give to others any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not and will not, and the consummation by Parent and Merger Sub of the Transactions and compliance by Parent and Merger Sub with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) under the Exchange Act, the Securities Act, the rules and regulations of NASDAQ and any other applicable U.S. state or federal securities laws, (ii) as required under any applicable Regulatory Laws, (iii) the filing and recordation of (A) the Articles of Merger as required by the FBCA and (B) the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

4.4 Litigation.

There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and neither Parent nor Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or that challenges the validity or propriety of the Merger.

4.5 Proxy Statement.

None of the information supplied or to be supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub with respect to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information that was not supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein).

4.6 Ownership of Company Capital Stock.

Except as a result of this Agreement and consummation of the Transactions, none of Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof.

4.7 Solvency.

Assuming (a) the satisfaction or waiver of the conditions set forth in ARTICLE 6 (in each case, other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing), (b) that the representations and warranties set forth in ARTICLE 3 as written are true and correct and (c) the Company is solvent as of the date of this Agreement and at the Closing, then, after giving effect to the consummation of the Merger and the consummation of the Transactions, and as of immediately after the Effective Time, the Surviving Corporation will not (i) be insolvent (either because its financial condition is such that the sum of its liabilities is greater than the fair market value of its assets or because the fair saleable value of its assets is less than the amount required to pay its liabilities as they come due), (ii) have unreasonably small capital with which to engage in its business or fail to satisfy any capital adequacy requirements under Law or (iii) have incurred obligations beyond its ability to pay them as they become due. No transfer of property is being made and no obligation is being incurred in connection with the Transactions with the intent to hinder, delay or defraud either present or future creditors of any of Parent and its Subsidiaries.

4.8 Financial Capability.

Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

4.9 Ownership of Parent and Merger Sub.

All of the outstanding Equity Interests of Parent and Merger Sub have been duly authorized, validly issued, fully paid and nonassessable. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, wholly owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the performance of the Transactions, has not prior to the date hereof engaged in any business or other activities.

4.10 No Shareholder and Management Arrangements.

Except for this Agreement, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor any of their respective officers, directors or Affiliates, is a party to any Contract, or has made or entered into any formal or informal arrangement or other understanding (including as to continuing employment), with any shareholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its Affiliates, businesses or operations from and after the Effective Time.

4.11 Brokers.

Except for the fees and expenses of Robert W. Baird & Co. Incorporated, neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent or any such Parent Subsidiary has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions.

4.12 No Other Representations and Warranties.

Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in ARTICLE 3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective Affiliates, shareholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective Affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective Affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in ARTICLE 3.

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company Pending the Closing.

From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, except as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use its commercially reasonable efforts to (i) conduct its operations in all material respects in the Ordinary Course of Business, (ii) maintain and preserve intact the current business organization of the Company and its Subsidiaries and (iii) keep available the services of the current officers and management employees of the Company and each of its Subsidiaries and to maintain and preserve intact the rights, franchises, goodwill and relationships of the Company and each of its Subsidiaries with employees, customers, suppliers, lenders, regulators and other Persons with which the Company or any of its Subsidiaries has material business relations. Without limiting the foregoing, except as required by Law or Order or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly contemplated by any other provision of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a) amend its articles of incorporation or bylaws or equivalent organizational documents;

(b) issue, authorize the issuance of, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries (including any equity awards), other than (i) the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs or Company PRSUs outstanding as of the date hereof in accordance with their terms; or (ii) the issuance of Shares upon the conversion of Convertible Notes in accordance with their terms;

(c) sell, pledge, dispose of, transfer, lease, license, abandon, allow to let lapse or expire, guarantee or encumber (other than Permitted Liens) any material property, assets or rights of the Company or any of its Subsidiaries (other than Company Owned Intellectual Property), except (i) the sale of goods or inventory in the Ordinary Course of Business, and (ii) the disposition of obsolete, surplus or worn out assets, inventory or equipment or assets that are no longer used by the Company in the Ordinary Course of Business;

(d) sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Owned Intellectual Property, except the grant of non-exclusive licenses to customers in the Ordinary Course of Business;

(e) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends or other distributions paid by a wholly owned Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company;

(f) reclassify, combine, split, subdivide, recapitalize or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

(g) (i) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to any wholly owned Subsidiary of the Company, or (ii) file a petition in bankruptcy under any provisions of bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(h) acquire (including by merger, consolidation, or acquisition of stock or assets) an interest in any Person or assets, other than (i) acquisitions by the Company from any wholly owned Subsidiary or among any wholly owned Subsidiaries of the Company, (ii) acquisitions of inventory, raw materials, supplies and other property in the Ordinary Course of Business, and (iii) acquisitions of assets set forth on the Company’s annual capital expenditure budget as set forth on Section 5.1(n) of the Company Disclosure Schedule;

(i) incur any indebtedness for borrowed money or issue any debt securities, or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise) the obligations of any Person for borrowed money, except for (i) letters of credit for the benefit of Company vendors in the Ordinary Course of Business, (ii) any guarantee by the Company of indebtedness of any of its Subsidiaries or guarantee by a Subsidiary of the Company of indebtedness of the Company or any other Subsidiary of the Company, (iii) indebtedness between the Company and a wholly owned Subsidiary, and (iv) the incurrence, guaranty or assumption of indebtedness in an amount not exceeding $1,000,000 in the aggregate at any given time;

(j) cancel, compromise, waive or release any right or claim (or series of related rights or claims) under any Proceeding or with respect to any indebtedness for borrowed money (or series of related indebtedness for borrowed money) owed to it (i) in any such case, in an amount in excess of $1,000,000 individually or $3,000,000 in the aggregate (net of the amounts reserved for such matters by the Company or any of its Subsidiaries or amounts covered by insurance), (ii) that imposes any obligation to be performed by, or any non-monetary obligations on the Company or any of its Subsidiaries following the Closing Date, or (iii) that includes any admission by the Company or its Subsidiaries of wrongdoing or does not provide for a full settlement and release of all known and unknown claims;

(k) grant or incur any Liens, other than Permitted Liens, on any of its assets or properties or Equity Interests;

(l) make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly owned Subsidiary of the Company);

(m) terminate or cancel, or agree to any material amendment to, or acceleration or waiver under, any Company Material Contract, or enter into or amend any Contract that, if existing on the date hereof, would be a Company Material Contract, in each case other than in the Ordinary Course of Business (such Ordinary Course of Business including renewals or extensions of any existing Company Material Contracts (in accordance with their terms) and amendments that accompany such renewals or extensions in the Ordinary Course of Business);

(n) make or make a binding commitment to any capital expenditure in excess of the Company’s annual capital expenditure budget as set forth on Section 5.1(n) of the Company Disclosure Schedule, other than capital expenditures that are not, in the aggregate, in excess of $3,000,000;

(o) except to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan or Contract: (i) pay any bonuses or other compensation to any current or former directors, officers or employees of the Company or any of its Subsidiaries in excess of base salary, wages, bonuses and commissions payable pursuant to Company Benefits Plans or Contracts (including offer letters) in effect as of the date of this Agreement (or entered into with new employees in the Ordinary Course of Business), except as otherwise permitted by clause (ii) or (iii); (ii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any current or former directors of the Company or any of its Subsidiaries, any participant in the Company’s Key Executive Change in Control and Severance Plan or any other C-level executive; (iii) increase any salary, wages, target bonuses, commission opportunities or other compensation payable to any other employees of the Company or any of its Subsidiaries other than increases to base salary in March of each year in the Ordinary Course of Business that do not exceed 3% in the aggregate (other than with respect to promotions or job changes in the Ordinary Course for non-officer employees); (iv) amend any Company Benefit Plan or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan (other than annual renewals of any Company Benefit Plan that qualifies as a “group health plan” within the meaning of Section 5000(b)(1) of the Code in the Ordinary Course of Business), (v) accelerate the vesting, exercisability, funding or time of payment under any Company Benefit Plan or secure the payment of any compensation or benefits under any Company Benefit Plan, (vi) amend or modify the terms of any outstanding Company Awards, (vii) provide any obligation to gross up, indemnify or otherwise reimburse any Service Provider for any Tax incurred by any such individual, including without limitation under Section 409A or 4999 of the Code, (viii) grant or provide any severance or termination payments or benefits to any Service Provider, or (ix) hire or terminate (other than for cause) the employment of any employee with a title of Senior Vice President or above;

(p) announce or implement any mass layoff of employees;

(q) make any material changes in accounting policies, practices, principles, methods or procedures, other than as required by Law, GAAP, NASDAQ or by a Governmental Entity;

(r) make any material change in cash management practices and policies, practices and procedures with respect to collection of accounts receivable, establishment of reserves for uncollectible accounts receivable, accrual of accounts receivable, inventory control, prepayment of expenses, payment of trade accounts payable, accrual of other expenses, deferral of revenue or acceptance of customer deposits;

(s) enter into any Affiliate Transactions;

(t) except in the Ordinary Course of Business, make or change any material Tax election, change an annual Tax accounting period, file any amended Tax Return, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment, fail to take any action relating to the filing of any material Tax Return or the payment to any Taxing authority, adopt or change any material Tax accounting method or settle any material Tax claim, audit or assessment;

(u) enter into any new line of business outside its existing lines of business as of the date of this Agreement;

(v) cause or permit the termination or lapse of any Permit material to the operation of the business of the Company or its Subsidiaries;

(w) terminate, amend or modify any material insurance policy covering the Company or any of its Subsidiaries or any of their respective assets, properties or employees, which is not replaced with a comparable amount of insurance coverage; or

(x) authorize or enter into any Contract or otherwise make any commitment to do any of the foregoing.

5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall, and shall cause each of its Subsidiaries to: (i) provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records thereof and (ii) furnish during normal business hours upon prior notice such information concerning the business, properties, Contracts, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that it determines, after consultation with outside legal counsel, that doing so would: (A) result in the loss of attorney-client privilege or similar protection (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege or similar protection), (B) result in the disclosure of any trade secrets of third parties or otherwise breach, contravene or violate any effective Contract existing on the date hereof to which the Company or any of its Subsidiaries is a party (provided that the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a breach, contravention or violation of any such Contract), (C) breach, contravene or violate any applicable Law (including any Regulatory Law) or (D) result in the disclosure of materials provided to the Company Board or resolutions or minutes of the Company Board, in each case, that were provided to the Company Board in connection with its consideration of the Merger or the sale process leading to the Merger. Notwithstanding anything contained in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to provide any access or furnish any information pursuant to this Section 5.2 to the extent such access or information is reasonably pertinent to a Proceeding where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties or reasonably likely to become adverse parties. The Company may, as it deems advisable and necessary after consultation with outside legal counsel, reasonably designate any competitively sensitive material to be provided to Parent under this Section 5.2 as “Outside Counsel Only Material.” Such materials and information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees (including in-house legal counsel), officers, directors or other independent contractors (including accountants and expert witnesses) of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(b) Each of Parent and Merger Sub agrees that it will not, and will cause its Representatives not to, prior to the Effective Time, use any information obtained pursuant to this Section 5.2 for any competitive or other purpose unrelated to the consummation of the Merger. The confidentiality agreement, dated February 6, 2025, by and between the Company and Parent (the “Confidentiality Agreement”), shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives. Prior to the Closing, each of Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees (other than members of the Company’s senior leadership team), customers, suppliers, distributors of the Company and its Subsidiaries, or, except as required pursuant to Section 5.5, any Governmental Entity, regarding the business of the Company, this Agreement or the Transactions without the prior written consent of the Company; provided, however, that the Company’s senior leadership team shall reasonably confer with Parent and Merger Sub on non-pricing strategies for mitigating the impacts of potential tariffs, trade restrictions, or other duties.

5.3 Non-Solicitation.

(a) Except as otherwise permitted by this Section 5.3, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will, and will cause its Subsidiaries to, and will instruct its Representatives to on its behalf, cease and cause to be terminated any discussions or negotiations with any Third Party that may be ongoing with respect to any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, including by terminating such Third Party’s access to any physical or electronic data rooms. With respect to any Third Party with whom such discussions or negotiations have been terminated, the Company shall promptly (and in any event, within three Business Days after the date of this Agreement) require such Third Party to promptly return or destroy, in accordance with the terms of the applicable confidentiality agreement, all information concerning the Company and its Subsidiaries theretofore furnished to any such Third Party or its Representatives, and cease providing any further information with respect to the Company and its Subsidiaries or any Acquisition Proposal to any such Third Party or its Representatives, and at Parent’s request, the Company shall take all reasonable actions so requested and reasonably necessary to enforce its rights and ensure the performance of any such Third Party’s obligations under any applicable confidentiality agreement. The Company shall use commercially reasonable efforts to ensure that its Subsidiaries and its and their respective Representatives are aware of the provisions of this Section 5.3 and any violation of the restrictions contained in this Section 5.3 by the Company Board (including any committee thereof), the Company’s Subsidiaries or its or their Representatives (acting on the Company’s behalf) shall be deemed to be a breach of this Section 5.3 by the Company. Except as otherwise permitted by this Section 5.3, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will not, and will cause its Subsidiaries to not, and will instruct its Representatives to not on its behalf, and shall not publicly announce any intention to, directly or indirectly, (i) solicit, initiate, propose or induce the making, submission or announcement of, or knowingly encourage, facilitate or assist, any inquiry, proposal or offer that constitutes or would reasonably be expected to lead to an Acquisition Proposal; (ii) furnish to any Third Party any non-public information relating to the Company or its Subsidiaries or afford to any Third Party access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries, in any such case with the intent to induce or to knowingly encourage, facilitate or assist an Acquisition Proposal or any inquiries or the making of any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iii) participate or engage in discussions or negotiations with any Third Party with respect to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than solely informing such Third Party of the existence of the provisions contained in this Section 5.3), except that, the Company may ascertain facts from any Third Party making an Acquisition Proposal or its Representatives for the purpose of the Company Board informing itself about such Acquisition Proposal and the Third Party making it; (iv) enter into any merger agreement, letter of intent or other similar agreement relating to any Acquisition Proposal or requiring the Company to abandon, terminate or fail to consummate the Transactions (each, an “Alternative Acquisition Agreement”); (v) submit any Acquisition Proposal to a vote of the shareholders of the Company; or (vi) authorize, resolve or agree to do any of the foregoing. From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company will not terminate, amend, modify or waive, and will enforce to the fullest extent permitted under applicable Law, the provisions of any standstill or confidentiality agreement including any such provision that prohibits or purports to prohibit a proposal being made to the Company Board; provided that the Company will be permitted on a confidential basis to release or waive any standstill obligation solely to the extent necessary to permit the Person otherwise covered by such standstill obligation to submit an Acquisition Proposal to the Company Board on a confidential basis and solely to the extent that the failure to grant such release or waiver would be reasonably likely to be inconsistent with the Company Board’s fiduciary duties to the Company’s shareholders under applicable Law.

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date of this Agreement and prior to the receipt of the Company Shareholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party, (ii) the Company has not breached this Section 5.3 in any material respect with respect to such Acquisition Proposal and (iii) the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel), based on information then available, that (x) such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (y) the failure to take the actions set forth in this Section 5.3(b) with respect to such Acquisition Proposal would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s shareholders under applicable Law, then the Company and its Representatives may, directly or indirectly through the Company’s Representatives: (A) subject to the entry into, and solely in accordance with, an Acceptable Confidentiality Agreement, furnish to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) any non-public information relating to the Company or any of its Subsidiaries, or afford to such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) access to the business, properties, assets, books, records or other non-public information, or to any personnel, of the Company or any of its Subsidiaries; provided, however, that (y) any material non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub within 24 hours of it being shared with the Third Party, and (z) any competitively sensitive information or data provided to any such Third Party or its Representatives will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data, as reasonably determined by the Company upon the advice from its outside legal counsel; and (B) participate or engage in discussions or negotiations with such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with respect to such Acquisition Proposal and otherwise facilitate such Acquisition Proposal or assist such Third Party making such Acquisition Proposal (and its Representatives, prospective debt and equity financing sources and/or their respective Representatives) with such Acquisition Proposal.

(c) From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall within 24 hours notify Parent in the event that the Company receives any Acquisition Proposal, any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal or any inquiry or request for nonpublic information relating to the Company and its Subsidiaries by any Third Party who has made or would reasonably be expected to make an Acquisition Proposal, including providing (i) the identity of the Third Party making such Acquisition Proposal, inquiry, proposal, offer or request, and (ii) an unredacted copy of such Acquisition Proposal, inquiry, proposal or offer or request (or, where no such copy is available, a reasonably detailed description of the material terms and conditions (including financing commitments) of such Acquisition Proposal, inquiry, proposal or offer or the nature of such request). Thereafter, the Company shall (x) keep Parent reasonably informed, on a reasonably current basis (and in any event within 24 hours after receipt), regarding any material changes or developments to the status and terms of any such Acquisition Proposal, inquiry, proposal or offer (including any material amendments thereto or any material change to the scope or material terms or conditions thereof) and (y) provide to Parent unredacted copies of any written documents or materials delivered to the Company in connection with such changes or developments. Without limiting the foregoing, from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, the Company shall within 24 hours after such determination advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b).

(d) Except as set forth in Section 5.3(e) or Section 5.3(f), from the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, neither the Company Board nor any committee thereof will (i) adopt, authorize, approve, recommend, endorse or otherwise declare advisable, or propose publicly to adopt, authorize, approve, recommend, endorse or otherwise declare advisable, any Acquisition Proposal, (ii) withhold, withdraw, modify, qualify or amend, or propose publicly to withhold, withdraw, modify, qualify or amend, in a manner adverse to Parent, the Company Board Recommendation or fail to include the Company Board Recommendation in the Proxy Statement, (iii) take or fail to take any formal action or make or fail to make any recommendation or public statement in connection with a tender offer or exchange offer for the outstanding shares of the Company Common Stock, within ten Business Days after the commencement of such tender or exchange offer, other than a recommendation against such offer or a “stop, look and listen” communication by the Company Board to the Company’s shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication) (iv) fail to publicly reaffirm the Company Board Recommendation within five Business Days after the request of Parent (any action set forth in the foregoing clauses (i) through (iv), a “Change of Board Recommendation”) or (v) authorize, resolve to allow, cause or permit, or publicly announce an intention to approve or recommend that, the Company or any of its Subsidiaries enter into an Alternative Acquisition Agreement.

(e) Notwithstanding anything to the contrary contained in Section 5.3, but subject to the restrictions in this Section 5.3(e), if (x) the Company has received a bona fide written Acquisition Proposal after the date of this Agreement that did not result from a breach of this Section 5.3 and such Acquisition Proposal is not withdrawn, and (y) the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, that (A) such Acquisition Proposal constitutes a Superior Proposal and (B) failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, the Company Board may at any time prior to the receipt of the Company Shareholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate this Agreement pursuant to Section 7.1(f). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(e) or terminate this Agreement pursuant to Section 7.1(f) unless the Company shall have provided to Parent at least four Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify, in reasonable detail, the material terms and conditions of such Acquisition Proposal, and shall have provided to Parent a copy of the available proposed transaction agreement to be entered into in respect of such Acquisition Proposal, and:

(i) during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its Representatives to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent and intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

(ii) the Company Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be offered in writing by, and are legally binding (if accepted by the

Company) on, Parent (the “Proposed Changed Terms”) no later than 11:59 p.m. Eastern time on the last day of the Notice Period, and shall have determined in good faith, after consultation with its financial advisors and outside counsel, that, if such Proposed Changed Terms were to be given effect, (x) the Acquisition Proposal would continue to constitute a Superior Proposal, and (y) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law.

In the event of any material revisions to such Superior Proposal offered in writing by the Third Party making such Superior Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with the requirements of this Section 5.3(e) with respect to such new written notice, except that the Notice Period shall be two Business Days with respect to any such revised Superior Proposal.

(f) Notwithstanding anything to the contrary contained in Section 5.3, but subject to the restrictions in this Section 5.3(f), the Company Board (or a duly authorized committee thereof) may at any time prior to the receipt of the Company Shareholder Approval effect a Change of Board Recommendation if (i) an Intervening Event has occurred and is continuing and (ii) the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law, but such Change of Board Recommendation shall not occur unless the Company shall have provided to Parent at least four Business Days’ prior written notice of the Company’s intention to take such action, advising Parent in reasonable detail of the material information and facts relating to such Intervening Event and provided that (x) during the four Business Days following such written notice, the Company shall have negotiated in good faith with Parent (to the extent Parent wishes to so negotiate) to make such adjustments to the terms and conditions of this Agreement as would obviate the need for the Company Board to effect a Change of Board Recommendation and (y) at the end of such four Business Day period, the Company Board shall have determined in good faith, after consultation with its financial advisors and outside counsel, that (after taking into account any adjustments offered in writing by Parent to the material terms and conditions of this Agreement) (A) the Intervening Event continues to warrant a Change of Board Recommendation and (B) failure to take such action still would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law.

(g) Nothing contained in this Section 5.3 shall prohibit the Company or the Company Board from (i) disclosing to the shareholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act; or (ii) making any disclosure to the shareholders of the Company if the Company Board (or any duly authorized committee thereof) reasonably determines in good faith, after consultation with outside counsel, that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties to the shareholders of the Company under applicable Law. The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

5.4 SEC Filings; Other Actions.

(a) As soon as reasonably practicable (and in any event no later than 20 Business Days) after the date of this Agreement, the Company shall prepare and file the Proxy Statement with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. Parent and Merger Sub, and their counsel, shall be given a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company shall cause the Proxy Statement and any related documents filed with the SEC and any amendments and supplements thereto to comply in all material respects with the applicable provisions of the Exchange Act and the rules and regulations thereunder.

(b) The Company shall use reasonable best efforts to respond to and resolve (after consultation with Parent as provided by this Section 5.4(b)) as promptly as reasonably practicable comments by the SEC staff in respect of the Proxy Statement. The Company shall provide Parent and its counsel with copies of any written comments, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or its staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any written or oral responses thereto. Parent and its counsel shall be given a reasonable opportunity to review any such responses, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and its counsel. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their Affiliates as promptly as practicable after the date hereof. The Company shall use reasonable best efforts to cause the definitive Proxy Statement to be filed with the SEC and mailed to the Company’s shareholders as of the record date established for the Company Meeting, as promptly as practicable following (i) receipt of confirmation from the SEC that it has completed its review of the Proxy Statement or, (ii) if the SEC has either (A) not affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will or will not be reviewing the Proxy Statement or (B) affirmatively notified the Company prior to the end of the tenth (10th) calendar day after filing the preliminary Proxy Statement that the SEC will not be reviewing the Proxy Statement, the tenth (10th) calendar day after filing the preliminary Proxy Statement.

(c) If, at any time prior to the Company Meeting, the Company, Parent or Merger Sub becomes aware of any event or information that, pursuant to the Exchange Act, should be disclosed in an amendment or supplement to the Proxy Statement, the party that becomes aware of such event or information shall as promptly as practicable notify the other party. Following such notification, the Company shall file with the SEC an appropriate amendment or supplement describing such information as promptly as reasonably practicable after Parent has had a reasonable opportunity to review and comment thereon, and, to the extent the Company determines it is required by applicable Law, the Company shall disseminate such amendment or supplement to the shareholders of the Company.

(d) Subject to the other provisions of this Agreement, the Company shall (i) take all action necessary in accordance with the FBCA, the Company Charter, and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its shareholders as soon as reasonably practicable following (and in any event within 40 days after) the mailing of the Proxy Statement for the purpose of obtaining the Company Shareholder Approval (the “Company Meeting”), and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use reasonable best efforts to solicit from its shareholders proxies in favor of the adoption of this Agreement (including by postponing or adjourning the Company Meeting to allow additional solicitation of proxies in order to obtain the Company Shareholder Approval if necessary). Without limiting the generality of the foregoing, the Company agrees that, unless this Agreement is terminated in accordance with its terms, and, to the extent required by the terms of this Agreement, the Company pays to Parent the Company Termination Fee in accordance with Section 7.3(a), its obligations to hold the Company Meeting pursuant to this Section 5.4(d) shall not be affected by the making of a Change of Board Recommendation by the Company Board and its obligations under this Section 5.4(d) shall not be affected by the commencement of or announcement or disclosure of or communication to the Company of any Acquisition Proposal.

(e) The Company may postpone or adjourn the Company Meeting from time to time (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith is necessary or advisable and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s shareholders prior to the Company Meeting, (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Shareholder Approval or (v) if required by Law; provided that in no event will the Company adjourn the meeting for more than three separate occasions for any more than ten Business Days per occasion without the prior written consent of Parent.

5.5 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to: (i) in the case of Parent or Merger Sub, obtain all necessary third party (other than Governmental Entities) consents, approvals or waivers required under any Contracts to which Parent or Merger Sub is a party or otherwise bound, (ii) in the case of the Company, obtain all necessary third party consents, approvals or waivers, including for those Company Material Contracts set forth on Section 5.5(a) of the Company Disclosure Schedules, (iii) obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including those in connection with applicable Regulatory Laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including in connection with applicable Regulatory Laws), and (iv) execute and deliver any additional instruments necessary to consummate the Transactions and to carry out fully the purposes of this Agreement. Each of the parties shall furnish, or cause to be furnished, to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. Subject to applicable Law, the Company and Parent shall have the right to review in advance, and to the extent practicable each shall consult with the other in connection with, and consider in good faith the views of the other with respect to, all of the information relating to the Company or Parent, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the Transactions. Notwithstanding the foregoing, no party shall be obligated to provide to any other party any portion of any filing under the HSR Act that is not customarily furnished to other parties in connection with such filings. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent practicable under the circumstances, shall provide the other party and its counsel with the opportunity to participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with any of the Transactions. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective Affiliates to, make or cause to be made all filings required under applicable Regulatory Laws with respect to any of the Transactions as promptly as practicable and, in any event, file all required HSR Act notifications within 20 Business Days after the date of this Agreement. Each party shall seek early termination of the waiting period under the HSR Act. Parent will pay, or cause its Affiliates to pay, all filing fees required under any Regulatory Laws for any of the Transactions. No party shall, and each party shall cause its Affiliates not to, agree with any Governmental Entity to stay, toll or extend any applicable waiting period under any Regulatory Law, or to “pull and refile” any notification under the HSR Act, without the prior written consent of the other party.

(b) Notwithstanding anything to the contrary in this Agreement, nothing in this Section 5.5 shall require Parent or its Affiliates to (i) propose, negotiate, commit or agree to, or effect, by consent decree, hold separate order, or otherwise, the sale, divestiture, transfer, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective Subsidiaries or Affiliates (including, after the Closing, the Surviving Corporation and/or its Subsidiaries), (ii) terminate, modify, amend or assign existing relationships and contractual rights and obligations with any third party, or (iii) otherwise accept any operational restrictions or otherwise take or commit to take actions that limit Parent’s or any Parent Subsidiary’s or Parent Affiliate’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or its Subsidiaries or Affiliates (including, after the Closing, the Surviving Corporation and/or its Subsidiaries). Parent may, in its sole and absolute discretion, but shall not be required to, initiate any Proceeding, or oppose or defend any Proceeding (including any administrative or judicial Proceeding) or any other claim asserted by any Person that seeks to prohibit, prevent or restrict consummation of the Transactions.

(c) The parties agree that Parent and the Company shall cooperate reasonably in jointly devising and controlling the strategy for obtaining clearances, approvals and waiting period expirations under Regulatory Laws, including any filings, notifications, submissions and communications with or to any Governmental Entity in connection therewith.

(d) Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control, supervise or direct the operations of the Company or its Subsidiaries prior to the consummation of the Merger. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control, supervision and direction over its and its Subsidiaries’ business operations.

5.6 Certain Notices.

From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or NASDAQ (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event that could prevent or delay beyond the Outside Date the consummation of the Transactions or that would reasonably be expected to result in any of the conditions to the Merger set forth in ARTICLE 6 not being satisfied. Any such notice pursuant to this Section 5.6 shall not (x) affect any representation, warranty, covenant or agreement contained in this Agreement or (y) update any section of the Company Disclosure Schedule or the Parent Disclosure Schedule, and any failure to make such notice (in and of itself) shall not be taken into account in determining whether the conditions set forth in ARTICLE 6 have been satisfied or give rise to any right of termination set forth in ARTICLE 7.

5.7 Public Announcements.

Parent and the Company have agreed upon the initial joint press release with respect to the execution of this Agreement, and will issue such press release promptly following the execution of this Agreement. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, and any of their respective Affiliates, shall not issue any press release or make any public statement with respect to the Transactions or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.7 shall not apply to any public release or public announcement (a) made or proposed to be made by the Company in connection with an Acquisition Proposal, a Superior Proposal, a Change of Board Recommendation or an Intervening Event or any action taken pursuant thereto, in each case, that does not violate Section 5.3, or (b) in connection with any dispute between the parties regarding this Agreement or the Transactions. The Company shall file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits.

5.8 Employee Benefit Matters.

(a) During the period commencing at the Closing Date and ending on the date that is twelve months following the Closing Date (or, if shorter, the employee’s remaining period of employment), Parent shall provide or cause its Subsidiaries, including the Surviving Corporation and its Subsidiaries, to provide to each employee of the Company and its Subsidiaries who is employed immediately prior to the Effective Time and whose employment continues with the Surviving Corporation or any of its Subsidiaries after the Effective Time (each a “Continuing Employee”), base salary or hourly wages (as applicable) and employee benefits (excluding annual cash target bonus opportunities, equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits) that are, in the aggregate, no less favorable than the base salary or hourly wages (as applicable) and employee benefits provided either (i) to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Effective Time, or (ii) at Parent’s option, by Parent or its Subsidiaries to similarly situated employees of Parent or its Subsidiaries (in each case, excluding equity award or equity-based compensation, other long-term incentive awards, change in control and retention bonuses, defined benefit pension plans, nonqualified deferred compensation and post-employment welfare benefits).

(b) With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation and its Subsidiaries, each Continuing Employee’s service with (or otherwise recognized by) the Company or any of its Subsidiaries as of the Effective Time, as reflected in the Company’s records and disclosed to Parent, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation and its Subsidiaries, for purposes of eligibility, vesting and vacation and severance benefit accruals only (but not for purposes of benefit accruals under any other plan, program or policy, including any defined benefit pension plans) under any comparable plan, program or policy maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent or its Subsidiaries, including the Surviving Corporation and its Subsidiaries, to the same extent recognized by the Company under any comparable Company Benefit Plan; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan or retiree welfare plan.

(c) Parent shall use commercially reasonable efforts, or shall cause the Parent Subsidiaries (including the Surviving Corporation and its Subsidiaries) to use commercially reasonable efforts, to waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively at work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries and in which Continuing Employees (and their eligible dependents, including domestic partners) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall use commercially reasonable efforts, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use commercially reasonable efforts, to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents, including domestic partners) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans that constitute “group health plans” within the meaning of Section 5000(b)(1) of the Code in which such Continuing Employee (and dependents, including domestic partners) will be eligible to participate from and after the Effective Time for the remaining portion of such calendar year (excluding any such amounts under any flexible spending account or similar arrangement) if and to the extent the co-payments, deductibles and similar expenses incurred and amounts paid by, and amounts reimbursed to, the Continuing Employee under the comparable Company Benefit Plan can be reasonably substantiated and if permitted under the insurance policies or other funding vehicles under such plans.

(d) Without limiting the generality of Section 8.9, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective Affiliates to terminate the employment of any Continuing Employee at any time and for any reason (as allowed by and pursuant to applicable Law, including without limitation the Worker Adjustment and Retraining Act of 1988, as amended); (ii) require Parent, the Surviving Corporation or any of their respective Affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

(e) Prior to the Closing Date, the Company shall take, and shall cause its Subsidiaries to take, all actions reasonably and timely requested in writing by Parent that may be necessary or appropriate, conditioned on the occurrence of the Effective Time, to (i) cause one or more Company Benefit Plans to terminate as of a date on, before or after the Effective Time (as determined by Parent), (ii) cause benefit accruals and entitlements under any Company Benefit Plan to cease as of the Effective Time, or as of the date preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any Company Benefit Plan for such period as may be reasonably requested by Parent, and/or (iv) facilitate the merger of any Company Benefit Plan into any Parent plan in accordance with applicable Law. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section shall be subject to Parent’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, for purposes of applying the provisions of clauses (a), (b) and (c) hereof, any actions taken pursuant to this subsection (e) shall be disregarded

(f) To the extent any payments or benefits made with respect to, or which could arise as a result of, this Agreement or the transactions contemplated hereby (alone or in conjunction with any other event, including any termination of employment or other service), could be characterized as an “excess parachute payment” within the meaning of Section 280G(b)(1) of the Code, the Company shall, prior to the Closing Date, use its reasonable best efforts to effect reasonable measures to minimize any such payments or benefits from being characterized as “excess parachute payments” within the meaning of Section 280G(b)(1) of the Code, including taking any actions prior to the Closing Date that Parent may request, such as: (i) obtaining independent valuations of non-compete covenants in order to allocate reasonable value to such non-compete covenants and exclude them from characterization as parachute payments; and/or (ii) accelerating compensation to increase the disqualified individual’s “base amount” within the meaning of Section 280G of the Code; provided that, for clarity, nothing herein shall require the Company to cause any payment that could be characterized as an “excess parachute payment” to be forfeited, eliminated or reduced.

5.9 Indemnification and Insurance.

(a) Parent agrees that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries and each of their respective employees who serve as a fiduciary of a Company Benefit Plan as provided in the Company’s and its Subsidiaries’ certificates of incorporation, bylaws or other organizational documents, shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in full force and effect, honor and fulfill the obligations of the exculpation, indemnification and advancement of expenses provisions in the applicable party’s articles of incorporation and bylaws or similar organizational documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with each present and former director and officer of the Company or its Subsidiaries and each of their respective employees who serves as a fiduciary of a Company Benefit Plan (in each case when acting in such capacity) (each, an “Indemnitee” and, collectively, the “Indemnitees”) in effect as of the date of this Agreement and made available by the Company to Parent prior to the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any Indemnitees; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(b) For six years from and after the Effective Time, Parent shall or shall cause the Surviving Corporation to either (i) continue to maintain in effect the Company’s directors’ and officers’ insurance policies in place as of the date of this Agreement (the “D&O Insurance”) or (ii) purchase comparable D&O Insurance that provides coverage for events occurring at or prior to the Effective Time that is substantially equivalent to (including with respect to the scope of personnel covered by such policy) and in any event not less favorable in the aggregate than the existing D&O Insurance of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 350% of the last annual premium paid by the Company prior to the date of this Agreement (the “Premium Cap”), it being understood that if the total annual premiums payable for such insurance coverage exceeds the Premium Cap, Parent shall obtain a policy with the greatest coverage available for a cost equal to the Premium Cap. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid “tail policies” have been obtained by the Company prior to the Effective Time, which policies provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions; provided that the aggregate annual premiums for such “tail policies” and any policy maintained or purchased by Parent or the Surviving Corporation pursuant to the first sentence of this Section 5.9(b) shall not exceed the Premium Cap. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid “tail policies” that provide such coverage prior to the Effective Time subject to the limitations set forth in the immediately preceding sentence.

(c) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

(d) The provisions of this Section 5.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnitee and his or her heirs. The obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

(e) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

5.10 Parent Agreements Concerning Merger Sub.

From the date of this Agreement until the earlier to occur of the termination of this Agreement in accordance with ARTICLE 7 and the Effective Time, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions (including enforcement of its rights under this Agreement) or as provided in or contemplated by this Agreement, and, subject to the foregoing, neither Parent nor Merger Sub shall take or agree to take any action that has the deliberate purpose or intention of preventing or materially delaying the consummation of the Transactions. Parent hereby guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder.

5.11 Takeover Statutes.

If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement, then the Company and the Company Board shall take all action reasonably available to it to render such Law inapplicable to the foregoing.

5.12 Section 16 Matters.

Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

5.13 Shareholder Litigation.

The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any shareholder litigation against the Company and/or its directors and officers relating to the Transactions (the “Shareholder Litigation”), and shall consult with Parent with respect to the defense, settlement and prosecution of any Shareholder Litigation. The Company shall promptly notify Parent of any such litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof. Prior to the Effective Time, the Company shall not compromise, settle or come to an arrangement regarding, or agree to compromise, settle or come to an arrangement regarding, any Shareholder Litigation unless Parent has consented thereto in writing (which consent shall not be unreasonably withheld, conditioned or delayed).

5.14 Stock Exchange Delisting.

Parent shall cause the Surviving Corporation to cause the Company’s securities to be de- listed from NASDAQ and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

5.15 Transfer Taxes.

All transfer, documentary, sales, use, stamp, registration and other similar Taxes and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the Merger shall be borne by the Surviving Corporation.

5.16 Convertible Notes.

(a) Prior to the Closing, the Company shall: (i) execute and deliver to the Indenture Trustee (A) a supplemental indenture to the Indenture, effective upon the Effective Time, providing, among other things, that at and after the Effective Time, each holder of Convertible Notes shall have the right to convert their respective Convertible Notes into cash in an amount, per $1,000 principal amount of such Convertible Note being converted, equal to the product of (x) the Conversion Rate (as such term is defined in the Indenture and including any increase thereto required under the Indenture) and (y) the amount of the Merger Consideration, pursuant to the terms of the Indenture (the “Conversion Proceeds”), and (B) an officer’s certificate, opinion of counsel and any other documentation required to be provided pursuant to the Indenture in connection with such supplemental indenture; and (ii) use its reasonable best efforts to cause the Indenture Trustee to execute such supplemental indenture as of the Effective Time.

(b) In addition, the Company and the Surviving Corporation shall take all actions that may be required in accordance with the Indenture as a result of the execution and delivery of this Agreement, the Merger or any of the other Transactions, including the giving of any notices that may be required in connection with any repurchases or conversions of any Convertible Notes occurring as a result of the Merger constituting a “Fundamental Change” or a “Make-Whole Fundamental Change,” as such terms are defined in the Indenture, and delivery of any supplemental indentures, legal opinions, officer’s certificates or other documents or instruments required in connection with the consummation of the Merger.

(c) Surviving Corporation shall settle the conversion of any Convertible Notes for which it has received a notice of conversion by paying the Conversion Proceeds in cash as required under the Indenture. The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on any written notice to, communication with, or document or instrument delivered to, holders of Convertible Notes or the Indenture Trustee prior to the delivery or making thereof, and the Company shall give reasonable and good faith consideration to any comment made by Parent or its counsel.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party Under This Agreement.

The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a) The Company Shareholder Approval shall have been obtained.

(b) The consummation of the Merger shall not be restrained, enjoined or prohibited by any Order that is continuing and remains in effect (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity.

(c) (i) Any applicable waiting period under the HSR Act, together with any extensions thereof as well as any timing agreements made with the Federal Trade Commission or the Department of Justice having the purpose or effect of committing a party not to close any of the Transactions before a certain date or event, shall have expired or been terminated (collectively, the “HSR Clearance”); and (ii) the clearances, approvals and consents of a Governmental Entity required to be obtained under the Regulatory Laws pertaining to competition filings of the jurisdictions set forth in Section 6.1(c) of the Company Disclosure Schedule shall have been obtained. For the sake of clarity, the condition set forth here shall be satisfied even if any party has received communication from either the FTC or the Antitrust Division of the DOJ or any foreign Governmental Entity pursuant to foreign Regulatory Laws stating that the parties may close at their own risk, and/or that the underlying investigation may continue after expiration of any applicable waiting period.

6.2 Conditions to Obligations of the Company Under This Agreement.

The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date of hereof and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct as of such date or time) and except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Parent Material Adverse Effect.

(b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Conditions to Obligations of Parent and Merger Sub Under This Agreement.

The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of the Company contained in Sections 3.1 (Corporate Organization), 3.2(a) (Capitalization), 3.3 (Authority; Execution and Delivery; Enforceability) and 3.19 (Broker’s Fees), without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all respects as of the date hereof and as of the Closing Date as though made on the Closing Date, except for representations and warranties that relate to a specific date or time (which need only be true and correct in all material respects as of such date or time), and except for inaccuracies in the representations and warranties in Section 3.2(a) (Capitalization) that would not have the effect of changing the fully diluted equity value of the Company (including amounts payable under the Convertible Notes) by more than 0.5%; and each representation and warranty of the Company otherwise set forth in ARTICLE 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct as of the date hereof and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time which need only be true and correct as of such date or time) and, in each case, except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

(b) The Company shall have performed and complied in all material respects with all covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) A Company Material Adverse Effect shall not have occurred since the date of this Agreement and be continuing.

(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

6.4 Frustration of Closing Conditions.

Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement. The Company may not rely on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination.

This Agreement may be terminated, and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, by action taken or authorized by the board of directors of the terminating party or parties:

(a) By mutual written consent of Parent and the Company, at any time prior to the Effective Time;

(b) By either the Company or Parent, if the Company Shareholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

(c) By either the Company or Parent, whether before or after receipt of the Company Shareholder Approval, if any court of competent jurisdiction or other Governmental Entity of competent jurisdiction acting pursuant to any Regulatory Law shall have issued an Order or taken any other action permanently restraining, enjoining or prohibiting, prior to the Effective Time, the consummation of the Merger, and such Order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to any party who has breached in any material respect its obligations under Section 5.5;

(d) By either the Company or Parent if the Effective Time shall not have occurred on or before the nine (9) month anniversary of the date hereof (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions in ARTICLE 6 other than Section 6.1(b) (solely if the applicable Order relates to Regulatory Laws pertaining to competition filings) and/or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date may be extended by Parent or the Company up to an additional 90 days (the “1st Extended Outside Date”) unless Parent and the Company mutually agree to a different 1st Extended Outside Date; further provided, that in the event that at the 1st Extended Outside Date, all of the conditions in ARTICLE 6 other than Section 6.1(b) (solely if the applicable Order relates to Regulatory Laws pertaining to competition filings) and Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date may be extended by Parent up to an additional 90 days (the “2nd Extended Outside Date” and, together with the 1st Extended Outside Date, the “Extended Outside Date”) unless Parent and the Company mutually agree to a different 2nd Extended Outside Date; provided, however, that neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(d) if there has been any material breach by such party (or in the case of Parent, by Merger Sub) of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the Initial Outside Date or the Extended Outside Date, as the case may be; provided further, that the Initial Outside Date or the Extended Outside Date, as the case may be, shall be extended two Business Days after the last day of any then-pending Notice Period;

(e) By Parent, at any time prior to the receipt of the Company Shareholder Approval, if (i) the Company Board shall have effected a Change of Board Recommendation pursuant to Section 5.3(e) (it being understood and agreed that any written notice of the Company’s intention to make a Change of Board Recommendation prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or 5.3(e) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e)), or (ii) the Company Board shall have effected a Change of Board Recommendation pursuant to Section 5.3(f);

(f) By the Company, at any time prior to the receipt of the Company Shareholder Approval, if (i) the Company has received a Superior Proposal, (ii) the Company Board has authorized the Company to enter into a definitive agreement to consummate the Superior Proposal, and (iii) the Company shall have complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal; provided, however, that the Company shall pay the Company Termination Fee to or for the account of Parent pursuant to Section 7.3(a);

(g) By Parent, at any time prior to the Effective Time (whether before or after receipt of the Company Shareholder Approval), if (i) the Company has breached its covenants under Sections 5.3(a) or 5.3(d), or (ii) (A) there has been a breach by the Company of its representations, warranties or covenants contained in this Agreement (other than those set forth in Sections 5.3(a) or 5.3(d)), in each case, such that any condition to the Merger contained in Sections 6.3(a) or 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, (B) Parent shall have delivered to the Company written notice of such breach and Parent’s intention to terminate this Agreement pursuant to this Section 7.1(g) and (C) either such breach is not capable of cure in a manner sufficient to allow satisfaction of the conditions in Sections 6.3(a) and 6.3(b) prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such breach shall not have been cured in all material respects; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by Parent or Merger Sub of its representations, warranties or covenants contained in this Agreement such that a condition in Section 6.2(a) or Section 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects;

(h) By the Company, at any time prior to the Effective Time (whether before or after receipt of the Company Shareholder Approval), if (i) there has been a breach by Parent or Merger Sub of any of its representations, warranties or covenants contained in this Agreement, in each case, such that any condition to the Merger contained in Sections 6.2(a) or 6.2(b) is not reasonably capable of being satisfied while such breach is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and the Company’s intention to terminate this Agreement pursuant to this Section 7.1(h) and (iii) either such breach is not capable of cure prior to the applicable Outside Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such breach shall not have been cured in all material respects; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its representations, warranties or covenants contained in this Agreement such that a condition in Section 6.3(a) or Section 6.3(b) is not reasonably capable of being satisfied while such breach is continuing, and such breach shall not have been cured in all material respects; or

(i) By the Company if (i) all of the conditions set forth in Section 6.1 or Section 6.3 have been satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date), (ii) the Company has delivered an irrevocable written notice to Parent stating that, if Parent performs its obligations hereunder, the Company is ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Transactions within three Business Days after delivery of such notice; provided, however, that during such three Business Day period after delivery of such notice by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1.

7.2 Effect of Termination.

In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and this Agreement shall forthwith become void and have no further force and effect (other than the second sentence of Section 5.2(b), Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and ARTICLE 8, each of which shall survive termination of this Agreement), and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company or their respective Subsidiaries, officers, directors or Representatives, except with respect to the second sentence of Section 5.2(b), Section 5.7, this Section 7.2, Section 7.3, Section 7.4 and ARTICLE 8 provided, that nothing herein shall relieve any party from liabilities or damages incurred or suffered as a result of a Willful and Material

Breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective covenants or other agreements set forth in this Agreement. For the avoidance of doubt, the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with their terms.

7.3 Company Termination Fee.

(a) If this Agreement is terminated (A) by Parent pursuant to Section 7.1(e) (Change of Board Recommendation) or (B) by the Company pursuant to Section 7.1(f) (Superior Proposal), then the Company shall pay to Parent or its designee $27,988,901.00 (the “Company Termination Fee”), (1) in the case of a termination described in clause (A), within two Business Days of such termination described in clause (A), or (2) in the case of a termination described in clause (B), prior to or substantially concurrently with such termination by the Company described in clause (B).

(b) If this Agreement is terminated (A) by Parent pursuant to Section 7.1(g)(i) (Company Material Breach), or (B) by the Company or Parent pursuant to Section 7.1(d) (Outside Date) at a time when Parent had the right to terminate pursuant to Section 7.1(g)(i) (Company Material Breach), the Company shall pay the Company Termination Fee to Parent or its designee (1) in the case of termination by Parent, within two (2) Business Days of such termination, or (2) in the case of a termination by the Company, prior to or substantially concurrently with such termination by the Company.

(c) If (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 7.1(b) (Shareholder Approval), (B) by Parent pursuant to Section 7.1(g)(ii) (Company Material Breach), or (C) by Parent or the Company pursuant to Section 7.1(d) (Outside Date) at a time when Parent had the right to terminate pursuant to Section 7.1(g)(ii) (Company Material Breach), (ii) after the date hereof and prior to the date of the Company Meeting, an Acquisition Proposal has been publicly announced and not withdrawn prior to the Company Meeting and (iii) the Company or any of its Subsidiaries enters into a definitive agreement with respect to such Acquisition Proposal within 12 months after such termination and the transaction contemplated by such Acquisition Proposal is subsequently consummated, then the Company shall pay the Company Termination Fee to Parent or its designee, no later than two Business Days after the consummation of such transaction. For purposes of this Section 7.3(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 8.4, except that the references to “20%” shall be deemed to be references to “50%”.

(d) If (i) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b) (Shareholder Approval) and (ii) the Company Board effected a Change of Board Recommendation prior to the Company Meeting (or any adjournment or postponement thereof) described in Section 7.1(b), then the Company shall pay Parent an amount equal to that required to reimburse Parent and its Affiliates for all fees and expenses incurred in connection with this Agreement and the Transactions (the “Parent Expenses”), within two Business Days of such termination.

(e) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds denominated in U.S. dollars to an account designated in writing by Parent, or in the absence of such designation, an account established for the sole benefit of Parent.

(f) Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall the Company be required to pay the Company Termination Fee on more than one occasion. Any Parent Expenses paid by the Company to Parent pursuant to Section 7.3(d) shall be credited against, and thereby reduce, the amount of the Company Termination Fee that would otherwise be required to be paid by the Company to Parent pursuant to Section 7.3.

(g) Except as provided in this Section 7.3(g), in circumstances where the Company Termination Fee is payable in accordance with this Section 7.3, Parent’s receipt in full of the Company Termination Fee (if received) from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, shareholders, members, managers, directors, officers, employees, agents, Affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to a Willful and Material Breach by the Company and except that the Company shall also be obligated with respect to reimbursement of the costs and expenses of enforcement and payment of interest described in the following sentence. In addition, if the Company fails to pay in a timely manner any amount due pursuant to Section 7.3, then (i) the Company shall reimburse Parent for all costs and expenses (including the documented fees and expenses of counsel) incurred in the collection of such overdue amounts and (ii) the Company shall pay to Parent interest on the amounts payable pursuant to Section 7.3 from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. The parties acknowledge and agree that any payment of the Company Termination Fee or the Parent Expenses is not a penalty but is liquidated damages in a reasonable amount that is intended to compensate Parent or Merger Sub in the circumstances in which such fees or expenses are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions; provided, however, that in the case of a Willful and Material Breach by the Company, Parent or Merger Sub shall be permitted to seek damages in excess of the Company Termination Fee.

7.4 Parent Termination Fee.

(a) The parties agree that if this Agreement is terminated by the Company pursuant to Section 7.1(h) (Parent Material Breach) as a result of Parent’s breach of Section 5.5 with respect to its efforts to obtain HSR Clearance or by the Company or Parent pursuant to Section 7.1(d) (Outside Date), at a time when the Company could have terminated this Agreement pursuant to Section 7.1(h) (Parent Material Breach) as a result of Parent’s breach of Section 5.5 with respect to its efforts to obtain HSR Clearance, then Parent shall pay to the Company within two Business Days following such termination, $27,988,901.00 (the “Parent Termination Fee”).

(b) The parties agree that if this Agreement is terminated by the Company or Parent pursuant to Section 7.1(d) (Outside Date) and at the time of such termination the conditions set forth in Section 6.1(b) as a result of an Order pursuant to Regulatory Laws pertaining to HSR Clearance or Section 6.1(c) as a result of failure to obtain HSR Clearance (including any circumstance in which the applicable waiting period under HSR has expired, but Parent is party to an agreement with a Governmental Entity pursuant to which Parent has agreed to defer the consummation of the Transactions) shall not have been satisfied, and, in the case of each of clauses (i) or (ii), all of the conditions in ARTICLE 6 other than Section 6.1(b) and/or Section 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date) or have been waived by Parent and Merger Sub or the Company, as applicable, then Parent shall pay the Parent Termination Fee to the Company within two Business Days following such termination.

(c) All payments under this Section 7.4 shall be made by wire transfer of immediately available funds to an account designated in writing by the Company, or in the absence of such designation, an account established for the sole benefit of the Company.

(d) Each of the parties acknowledges that the agreements contained in this Section 7.4 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not enter into this Agreement. For the avoidance of doubt, in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e) In circumstances where the Parent Termination Fee is payable in accordance with Section 7.4(a) or Section 7.4(b), the Company’s receipt of the Parent Termination Fee (if received) from or on behalf of Parent shall be the Company’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against Parent, Merger Sub and any of their affiliates and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling Persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions, except with respect to a Willful and Material Breach by Parent or Merger Sub and except that Parent shall also be obligated with respect to reimbursement of the costs and expenses of enforcement and payment of interest described in the following sentence. If Parent fails to pay in a timely manner any amount due pursuant to Section 7.4(a) or Section 7.4(b), then (A) Parent shall reimburse the Company for all costs and expenses (including documented fees and expenses of counsel) incurred in the collection of such overdue amounts, and (B) Parent shall pay to the Company interest on the amounts payable pursuant to Section 7.4(a) or Section 7.4(b), from and including the date payment of such amounts was due to but excluding the date of actual payment at the prime rate set forth in The Wall Street Journal in effect on the date such payment was required to be made. The parties acknowledge and agree that any payment of the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that is intended to compensate the Company for any losses suffered or incurred by the Company or any other Person in connection with this Agreement in the circumstances in which such fees or expenses are payable for the efforts and resources expended and the opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions; provided, however, that in the case of a Willful and Material Breach by the Parent or Merger Sub, the Company shall be permitted to seek damages in excess of the Parent Termination Fee.

7.5 Acknowledgement Regarding Specific Performance.

For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, if this Agreement has not been validly terminated, each party shall have the right to specific performance pursuant to Section 8.13. Except as set forth in Section 7.3, Section 7.4 and this Section 7.5, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. Notwithstanding the availability of monetary damages, Parent and Merger Sub and the Company, in their respective sole discretion, may determine their choice of remedies hereunder, including monetary damages or specific performance in accordance with Section 8.13 provided that, neither Parent or Merger Sub, on the one hand, nor the Company, on the other hand, shall be permitted or entitled to receive both specific performance that results in the occurrence of the Closing under the terms of this Agreement and any monetary damages.

7.6 Amendment.

This Agreement may be amended by the parties by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Shareholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s shareholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.7 Waiver.

At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other,

(b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Shareholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company’s shareholders hereunder without the approval of such shareholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations, Warranties and Covenants.

None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses.

Except as otherwise expressly provided in this Agreement, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

8.3 Notices.

Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier or (c) on the date delivered if sent by email (but only if followed by delivery of a copy via national overnight courier and provided confirmation of email receipt is obtained), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Parent or Merger Sub, addressed to it at:

AMETEK, Inc.

1100 Cassatt Road

Berwyn, PA 19312-1177

E-mail:   [***]

Attention:  Robert S. Feit, Senior Vice President and General Counsel

with a copy to (for information purposes only):

Troutman Pepper Locke LLP

400 Berwyn Park | 899 Cassatt Road

Berwyn, PA 19312-1183

Attn:  Deborah L. Spranger

Email:  [***]

If to the Company, addressed to it at:

FARO Technologies, Inc.

250 Technology Park

Lake Mary, FL 32746

Attn: David Wilson

Email: [***]

with copies to (for information purposes only);

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attn:   Omar A. Lucia

    Jonathan P. Witt

Email:  [***]

    [***]

8.4 Definitions.

(a) For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality and use provisions that are no less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement; provided, that (a) any such confidentiality agreement need not contain any standstill provision and (b) such confidentiality agreement shall not prohibit compliance by the Company or any of its Subsidiaries with any of the provisions of this Agreement or restrict in any manner the Company’s ability to consummate the Transactions.

“Acquisition Proposal” means any offer or proposal from a Third Party concerning (a) a merger, consolidation or other business combination transaction to which the Company or any Subsidiary of the Company is a party pursuant to which such Third Party would acquire, directly or indirectly, 20% or more of the voting securities of the Company or of the surviving entity in a merger involving the Company or the resulting direct or indirect parent of the Company or such surviving entity, (b) any direct or indirect acquisition (or series or related acquisitions) of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries representing 20% or more of the consolidated assets of the Company and its Subsidiaries, based on their fair market value as determined in good faith by the Company Board (or any duly authorized committee thereof), (c) an issuance (including by way of merger, consolidation, business combination or share exchange) of Equity Interests representing 20% or more of the voting power of the Company, or (d) any combination of the foregoing (in each case, other than the Merger).

“Affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person.

“Ancillary Agreement” means each document, agreement, exhibit, schedule, or certificate being executed and delivered in connection with this Agreement and the Transactions.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York are authorized or obligated by applicable Law to close.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act (Public Law 116-136), as amended from time to time and applicable rules, requests, guidelines, directives and/or regulations thereunder or issued by the Small Business Administration or any other Governmental Entity in connection therewith, in each case as in effect from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Awards” means the Company Options, Company RSUs and Company PRSUs.

“Company Equity Plans” means the Company’s (a) 2009 Equity Incentive Plan, as amended, (b) 2014 Incentive Plan, as amended, and (c) 2022 Equity Incentive Plan, as amended.

“Company Group” means, collectively, the Company and its direct and indirect Subsidiaries, if any.

“Company Group Member” means a member of the Company Group.

“Company Material Adverse Effect” means any change, event, occurrence, condition, development or effect (each, an “Effect”) that, individually or in the aggregate together with all other Effects, (x) has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; or (y) would reasonably be expected to materially delay or has a material adverse effect on the ability of the Company and its Subsidiaries to timely consummate the Transactions (including the Merger); provided, however, that, solely for the purposes of clause (x), adverse Effects arising out of, resulting from or attributable to the following shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects with respect to clauses (a) through (c), and (i) through (k) of the below shall be so considered to the extent such Effect adversely disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the industries in which the Company and its Subsidiaries operate: (a) changes or proposed changes in applicable Laws, GAAP or the interpretation or enforcement thereof; (b) changes in general economic, business, labor or regulatory conditions (including changes in the price of gas, oil or other natural resources, commodities or chemicals), or changes in securities, credit or other financial markets, including inflation, monetary policy, commodity prices, credit ratings, interests rates or exchange rates, in the United States or globally, or changes in the general conditions or trends generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally; (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action or operation, sabotage, civil unrest, protests, civil disobedience, national or international calamity, the outbreak of hostilities or acts of terrorism), changes due to natural or manmade disasters or changes in the weather, including floods, hurricanes, tornados, tsunamis, earthquakes or other acts of God, or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis; (d) actions expressly required of the Company under this Agreement or taken or not taken at the request of, or with the consent of, Parent or any of its Affiliates (other than the obligation of the Company to conduct its operations in the Ordinary Course of Business pursuant to Section 5.1); (e) the negotiation, announcement, pendency or consummation of this Agreement and the Merger solely to the extent resulting from the identity of Parent or any of its Affiliates or any communication by Parent or any of its Affiliates regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact on the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners); (f) any Proceeding commenced by or involving any Governmental Entity or Shareholder Litigation arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions; (g) changes in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that for purposes of this clause (g) the underlying cause of such change may be taken into account in determining whether a Company Material Adverse Effect has occurred); (h) the availability or cost of equity, debt or other financing to Parent; (i) cyberattacks or cyberterrorism not specifically targeting the Company and its Subsidiaries; (j) any actual or potential sequester, stoppage, shutdown, default (including any default or delays in payments or delays or failures to act) or similar event or occurrence by the U.S. federal government or any other Governmental Entity, including any shutdown or furlough of the U.S. federal government or any impact associated with the U.S. federal government’s “debt ceiling”, (k) the imposition or modification of any tariffs, trade restrictions, or other duties, including those arising from changes in trade policies or international relations, or (l) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings, adjusted EBITDA or other financial projections or forecasts (provided that for purposes of this clause (l) the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Owned Intellectual Property” means Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Company Software” means all software included in the Company Owned Intellectual Property.

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Convertible Notes” means the Company’s 5.50% Convertible Senior Notes due 2028.

“COVID-19 Pandemic” means the SARS-CoV-2 or COVID-19 pandemic, including any continuation, worsening or evolutions or mutations thereof.

“Environmental Claim” means any Proceeding, order, demand, or written claim by any Person or entity alleging actual or potential liability or non-compliance arising out of any Environmental Laws, non-compliance with Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials.

“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, and orders regulating or (a) relating to pollution (or the cleanup thereof) or the protection of natural resources, endangered or threatened species, human health or safety, or the environment (including ambient air, soil, surface water or groundwater, or subsurface strata); or (b) concerning the presence of, exposure to, or the management, manufacture, use, containment, storage, recycling, reclamation, reuse, treatment, generation, discharge, transportation, processing, production, disposal or remediation of any Hazardous Materials. The term “Environmental Law” includes, without limitation, the following (including their implementing regulations and any state analogs): the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. §§ 9601 et seq.; the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, as amended by the Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. §§ 6901 et seq.; the Federal Water Pollution Control Act of 1972, as amended by the Clean Water Act of 1977, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act of 1976, as amended, 15 U.S.C. §§ 2601 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001 et seq.; the Clean Air Act of 1966, as amended by the Clean Air Act Amendments of 1990, 42 U.S.C. §§ 7401 et seq.; and, the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. §§ 651 et seq.

“Environmental Notice” means any written notice of violation or infraction, or written notice respecting any Environmental Claim.

“Environmental Permit” means any permit, certificate, registration, notice, approval, identification number, license or other authorization or action issued by a Governmental Entity required pursuant to Environmental Law for the lawful operation of the business of the Company or any Subsidiary.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliates” means any Person, trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries, is treated at any relevant time as a single employer under Section 414 of the Code or Section 4001(a)(14) of ERISA.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and any rules, regulations and guidance issued thereunder.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Government Contract” shall mean any Contract entered into between the Company or one of its Subsidiaries and (a) a Governmental Entity, (b) any prime contractor of a Governmental Entity, or (c) any subcontractor respect to any contract described in clauses (a) and (b) above.

“Governmental Entity” means any national, federal, state, county, municipal, local or foreign government, or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, any court, tribunal, arbitrator, bureau, ministry, agency or commission.

“Hazardous Materials” means (a) any material, substance, waste, pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous substance or waste, whether solid, liquid or gas, that is regulated or classified as hazardous, acutely hazardous, dangerous, or toxic under any Environmental Laws, and (b) any radioactive materials or wastes, lead or lead-containing materials, foam insulation, any PFAS substances or compound, asbestos in any form, urea formaldehyde, PCBs, radon gas, crude oil or any fraction thereof, natural gas, petroleum products or their by-products or derivatives.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Incidental IP Contracts” means any (a) non-exclusive licenses of Intellectual Property granted by or to the Company or any of its Subsidiaries in Contracts with customers or vendors in the Ordinary Course of Business; (b) non-disclosure/confidentiality agreements (or the confidentiality provisions of other Contracts) entered into in the Ordinary Course of Business that provides the Company, any of its Subsidiaries, or a third party with no more than a limited, non-exclusive right to access or use the confidential information as defined therein; (c) “shrink wrap,” “click-through” or other standard end user license agreements on standard terms with annual fees not exceeding $50,000; (d) licenses for Software preinstalled as a standard part of hardware or equipment purchased or used by the Company or any of its Subsidiaries; (e) sales, marketing, reseller, distributor or similar Contracts that provide a limited, non-exclusive license to use any Intellectual Property; and (f) Contracts that authorize another Person on a non-exclusive basis to identify the Company or any of its Subsidiaries as a customer, vendor, supplier or partner of such Person, or authorizes the Company or any of its Subsidiaries to identify another Person as a customer, vendor, supplier or partner of the Company or its Subsidiary.

“Indenture” means the Indenture, dated as of January 24, 2023, between the Company and the Indenture Trustee.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, as trustee.

“Information Privacy and Data Protection Obligations” means the obligations of the Company and its Subsidiaries under: (a) the Information Privacy Laws, (b) Information Privacy and Data Protection Policies, (c) any consents, authorizations and privacy choices (including opt-in and opt-out preferences, as required) of natural Persons relating to the Processing of Personal Information, (d) any contractual obligation relating to the Processing of Personal Information by or on behalf of any Company, and (e) industry self-regulatory principles and codes of conduct applicable to the protection or Processing of Personal Information, biometrics, internet of things, artificial intelligence, direct marketing, e-mails, text messages, robocalls, telemarketing or other electronic communications (including the Payment Card Industry Data Security Standard) to which the Company or any Subsidiary of the Company is bound or otherwise represents compliance.

“Information Privacy and Data Protection Policies” means, collectively, any and all (a) of the Company’s and each of its Subsidiaries’ data privacy and security policies, procedures, and notices, whether applicable internally, or published on the websites of the Company or its Subsidiaries or otherwise made available by the Company or a Subsidiary of the Company to any Person, and (b) public representations (including representations on the websites of the Company or its Subsidiaries ) made by or on behalf of the Company or any Subsidiary of the Company with regard to the protection or Processing of Personal Information.

“Information Privacy Laws” means any Laws or Orders pertaining to privacy, data protection or Processing of Personal Information, including all privacy and security breach disclosure Laws that are applicable to the Company and any of its Subsidiaries or to Parent and the Merger Sub, as the case may be.

“Intellectual Property” means any and all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, including without limitation, such rights in and to all: (a) patents and patent applications, and any and all divisionals, continuations, continuations-in-part, reissues, continuing patent applications, re-examinations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights; (b) trademarks, service marks, trade dress, certification marks, logos, and trade names, whether or not the foregoing are registered, together with the goodwill connected with the use of and symbolized by the foregoing; (c) copyrights (whether or not published or registered); (d) trade secrets, non-public and confidential business, technical and know-how information and rights to limit the use or disclosure thereof by any Person; (e) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (f) software, including without limitation data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation; (g) internet domain name registrations and uniform resource locators; (h) moral rights; and (i) claims, causes of action and defenses relating to the enforcement of any of the foregoing (including with respect to past infringement); in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing clauses (a) through (h) with or by any Governmental Entity in any jurisdiction.

“Interim Balance Sheet” means the consolidated balance sheet of the Company Group as of March 31, 2025 and the footnotes thereto set forth in the Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2025.

“Intervening Event” means any Effect (including any acceleration or deceleration of existing changes or developments) that (a) materially improves or would be reasonably likely to materially improve the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, (b) is not known by the Company Board as of the date of this Agreement or that was not reasonably foreseeable as of the date of this Agreement by the Company Board or any member thereof or any named executive officer (as defined by the SEC) of the Company, and (c) does not involve or relate to any Acquisition Proposal; provided, however, that none of the following, and no Effect arising out of or resulting from the following shall constitute or be taken into account in determining whether there has been, an “Intervening Event”: (i) the entry into or the announcement or pendency of this Agreement or the Transactions; (ii) any change in or Effect affecting the economy or the financial, credit or securities markets in the United States or elsewhere in the world (including interest rates and exchange rates or any changes therein), or any change in or Effect affecting any business or industries in which the Company or any of its Subsidiaries operates; (iii) any development or change in applicable Law or GAAP or other applicable accounting standards or the interpretation of any of the foregoing; or (iv) any changes in the market price or trading volume of the Shares, any changes in the ratings or the ratings outlook for the Company or any of its Subsidiaries by any applicable rating agency, any changes in any analyst’s recommendations or ratings with respect to the Company or any of its Subsidiaries (it being understood that the exceptions in this clause (iv) shall not prevent or otherwise affect the underlying cause of any such change or failure referred to therein (to the extent not otherwise falling within any of the exceptions provided by clauses (i) through (iii)) from being taken into account in determining whether an Intervening Event has occurred).

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge, after reasonable inquiry of those employees of the Company Group who would reasonably be expected to have knowledge of the relevant matter, of the individuals listed in Section 8.4 of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge, after reasonable inquiry of those employees of the Company Group who would reasonably be expected to have knowledge of the relevant matter, of the individuals listed in Section 8.4 of the Parent Disclosure Schedule.

“Law” means any national, provincial, state, municipal, territorial, local and foreign laws, statutes, ordinances, decrees, rules, regulations or Orders enacted, issued, adopted, promulgated, entered into or applied by any Governmental Entity.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, option, adverse claim, or restriction on transfer (except for any restrictions on transfer generally arising under any applicable federal or state securities Laws).

“NASDAQ” means the Nasdaq Global Select Market.

“Order” means any judgment, order, ruling, decision, writ, injunction, decree, consent decree, decision, verdict, stipulation or arbitration award issued, promulgated, made, rendered or entered into by or with any Governmental Entity (in each case, whether temporary, preliminary or permanent).

“Outside Date” means the Initial Outside Date or the Extended Outside Date, as applicable.

“Parent Material Adverse Effect” means any Effect on Parent or any Parent Subsidiary that, individually or in the aggregate, (a) materially impairs or materially delays the ability of Parent or Merger Sub to perform its obligations under this Agreement or (b) would prevent Parent or Merger Sub from consummating the Merger.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves (as determined in accordance with GAAP) have been established on the Interim Balance Sheet, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the Ordinary Course of Business for amounts not yet due and payable or that are being contested in good faith by appropriate action and for which adequate reserves (as determined in accordance with GAAP) have been established on the Interim Balance Sheet and that would not be individually or in the aggregate materially adverse to the operations of the Company or any of its Subsidiaries, (c) non-exclusive licenses of Intellectual Property granted to customers in the Ordinary Course of Business, (d) with respect to any Company Real Property, (i) matters of record, (ii) Liens that would be disclosed by a current, accurate survey or physical inspection of such real property, (iii) applicable building, zoning and land use regulations, and (iv) other imperfections or irregularities in title, charges, restrictions and other Liens, in each case of clauses (i) through (iv), which do not adversely affect in any material respect the current use of the Company Real Property to which they relate, (e) Liens affecting the fee interest of any Company Real Property that do not and would not reasonably be expected to, individually or in the aggregate, materially detract from the use or occupancy of the Company Real Property to which they relate, (f) Liens relating to intercompany borrowings solely among the Company and its wholly owned Subsidiaries, (g) Liens incurred or deposits made in the Ordinary Course of Business in connection with workers compensation, unemployment insurance or other types of social security, and (h) purchase money security Liens arising automatically in purchased goods in the Ordinary Course of Business and that do not secure any indebtedness for borrowed money.

“Person” means an individual, corporation, limited liability company, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d) of the Exchange Act), including a Governmental Entity.

“Personal Information” means information that is considered “personally identifiable information,” “personal information,” “personal data,” “nonpublic personal information,” “individually identifiable health information” or other analogous term under applicable Law.

“Proceeding” means any action, suit, claim, or litigation, in each case, by or before any Governmental Entity, including judicial, regulatory or administrative proceedings.

“Process” or “Processing” means, with respect to data, the use, collection, receipt, processing, storage, recording, organization, safeguarding, security, adaption, alteration, ingestion, compilation, combination, enrichment, de-identification, transfer, retrieval, access, consultation, disclosure, sharing, dissemination or destruction of such data.

“Product Substitution” means the unauthorized delivery of products under a Government Contract to any Governmental Entity, or to any contractor or subcontractor under Contract with a Governmental Entity, resulting from the failure of any products or the manufacturing thereof to comply with the requirements of such Government Contract, including but not limited to products made from different materials than those called for in such Government Contract, the failure to perform any of the tests required under such Government Contract, and/or the use of foreign-made materials, when domestic materials are required under such Government Contracts.

“Proxy Statement” means a proxy statement or similar disclosure document relating to the adoption and approval of this Agreement by the Company’s shareholders.

“Publicly Available Software” means all software that is distributed pursuant to a license defined as an “open source license” by the Open Source Initiative or a “free software license” by the Free Software Foundation, or any substantially similar license, including any license approved by the Open Source Initiative or any Creative Commons License.

“Regulatory Laws” means any applicable supranational, national, federal, state, county, local or foreign antitrust, competition, trade regulation, or foreign investment Laws that are designed or intended to prohibit, restrict or regulate (i) actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, including the HSR Act, the Sherman Act of 1890, the Clayton Act of 1914 and the Federal Trade Commission Act of 1914, in each case, as amended, and other similar antitrust, competition or trade regulation laws of any jurisdiction other than the United States or (ii) the acquisition of interests in or control over domestic equities, securities, entities, assets, land or interests to address national security or public order or similar policy goals.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

“Representatives” means, with respect to a Person, such Person’s directors, officers, managers, members, partners, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents and other representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20%” shall be replaced by “50%”), that did not result, directly or indirectly, from a violation of Section 5.3, made by any Third Party on terms that the Company Board (or a duly authorized committee thereof) determines in good faith (after consultation with the Company’s financial advisor and outside counsel), taking into account such factors as the Company Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposal and any revisions to this Agreement made or proposed in writing by Parent (which if accepted by the Company would be legally binding) prior to the time of such determination), that, if consummated on its terms, would result in a transaction that would be more favorable from a financial point of view to the Company’s shareholders than the Merger (including taking into account any applicable Company Termination Fee).

“Tax Return” means any report, return (including information return), form, claim for refund, estimated filing or declaration required to be filed or actually filed with a Governmental Entity in connection with the determination, assessment or collection of any Tax, including any election, schedule, statement or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts and other charges in the nature of a tax imposed by any Governmental Entity, including income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security (or similar, including FICA), workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added and gains tax, and any interest, penalties or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than Parent, Merger Sub and their respective Affiliates.

“Treasury Regulations” means the final and temporary regulations promulgated under the Code by the U.S. Department of Treasury.

“Willful and Material Breach” means, with respect to any agreement or covenant of any party in this Agreement, an action or omission taken or omitted to be taken by such party in material breach of such agreement or covenant that such party takes (or fails to take) (a) with knowledge that such action or omission would, or would reasonably be expected to, cause such material breach of such agreement or covenant or (b) which such party would reasonably be expected to know would result in a material breach of such agreement or covenant.

(b) The following terms are defined elsewhere in this Agreement, as indicated below:

“1st Extended Outside Date”	Section 7.1(d)

“2nd Extended Outside Date”	Section 7.1(d)

“Affiliate Transaction”	Section 3.24

“Agreement”	Preamble

“Alternative Acquisition Agreement”	Section 5.3(a)

“Anti-Corruption Laws”	Section 3.9(a)

“Articles of Merger”	Section 1.2

“Book-Entry Shares”	Section 2.2(b)(ii)

“Certificate of Merger”	Section 1.2

“Certificates”	Section 2.2(b)(i)

“Change of Board Recommendation”	Section 5.3(d)

“Closing”	Section 1.2

“Closing Date”	Section 1.2

“Company”	Preamble

“Company Benefit Plan”	Section 3.11(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 3.3(a)

“Company Bylaws”	Section 3.1

“Company Charter”	Section 3.1

“Company Common Stock”	Recitals

“Company Data”	Section 3.17(g)

“Company Disclosure Schedule”	ARTICLE 3

“Company Intellectual Property”	Section 3.17(b)

“Company Material Contracts”	Section 3.16(b)

“Company Meeting”	Section 5.4(d)

“Company Option”	Section 2.4(a)

“Company PRSU”	Section 2.4(b)

“Company Real Property”	Section 3.14(b)

“Company Registered Intellectual Property”	Section 3.17(a)

“Company Related Parties”	Section 7.3(g)

“Company RSU”	Section 2.4(b)

“Company SEC Documents”	Section 3.5(a)

“Company SEC Financial Statements”	Section 3.5(c)

“Company Shareholder Approval”	Section 3.3(c)

“Company Termination Fee”	Section 7.3(a)

“Confidentiality Agreement”	Section 5.2(b)

“Continuing Employee”	Section 5.8(a)

“Conversion Proceeds”	Section 5.16(a)

“DGCL”	Recitals

“Dissenting Shares”	Section 2.3(a)

“D&O Insurance”	Section 5.9(b)

“EAR”	Section 3.9(a)

“Effect”	Section 8.4

“Effective Time”	Section 1.2

“Excluded Shares”	Section 2.1(a)

“Extended Outside Date”	Section 7.1(d)

“FBCA”	Recitals

“HSR Clearance”	Section 6.1(c)

“Indemnitee”	Section 5.9(a)

“Initial Outside Date”	Section 7.1(d)

“IT Systems”	Section 3.17(g)

“Material Customer”	Section 3.25

“Material Supplier”	Section 3.25

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“Non-U.S. Benefit Plan”	Section 3.11(a)

“Notice Period”	Section 5.3(e)

“Ordinary Course of Business”	Section 3.5(f)

“Parent”	Preamble

“Parent Disclosure Schedule”	ARTICLE 4

“Parent Expenses”	Section 7.3(d)

“Parent Related Parties”	Section 7.4(e)

“Parent Subsidiary”	Section 4.3(a)

“Parent Termination Fee”	Section 7.4(a)

“Paying Agent”	Section 2.2(a)

“PCBs”	Section 3.13(d)

“Permits”	Section 3.10

“PFAS”	Section 3.13(d)

“Premium Cap”	Section 5.9(b)

“Proposed Changed Terms”	Section 5.3(e)(ii)

“Real Property Leases”	Section 3.14(b)

“Service Provider”	Section 3.11(a)

“Shareholder Litigation”	Section 5.13
“Shares”	Recitals

“Specified Date”	Section 3.2

“Surviving Corporation”	Section 1.1(a)

“Tax Sharing Agreement”	Section 3.15(i)

“Transactions”	Section 1.1(a)

8.5 Headings.

The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.6 Severability.

If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.7 Entire Agreement.

This Agreement (together with the Exhibits, Parent Disclosure Schedule and Company Disclosure Schedule, and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

8.8 Assignment.

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of Law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.9 No Third Party Beneficiaries.

This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, other than pursuant to Section 5.9, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

8.10 Mutual Drafting; Interpretation.

Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement. The words “made available to Parent” and words of similar import refer to documents (a) posted to the data room maintained by the Company or its Representatives in connection with the Transactions, (b) delivered in person or electronically to Parent, Merger Sub or any of their respective Representatives or (c) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least one Business Day prior to the date of this Agreement. Except as otherwise indicated, all references in this Agreement to “Articles,” “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Articles and Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive. The mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or a material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect. The information contained in the Company Disclosure Schedule is disclosed solely for purposes of this Agreement, and no information contained in the Company Disclosure Schedule shall be deemed to be an admission by the Company to any third party of any matter whatsoever (including any violation of Law or breach of Contract).

8.11 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery or any federal court sitting in the State of Delaware in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such courts, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such courts. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.11(c).

8.12 Counterparts.

This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

8.13 Specific Performance.

(a) The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (i) the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to specific performance of the terms hereof, including the right of a party to cause the other parties to consummate the Merger, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement to show proof of actual damages or to secure or post any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law. If a court of competent jurisdiction has declined to specifically enforce the obligations of Parent and Merger Sub to consummate the Mergers pursuant to a claim for specific performance brought against Parent and Merger Sub, and has instead granted an award of damages for such breach, the Company may enforce such award and accept damages for such breach on behalf of its shareholders. The Company’s or Parent’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach.

(b) Notwithstanding anything to the contrary in this Agreement, if prior to the Outside Date any party initiates a legal proceeding to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement, then the Outside Date will be automatically extended by (i) the amount of time during which such legal proceeding is pending plus 10 Business Days after the dismissal, settlement or entry of a final order with respect to such legal proceeding; or (ii) such other time period established by the court presiding over such legal proceeding.

(c) In the event that the conditions set forth in Section 6.3(a) and Section 6.3(c) were satisfied at the time that a legal proceeding was brought to seek specific performance of Parent’s or Merger Sub’s obligation to effect a Closing, Parent and Merger Sub shall not subsequently be permitted to assert the failure of such condition and Parent shall not be entitled to terminate this Agreement pursuant to Section 7.1(d).

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

AMETEK, Inc.

BY:	/s/ Robert S. Feit
Name: Robert S. Feit
Title: Sr. VP & General Counsel

MERGER SUB:

AMETEK TP, Inc.

BY:	/s/ Robert S. Feit
Name: Robert S. Feit
Title: Vice President

[Signature Page to Agreement and Plan of Merger]

THE COMPANY:

FARO Technologies, Inc.

BY:	/s/ Peter Lau
Name: Peter Lau
Title: President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Appendix B

May 5, 2025

The Board of Directors

FARO Technologies, Inc.

250 Technology Park

Lake Mary, FL 32746

Members of the Board of Directors:

We understand that FARO Technologies, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with AMETEK TP, Inc. (the “Merger Sub”), and AMETEK, Inc. (the “Acquiror”) (the “Transaction”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than Excluded Shares and Dissenting Shares (each, as defined in the Merger Agreement), will be converted into the right to receive $44.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

The Board of Directors of the Company (the “Board of Directors”) has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

(iii)	discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

(iv)	reviewed the reported prices and the historical trading activity of the Company Common Stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Transaction with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated May 5, 2025, of the Merger Agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and

The Board of Directors

FARO Technologies, Inc.

have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Transaction will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Transaction or reduce the contemplated benefits to the holders of the Company Common Stock of the Transaction. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the parties or the Transaction.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Transaction, including, without limitation, the structure or form of the Transaction, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Transaction as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Transaction. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Transaction, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Transaction. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the

The Board of Directors

FARO Technologies, Inc.

Transaction or as to the impact of the Transaction on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Transaction. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Acquiror and we have not received any compensation from the Acquiror during such period. We may provide financial advisory or other services to the Company and the Acquiror in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Transaction and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Acquiror.

Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Transaction.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Transaction is fair, from a financial point of view, to such holders.

Very truly yours,

EVERCORE GROUP L.L.C.

By:	/s/ Tom Stokes
Tom Stokes
Senior Managing Director

FARO TECHNOLOGIES, INC.

ATTN: MATTHEW HORWATH

125 TECHNOLOGY PARK

LAKE MARY, FL 32746

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [TBD], 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [TBD], 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V76013-TBD         KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FARO TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:		For	Against	Abstain
1.

To adopt and approve the Agreement and Plan of Merger, dated May 5, 2025 (as it may be amended from time to time, the “Merger Agreement”), by and among AMETEK, Inc., AMETEK TP, Inc. and FARO Technologies, Inc. (“FARO”), and the transactions contemplated thereby, including the merger.

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2.

To approve the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes to adopt and approve the Merger Agreement and the transactions contemplated thereby, including the merger, at the time of the special meeting.

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3.	To approve, on a non-binding, advisory basis, certain compensation that will or may become payable by FARO to its named executive officers in connection with the merger.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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V76014-TBD

FARO TECHNOLOGIES, INC.

Special Meeting of Shareholders

[TBD], 2025 [TBD] ET

This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) Yuval Wasserman, Chairman of the Board of Directors, and Matthew Horwath, Chief Financial Officer, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of Common Stock of FARO TECHNOLOGIES, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held in person at [TBD] at [TBD] ET on [TBD], 2025, and at any adjournment or postponement thereof, upon matters set forth in the Notice of Special Meeting of Shareholders and Proxy Statement dated [TBD], 2025, a copy of which has been received by the undersigned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations “FOR” Proposals 1, 2 and 3.

Continued and to be signed on reverse side